UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

SmartHeat Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
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(2)	Aggregate number of securities to which transaction applies:
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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(4)	Proposed maximum aggregate value of transaction:
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(5)	Total fee paid:
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☐	Fee paid previously with preliminary materials:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
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(2)	Form, Schedule or Registration Statement No.:
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(4)	Date Filed:
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Copies of all communications to:
Robert Newman, Esq.
Newman & Morrison LLP
44 Wall Street, 12th Floor
New York, NY  10005
Tel. (212) 248-1001    Fax: (212) 202-6055

SMARTHEAT INC.
c/o Huajun Ai: Corporate Secretary
A-1, 10, Street 7
Shenyang Economic and Technological Development Zone
Shenyang, China 110141

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE RECONVENED  ON APRIL 6, 2015

NOTICE IS HEREBY GIVEN that the Special Meeting of the Stockholders of SmartHeat Inc., a Nevada corporation (the “Company”), held on March 30, 2015, will be reconvened on April 6, 2015 at 4:00 pm local time at the Airport Club, Frankfurt Airport Center 1, Hugo-Eckener-Ring, 60549 Frankfurt am Main, Germany  for the purposes of considering and acting upon the following proposals:

1.
To authorize the sale of  shares (the “Stock Sale”) of certain subsidiaries of Company pursuant to the terms of a certain Equity Interest Purchase Agreement (the  “EIPA”) dated October 10, 2013, as amended and restated on November 28, 2014 and amended on  March 19, 2015 (the “Amended EIPA”), by and among Heat PHE, Inc. (“Heat PHE”), a Nevada corporation and wholly owned subsidiary of the Company, as Seller, and Hongjun Zhang, on behalf of all of several individuals ( “Buyers”) identified in Buyers’ Response to RFP submitted to the Company on September 10, 2013 and as revised and accepted by Company on September 23, 2013, as more fully described in the enclosed Proxy Statement;

2.	To consider and vote upon one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1;
3.	To transact such other business as may properly come before the Special Meeting.

Any action on the items of business described above may be considered at the Special Meeting at the time and on the date specified above or at any time and date to which the Special Meeting may be properly adjourned or postponed.

You are entitled to vote only if you were a SmartHeat stockholder as of the close of business on December 15, 2014(the “Record Date”). You are entitled to attend the Special Meeting only if you were a SmartHeat stockholder as of the close of business on the Record Date or hold a valid proxy for the Special Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker, bank, trustee, or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee, or similar evidence of ownership.

If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Special Meeting. For security reasons, you and your bags will be subject to search prior to your admittance to the meeting. Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card if you requested to receive printed proxy materials, or, if you vote by telephone or over the Internet, by indicating your plans when prompted.

The Special Meeting will reconvene and continued on April 6, 2015 promptly at 4:00 pm (local time). Check-in will begin at 3:30 pm (local time), and you should allow ample time for the check-in procedures.

Your vote is very important. Whether or not you plan to attend the Special Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials (Notice) you received in the mail, the section entitled Questions and Answers About the Proxy Materials and the Special Meeting beginning on page 13 of this Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

By Order of the Board of Directors,

Mr. Oliver Bialowons
Director and President

This notice of Special Meeting and Proxy Statement and form of proxy are being distributed and made available on or about _________ __, 2015.

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS
TO BE RECONVENED  ON APRIL 6, 2015

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Smartheat Inc. (“Smartheat”, the “Company”, “us”, “our”, or “we”) for use at the Special Meeting of Stockholders to be reconvened on April 6, 2015, 4:00 pm local time at the Airport Club, Frankfurt Airport Center 1, Hugo-Eckener-Ring, 60549 Frankfurt am Main, Germany  (the “Special Meeting”), including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting and Proxy.

The address and telephone number of the Company are c/o the Corporate Secretary who maintains the Company’s corporate records at:

A-1, 10, Street 7
Shenyang Economic and Technological Development Zone
Shenyang, China 110141
+86 (24) 2519-7699

The Proxy Statement and form of proxy are being distributed and made available on or about _________ __, 2015.

The costs of preparing, assembling and mailing this Proxy Statement and the other material enclosed and all clerical and other expenses of solicitation will be paid by Smartheat. In addition to the solicitation of proxies by use of the mails, directors, officers and employees of Smartheat, without receiving additional compensation, may solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. Smartheat also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by such custodians and will reimburse such custodians for their expenses in forwarding soliciting materials.

Neither the United States Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the EIPA or the Amended EIPApassed upon the merits or fairness of the transactions contemplated thereby or passed upon the adequacy or accuracy of the disclosure in this Proxy Statement. Any representation to the contrary is a criminal offense.

GENERAL INFORMATION – THE SPECIAL MEETING OF STOCKHOLDERS

General

The enclosed proxy is solicited on behalf of the Board of Directors of Company for use at the Special Meeting to be held at 4:00 pm local time at the Airport Club, Frankfurt Airport Center 1, Hugo-Eckener-Ring, 60549 Frankfurt am Main, Germany on April 6, 2015.

The Company maintains its corporate records at the office of its Secretary located at A-1, 10, Street 7,Shenyang Economic and Technological Development Zone, Shenyang, China 110141, phone number +86 (24) 2519-7699.

This Proxy Statement and the accompanying proxy card will first made available on or about _________ __, 2015 to all stockholders entitled to vote at the Special Meeting.

Outstanding Stock and Voting Rights

Only stockholders of record at the close of business on December 15, 2014 (the “Record Date”) are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were issued and outstanding 6,783,399 shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), the Company’s only outstanding class of voting securities. Each share of Common Stock entitles the holder thereof to cast one vote on each matter submitted to a vote at the Special Meeting.

Voting Procedures; Quorum

At the Special Meeting, provided a quorum is present, the approval of the Stock Sale pursuant to the Amended EIPA requires the affirmative vote of a majority of the shares of the Common Stock outstanding at the close of business on the Record Date.

The approval of necessary adjournments requires the affirmative vote of a majority of the shares of the Company's Common Stock present in person or by proxy and entitled to vote at the Special Meeting.

As of the Record Date, the directors and executive officers of the Company and their affiliates owned approximately 4.4 % of the shares entitled to vote at the Special Meeting.

All other matters to come before the Special Meeting will be decided by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote on the matter presented in person or by proxy, provided a quorum is present. A quorum is present if at least a majority of the shares of Common Stock outstanding as of the Record Date are present in person or represented by proxy at the Special Meeting. It is currently anticipated that votes will be counted and certified by an Inspector of Election (the “Inspector”) who is expected to be either an officer of the Company or its counsel. In accordance with Nevada law, abstentions will be treated as present for purposes of determining the presence of a quorum.

The Inspector will treat shares that are voted WITHHELD or ABSTAIN as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Special Meeting in accordance with the instructions of the stockholder. If no specific instructions are given on such proxies, the shares will be voted:

•	FOR the approval of the Stock Sale;
•	FOR the approval of one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1; and
•
Upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof in the discretion of the proxies, but will not be voted other than as provided for the matters set forth above.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. All of the matters scheduled to be voted on at the Special Meeting are “non-routine.” In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

Abstentions are considered votes cast and thus will have the same effect as votes “Against” each of the matters scheduled to be voted on at the Special Meeting.

Proposal 1. Stock Sale:  A properly executed ballot marked ABSTAIN with respect to this proposal will not be counted, although it will be counted for purposes of determining whether there is a quorum. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated. Broker non-votes also have the same effect as a vote against this proposal.

Proposal 2. Approval of Possible Adjournments of the Special Meeting: A properly executed ballot marked ABSTAIN with respect to this proposal will not be counted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions are not considered votes cast, they will have no effect on the outcome of this proposal. Brokers have discretion to vote on behalf of beneficial owners with respect to this proposal; as a result, there will be no “broker non-votes” on this item.

Other than the relationship of Proposal 2 to Proposal 1 as described herein, none of the proposals is conditioned on the outcome of any other proposal.

Revocability of Proxies

The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date. Any stockholder who has executed a proxy but is present at the Special Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Special Meeting and not revoked at or prior to the Special Meeting, will be voted at the Special Meeting.

The entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy and any additional soliciting material furnished to stockholders, will be borne by the Company. Arrangements will be made with brokerage houses, banks and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and the Company expects to reimburse such persons for their reasonable out-of-pocket expenses. Proxies may also be solicited by directors, officers or employees of the Company in person or by telephone, telegram or other means. No additional compensation will be paid to such individuals for these services.

Solicitation of Proxies

The Company will bear the entire cost of soliciting proxies from its stockholders. In addition to solicitation of proxies by mail, the Company will request that banks, brokers, and other record holders send proxies and proxy material to the beneficial owners of the Company's Common Stock and secure their voting instructions. The Company will reimburse the record holders for their reasonable expenses in taking those actions. If necessary, the Company may use several of its regular employees, who will not be specially compensated, to solicit proxies from the Company's stockholders, either personally or by telephone, facsimile, letter or other electronic means.

Voting

Each stockholder is entitled to one vote for each share held on the close of business on the Record Date, on each matter properly submitted for the vote of stockholders at the Special Meeting. The right to vote is exercisable, in person or by properly executed proxy as described further below.

If you are a stockholder of record as of the Record Date, you may vote in person at the Special Meeting or vote by proxy using the proxy card. Whether or not you plan to attend the Special Meeting, the Company urges you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote in person if you have already voted by proxy. To vote in person, you may come to the Special Meeting and the Company will give you a ballot when you arrive. To vote using the proxy card, simply complete, sign and date the proxy card (which is enclosed if you received this Proxy Statement by mail or that you may request or that the Company may elect to deliver at a later time), and return it promptly in the envelope provided. If you return your signed proxy card to the Company before the Special Meeting, the Company will vote your shares as you direct.

For Shares Registered in the Name of a Broker or Bank

Most beneficial owners whose stock is held in street name receive instructions for granting proxies from their banks, brokers or other agents, rather than the Company’s proxy card. If your shares are held in an account with a broker or bank please follow the instructions provided by such broker or bank.

Fairness Opinion

A fairness opinion regarding the proposed Stock Sale will not be completed and available for review by stockholders prior to the stockholder  meeting and vote. As a condition of the completion of the transaction, a fairness opinion is required to be delivered to the Company to the effect that the sale of the remaining 60% of the Target Companies (constituting all of our remaining equity interests in the Target Companies) is fair to the stockholders of the Company from a financial point of view.

MATTERS BEING SUBMITTED TO A VOTE OF SMARTHEAT’S STOCKHOLDERS

Proposal 1: Stock Sale

At the Special Meeting, Company stockholders will be asked to approve the Stock Sale.

The terms of, reasons for and other aspects of the Stock Sale are described in detail in the other sections in this Proxy Statement.

You should note that the Company is seeking approval of the Stock Sale because such Stock Sale might be deemed under Nevada law to be a sale of substantially all of the Company’s assets. If stockholders do not approve the Stock Sale, or if the Stock Sale does not otherwise close, the Company may continue to explore additional alternatives to the Stock Sale or resubmit the Stock Sale in the same or revised form to the stockholders for approval at a future date.

The Buyers consist of a group of 25 natural persons, all of whom are P.R.C. citizens, including Wen Sha, Jun Wang and Xudong Wang, managers of the Company’s subsidiaries engaged in the PHE segment of its business, and Huajun Ai and Yingkai Wang, the Company’s Corporate Secretary and Acting Chief Accountant, respectively. Huajun Ai, Wen Sha, Jun Wang and Xudong Wang are also principals in Northtech Holdings Inc.  See the section captioned “Interests of Certain Persons in the Stock Sale”.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THAT COMPANY STOCKHOLDERS VOTE FOR  PROPOSAL 1 TO APPROVE THE STOCK SALE.

Proposal 2: Approval of Possible Adjournments of the Special Meeting

If the Company fails to receive a sufficient number of votes to approve Proposal 1 at the Special Meeting, the Company may propose to adjourn the Special Meeting on one or more occasions, each for a period of not more than 30 days, for the purpose of soliciting additional proxies to approve Proposal 1. The Company currently does not intend to propose adjournment at the Special Meeting if there are sufficient votes to approve Proposal 1.

You should note that in the absence of a quorum of shares present in person or represented by proxy at the meeting, the bylaws of the Company, as amended (the “Bylaws”) provide that the chairperson of the meeting may adjourn the meeting. The presentation of this Proposal 2 to the stockholders of the Company is not intended to, and does not, prevent the chairperson of the meeting from adjourning the Special Meeting in the manner set forth in the Company’s Bylaws under such circumstances. In addition, this Proposal 2 does not prevent the meeting from otherwise being adjourned or postponed in accordance with the requirements of the Nevada Revised Statutes, our Articles of Incorporation or the Bylaws of the Company.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THAT COMPANY STOCKHOLDERS VOTE FOR  PROPOSAL 2 TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL 1.

 SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this Proxy Statement and may not contain all of the information that is important to you. You should read carefully this entire Proxy Statement and the documents referred to in this Proxy Statement for a more complete description of the matters on which you are being asked to vote. A copy of the EIPA and Amended EIPA, are attached respectively as  Annex A  and  Annex B  to this Proxy Statement. You are encouraged to read the Amended EIPA as it is the legal document that governs the Stock Sale. This summary is qualified in its entirety by the Amended EIPA and the more detailed information appearing elsewhere in this document. This summary includes page references in parentheses to direct you to a more complete description of the topics presented in this summary.

The Company

SmartHeat, Inc.

We are a U.S. holding company with no material assets other than the ownership interests through our subsidiaries Heat PHE and Heat HP of our foreign subsidiaries that design, manufacture and sell plate heating equipment (PHEs) and heat pumps (HPs) in the People’s Republic of China (“PRC”) and Germany.

Heat PHE

Heat PHE was formed in Nevada on August 23, 2013 and is our wholly owned subsidiary and, at that time, we entered into an assignment agreement (“PHE Assignment Agreement”) with Heat PHE to reorganize the business into a separate segment holding those subsidiaries that operated in the plate heating equipment, meters and related products.

Under the PHE Assignment Agreement, the Company agreed to transfer, and in the case of indirectly owned subsidiaries, cause to be transferred, to Heat PHE the following subsidiaries of the Company:

SmartHeat Taiyu (Shenyang) Energy Technology Co., Ltd.
SanDeKe Co., Ltd.
SmartHeat (Shenyang) Energy Equipment Co., Ltd.
SmartHeat Siping Beifang Energy Technology Co., Ltd.
Hohhot Ruicheng Technology Co., Ltd.

As of December 31, 2014, our Heat PHE subsidiaries contain approximately 92.21% of the assets and approximately 86.81% of the liabilities of the Company, excluding the inter-segment transactions.

A PHE is a device that transfers heat from one fluid to another fluid across large metal plates. PHE products are used in the industrial, residential and commercial sectors to make energy use more efficient and to reduce pollution by reducing the need for coal fired boilers. The subsidiaries of Heat PHE design, manufacture, sell and service PHEs, PHE Units, which combine PHEs with various pumps, temperature sensors, valves and automated control systems, heat meters and heat pumps for use in commercial and residential buildings. They also design, manufacture and sell spiral heat exchangers and tube heat exchangers. Their products and used in a variety of industrial processes where heat transfer is required.  Applications include energy conversion for heating, ventilation and air conditioning, and industrial use in petroleum refining, petrochemicals, metallurgy, food and beverage and chemical processing. The subsidiaries of Heat PHE sell their products under the SmartHeat and Taiyu brand names and also sell PHEs under the Sondex brand name as an authorized dealer of Sondex PHEs in China .

Heat HP

Our wholly owned subsidiary Heat HP holds those subsidiaries that manufacture and distribute heat pumps and related products.

Heat HP was formed in Nevada on August 23, 2013 and is our wholly owned subsidiary and, at that time, we entered into an assignment agreement (“HP Assignment Agreement”) with Heat HP to reorganize the business into a separate segment holding those subsidiaries that operated in the heat pump related products.  Under the HP Assignment Agreement, the Company agreed to transfer, and in the case of indirectly owned subsidiaries, cause to be transferred, to Heat HP the following subsidiaries of the Company:

SmartHeat (China) Investment Co., Ltd.
SmartHeat (Shenyang) Heat Pump Technology Co., Ltd.
SmartHeat Deutschland GmbH
SmartHeat (Shanghai) Trading Co., Ltd.
Beijing SmartHeat Jinhui Energy Technology Co., Ltd.

As of December 31, 2014, our Heat HP subsidiaries contain approximately 6.73% of the assets and approximately 5.54% of the liabilities of the Company, excluding the inter-segment transactions.

Our heat pump systems provide heating, cooling and hot water for residential and commercial buildings and process heat for industrial applications by moving heat between two locations using small amounts of electricity. In a typical system, heat pumps draw heat from outside air or ground to warm the inside of a home or office building. Many heat pumps have reversible cycles, too, using the same system to cool the inside of a building by transferring heat outside. Heat pumps replace conventional energy sources such as oil, gas and coal with the energy stored in water, soil and air or heat recovered from wastewater or exhaust air. By transferring heat between locations, rather than burning fuel to create a heat source, heat pumps are extremely efficient energy transfer systems. Commercial users install heat pump systems not only to reduce energy consumption but also carbon dioxide, or CO2, emissions, a trend that is encouraged by policymakers in China. The advantages of heat pumps in terms of energy efficiency, operating cost, CO2 emission reduction and their ability to provide heating and cooling in one machine has made them the leading energy source for new buildings in Germany and Austria, and has replaced conventional fossil fuel based technology in these countries to a large degree. As the PRC government continues to focus on emissions reduction and energy conservation, we believe there are opportunities for incremental growth in the rapidly growing heat pump market in China. We also anticipate expanding sales of heat pumps manufactured in China under EU design standards to the European market. Heat pumps accounted for 13% and 12% of our sales in 2013 and 2012, respectively.

If the Stock Sale is consummated, we will continue to own Heat PHE and Heat HP and, indirectly, their respective remaining subsidiaries:

Subsidiaries of Heat HP Inc. are:

SmartHeat (China) Investment Co., Ltd.
SmartHeat (Shenyang) Heat Pump Technology Co., Ltd.
SmartHeat Deutschland GmbH
SmartHeat (Shanghai) Trading Co., Ltd.
Beijing SmartHeat Jinhui Energy Technology Co., Ltd.

Subsidiaries of Heat PHE Inc. after the Stock Sale are:

SanDeKe Co., Ltd.
SmartHeat Heat Exchange Equipment Co., Ltd.

Subsidiaries of Heat PHE Inc. that are being sold pursuant to the Amended EIPA in connection with the Stock Sale (the “Target Companies”) are:

SmartHeat Taiyu (Shenyang) Energy;
SmartHeat Siping Beifang Energy Technology Co., Ltd.;
SmartHeat (Shenyang Energy Equipment) Co. Ltd.;
Hohot Ruicheng Technology Co., Ltd.; and
Urumchi XinRui Technology Limited Liability Company

Seller:

Heat PHE Inc.
A-1, 10, Street 7
Shenyang Economic and Technological Development Zone
Shenyang, China 110141
+86 (24) 2519-7699

Buyers:

The Buyers consist of a group of 25 natural persons, all of whom are P.R.C. citizens, including Wen Sha, Jun Wang and Xudong Wang, managers of the Company’s subsidiaries engaged in the PHE segment of its business, and Huajuan Ai and Yingkai Wang, the Company’s Corporate Secretary and Acting Chief Accountant, respectively.  Huajuan Ai, Wen Sha, Jun Wang and Xudong Wang are also stockholders in Northtech Holdings Inc.

Principal Provisions of the Amended and Restated Equity Interest Purchase Agreement (page___ and Annex B)

Under the terms of the EIPA, Buyers purchased 40% of Heat PHE’s equity interests in the Target Companies.  The purchase price was RMB 5,000,000, which was paid at the closing on December 30, 2013.

On November 28, 2014, Heat PHE entered into an Amended EIPA which amended the EIPA. Under the terms of the Amended EIPA Buyers have agreed to purchase the remaining 60% of Target Companies (constituting all of our remaining equity interests in the Target Companies). The purchase price for the remaining 60% consists of: (i) consideration of RMB 8,500,000 and (ii) the forgiveness of all net indebtedness owing to Target Companies by SmartHeat and each of its other subsidiaries as of December 31, 2014 which was $8.79 million as of December 31, 2014.

The effectiveness of the transaction is subject to the following conditions: (i) approval of its stockholders and (ii) receipt by the Board of Directors of the Company of an opinion that the Stock Sale is fair to the stockholders of SmartHeat from a financial point of view. The parties will execute a mutual release to be effective as of the Closing which will provide, in part, for the Target Companies to forgive all net indebtedness from SmartHeat and all of its other subsidiaries owing to the Target Companies as of the effective date of the Closing. On December 24, 2014, the consideration and all documents were deposited into escrow and will be released when the conditions have been satisfied; provided that if the conditions are not satisfied on or before March 31, 2015, either party may terminate the Amended EIPA and the funds and documents will be returned to the depositing party. On March 19, 2015 the Amended EIPA was amended to extend the termination date to April 15, 2015.

Following the Stock Sale, Company’s Board of Directors plans to explore strategic alternatives to deploy the proceeds of the Stock Sale, which may include repayment of indebtedness, expansion of our heat pump business in the United States, Europe and China, future acquisitions, a merger or joint ventures with another company, or other actions to redeploy capital. It is unlikely, however, that the Company will make a distribution of cash to our stockholders.

A copy of the EIPA and the Amended EIPA are attached respectively as Annex A and Annex B to this Proxy Statement. The description of the Amended EIPA herein is qualified in its entirety by reference to the Amended EIPA. We encourage you to read the Amended EIPA in its entirety.

The Stock Sale will result in an expected a loss of $35.27 million from the 100% equity interest sale of the sold entities consisting of a $44.06 million loss on sale resulting from the difference of the total selling price and the net assets of sold entities, netted with the $8.79 million due to the forgiveness of all net indebtedness owing to the Target Companies by SmartHeat and each of its other subsidiaries. The Company determined that the restated carrying values of the assets and liabilities being sold are appropriate and comply with GAAP.  Please refer to Footnotes 1 and 2 on pages F- 8 and F- 9, F-27 and F-30.

Reasons for the Stock Sale (page __)

The Company’s Board of Directors determined that the terms of the Amended EIPA and the transactions contemplated by the Amended EIPA, including without limitation, the sale of the remaining 60% of our equity interest in Target Companies are advisable and in the best interests of the Company and its stockholders, and has approved the Stock Sale and the transactions contemplated by the Amended EIPA.

Both positive and negative factors, together with the background of the transaction set forth below, comprise the Board of Directors’ material considerations in entering into the Amended EIPA. The principal negative factors considered by the Board of Directors was that the Company would be required by generally accepted accounting principles to recognize a substantial loss resulting from the difference between the values at which the net assets of the Target Companies were recorded on the books of the Target Companies and the consideration which the Company would receive. This expected one-time net loss, as of December 31, 2014, was approximately $35.27 million.  For a description of the other factors that the Board of Directors considered in entering into the Amended EIPA, please see the discussion below under the heading “The Stock Sale.”

Use of Proceeds (page __)

A subsidiary of Heat PHE, and not the Company’s stockholders, will receive all of the net proceeds from the Stock Sale. Following the Stock Sale, the Company’s Board of Directors plans to explore strategic alternatives to deploy the proceeds of the Stock Sale, which may include repayment of indebtedness, expansion of our heat pump business in the United States, Europe and China, future acquisitions, a merger or joint venture with another company, or other actions to redeploy capital. It is unlikely, however, that the Company will make a distribution of cash to our stockholders.

Although the Board of Directors and management have had preliminary discussions regarding potential uses of our capital following the Stock Sale, the Board of Directors intends to continue to review anticipated liabilities and potential strategic uses of capital in connection with the continuation of the Company as a going concern. Factors considered by the Board of Directors in reaching this determination are stated below under the heading “The Stock Sale - - Reasons for the Stock Sale.”  Accordingly, we cannot specify with certainty the amount of net proceeds, if any, we will use for any particular use or the timing in respect thereof. Consequently, you should not vote in favor of the Stock Sale based upon any assumptions regarding the amount or timing of any potential usages of capital or distributions to stockholders.

The Buyers and the Company have agreed in the Amended EIPA to provide relief of all of the intercompany debt of Heat HP as of December 31, 2014 which was $8.79 million as of December 31, 2014.

Recommendations to the Company’s Stockholders (page __)

The Company’s Board of Directors has determined that the sale of substantially all of the Company’s assets pursuant to the Stock Sale is advisable in the best interests of the Company and the Company’s stockholders.  Factors considered by the Board of Directors in reaching this determination are stated below under the heading "The Stock Sale -- Reasons for the Stock Sale."  The Company’s Board of Directors has approved the Stock Sale, and recommends that the stockholders of the Company vote in favor of the Amended EIPA and the transactions contemplated by the Amended EIPA, and in favor of any necessary adjournments. Certain of the Company’s former officers, who are significant stockholders, have interests in the Stock Sale that are different from the other holders of the shares of the Company’s Common Stock. See the section captioned “Interests of Certain Persons in the Stock Sale”.

Conditions to the Stock Sale (page __)

The obligations of each of Buyers and Heat PHE for the effectiveness of the Stock Sale require the satisfaction of specified conditions set forth in the Amended EIPA, including the approval of the Amended EIPA and related agreements by Company’s stockholders holding a majority of the outstanding shares of Common Stock and receipt by the Board of Directors of the Company of an opinion that the purchase and sale transaction is fair to the stockholders of SmartHeat from a financial point of view. For a description of the closing conditions, please see the discussion below under the headings “Principal Provisions of the Equity Interest Purchase Agreement.”

Interests of Certain Persons in the Stock Sale (page __)

Buyers consist of a group of 25 natural persons, all of whom are P.R.C. citizens, including Wen Sha, Jun Wang and Xudong Wang, managers of the Company’s subsidiaries engaged in the PHE segment of its business, and Huajun Ai and Yingkai Wang, the Company’s Corporate Secretary and Acting Chief Accountant, respectively. Huajun Ai, Wen Sha, Jun Wang and Xudong Wang are also principals in Northtech Holdings Inc.

Risk Factors (page __)

In evaluating the Stock Sale, in addition to the other information contained in this Proxy Statement, you should carefully consider the risk factors relating to the Stock Sale and our Company discussed herein.

RISK FACTORS

When you decide whether to vote for approval of the Stock Sale, you should consider the following factors in conjunction with the other information included in this Proxy Statement. We also ask you to refer to the risk factors set forth in our 2013 Annual Report on Form 10-K, as amended, which are incorporated by reference herein.

If the Stock Sale is not consummated, we will continue to seek other financing alternatives and operate for as long as possible.

If the Stock Sale is not consummated we will continue to seek additional financing option and operate for as long as possible. If we are unable to find alternatives to finance and expand our PHE segment and we continue to operate at a loss we will need to consider options in bankruptcy as we will have not enough operating cash to continue our business.

We cannot be sure if or when the Stock Sale will be completed.

The effectiveness  of the Stock Sale is subject to the satisfaction or waiver of various conditions, including the authorization of the Stock Sale by our stockholders and receipt of a fairness opinion to the effect that the sale of the remaining 60% of the Target Companies (constituting all of our remaining equity interests in the Target Companies) is fair to the stockholders of the Company from a financial point of view. We cannot guarantee that the conditions set forth in the Amended EIPA will be satisfied. If we are unable to satisfy such conditions in the Buyer’s favor or if other mutual conditions are not satisfied, the Stock Sale will not be complete.

If the Stock Sale is not completed, our board of directors, in discharging its fiduciary obligations to our stockholders, will evaluate other strategic alternatives that may be available. Such other strategic alternatives may not be as favorable to our stockholders as the Stock Sale. Any future sale of substantially all of our assets or other transactions may be subject to further stockholder approval.

While the Stock Sale is pending, it creates uncertainty about our future that could have a material adverse effect on our business, financial condition and results of operations.

While the Stock Sale is pending, it creates uncertainty about our future. As a result of this uncertainty, our current or potential business partners may decide to delay, defer or cancel entering into new business arrangements with us pending completion or termination of the Stock Sale. In addition, while the Stock Sale is pending, we are subject to a number of risks, including:

• the diversion of management and employee attention from our day-to-day business;
• the potential disruption to business partners and other service providers; and
• the possible inability to respond effectively to competitive pressures, industry developments and future opportunities.

The occurrence of any of these events individually or in combination could have a material adverse effect on our business, financial condition and results of operation.

In addition, pending the completion of the Stock Sale, we may be unable to attract and retain key personnel and our management’s focus and attention and employee resources may be diverted from operational matters during the pendency of the Stock Sale.

In the event that the Stock Sale is not completed, the announcement of the termination of the Amended EIPA may also adversely affect the trading price of our Common Stock, our business or our relationships with lenders, customers, suppliers and employees.

Our former officers and current executive officers and managers of the Company’s subsidiaries have interests in the Stock Sale other than, or in addition to, the interests of our stockholders generally.

Buyers consist of a group of 25 natural persons, all of whom are P.R.C. citizens, including Wen Sha, Jun Wang and Xudong Wang, managers of the Company’s subsidiaries engaged in the PHE segment of its business, and Huajun Ai and Yingkai Wang, the Company’s Corporate Secretary and Acting Chief Accountant, respectively. Huajun Ai, Wen Sha, Jun Wang and Xudong Wang are also principals in Northtech Holdings Inc. Our board of directors was aware of these interests and considered them, among other matters, in approving the Amended EIPA.

We will continue to incur the expenses of complying with public company reporting requirements following the closing of the Stock Sale.

After the Stock Sale, we will continue to be required to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), even though compliance with such reporting requirements is economically burdensome.

If the Stock Sale is not completed and the Amended EIPA is terminated, there may not be any other offers from potential acquirers.

If the Stock Sale is not completed and the Amended EIPA is terminated, we may seek another purchaser for our assets. There can be no assurances that we would be able to enter into meaningful discussions or to otherwise complete any transaction with any other party who may have an interest in purchasing our assets on terms acceptable to us. Additionally, the inability to complete the Stock Sale could make potential acquirers more reluctant to engage in a transaction with us.

We may be exposed to litigation related to the Stock Sale from the holders of our Common Stock.

Transactions such as the Stock Sale are often subject to lawsuits by stockholders. Because the holders of our Common Stock will not receive any consideration from the Stock Sale, it is possible that they may sue the Company or its board of directors.

We will incur a substantial one-time loss for financial reporting purposes as a result of the Stock Sale.

The Stock Sale will result in an expected a loss of  $35.27 million from the 100% equity interest sale of the sold entities consisting of a $44.06 million loss on sale resulting from the difference of the total selling price and the net assets of sold entities, netted with the $8.79 million due to the forgiveness of all net indebtedness owing to the Target Companies by SmartHeat and each of its other subsidiaries. The Company determined that the restated carrying values of the assets and liabilities being sold are appropriate and comply with GAAP. Please refer to Footnotes 1 and 2 on pages F- 8 and F- 9, F-27 and F-30  and Principal Provisions of the Amended and Restated Equity Interest Purchase Agreement beginning on page [__]

We will incur significant expenses in connection with the Stock Sale.

We expect to pay legal fees, accounting fees and proxy filing costs whether or not the Stock Sale closes. Any significant expenses or payment obligations incurred by us in connection with the Stock Sale could adversely affect our financial condition and cash position.

The Company’s stockholders will not receive any of the proceeds of the Stock Sale.

If the Stock Sale is consummated, the cash purchase price will be paid directly to a subsidiary of Heat PHE located in China.  None of the net proceeds of the purchase price will be received by the Company’s stockholders, unless the Board of Directors ultimately proposes a distribution to the stockholders.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE SPECIAL MEETING

Q: Why am I receiving these materials?

A: Our Board of Directors has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at the Special Meeting of Stockholders, which will take place on April 6, 2015, at 4:00 pm local time at the Airport Club, Frankfurt Airport Center 1, Hugo-Eckener-Ring, 60549 Frankfurt am Main, Germany. As a stockholder, you are invited to attend the Special Meeting and are requested to vote on the items of business described in this Proxy Statement.

Q: What information is contained in this Proxy Statement?

A: The information in this Proxy Statement relates to the proposals to be voted on at the Special Meeting, the voting process, the compensation of our directors and most highly paid executive officers, corporate governance, and certain other required information.

Q: What items of business will be voted on at the Special Meeting?

A: The items of business scheduled to be voted on at the Special Meeting are:

1.	To authorize the Stock Sale, which might be deemed under Nevada law to be the sale of substantially all the assets of the Company;
2.	To consider and vote upon one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1;

3.	To transact such other business as may properly come before the Special Meeting.

Q: How does the Board of Directors recommend that I vote?

A: Our Board of Directors recommends that you vote your shares “For” each of the 3 proposals scheduled to be voted upon at the Special Meeting.

Q: Will the Company Provide the Stockholders a Copy of the Fairness Opinion Prior to the Vote?

A: A fairness opinion regarding the proposed Stock Sale will not be completed and available for review by stockholders prior to the shareholder meeting and vote. As a condition of the effectiveness of the transaction, the Company must receive a fairness opinion to the effect that the sale of the remaining 60% of the Target Companies (constituting all of our remaining equity interests in the Target Companies) is fair to the stockholders of the Company from a financial point of view.

Q: What shares can I vote?

A: Each share of SmartHeat Common Stock issued and outstanding as of the close of business on the Record Date for the Special Meeting of Stockholders is entitled to be voted on all items being voted on at the Special Meeting. You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee. On the Record Date we had 6,783,399 shares of Common Stock issued and outstanding.

Q: How many votes am I entitled to per share?

A: Each holder is entitled to one vote for each share of Common Stock held as of the Record Date.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Most SmartHeat stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Interwest Transfer Company, Inc., you are considered, with respect to those shares, the  stockholder of record,  and the Notice was sent directly to you by SmartHeat. As the  stockholder of record,  you have the right to grant your voting proxy directly to SmartHeat or to vote in person at the Special Meeting. If you requested to receive printed proxy materials, SmartHeat has enclosed or sent a proxy card for you to use. You may also vote on the Internet or by telephone, as described in the Notice and below under the heading “How can I vote my shares without attending the Special Meeting?”

Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization, like the vast majority of our stockholders, you are considered the  beneficial owner  of shares held  in street name,  and the Notice was forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Special Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting. If you do not wish to vote in person or you will not be attending the Special Meeting, you may vote by proxy. You may vote by proxy over the Internet or by telephone, as described in the Notice and below under the heading “How can I vote my shares without attending the Special Meeting?”

Q: How can I contact SmartHeat’s transfer agent?

A: Contact our transfer agent by either writing to Interwest Transfer Company, Inc., 1981 Murray Holladay Road, Suite 100, Salt Lake City, UT 84117, or by telephoning 801-272-9294.

Q: How can I attend the Special Meeting?

A: You are entitled to attend the Special Meeting only if you were a SmartHeat stockholder as of the Record Date or you hold a valid proxy for the Special Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You must present photo identification for admittance. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you must also provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership.

If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Special Meeting. For security reasons, you and your bags will be subject to search prior to your admittance to the meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card, or, if you vote by telephone or Internet, by indicating your plans when prompted.

The meeting will continue promptly at 4:00 pm (Local time) on April 6, 2015. Check-in will begin at 3:30 pm (Local time), and you should allow ample time for the check-in procedures.

Q: How can I vote my shares in person at the Special Meeting?

A: Shares held in your name as the stockholder of record may be voted by you in person at the Special Meeting. Shares held beneficially in street name may be voted by you in person at the Special Meeting only if you obtain a legal proxy from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Special Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q: How can I vote my shares without attending the Special Meeting?

A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Special Meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the Internet by following the instructions provided in the Notice, or, by following the voting instruction card provided to you by your broker, bank, trustee, or nominee.

Q: Can I change my vote or revoke my proxy?

A: You may change your vote at any time prior to the taking of the vote at the Special Meeting. If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to SmartHeat’s Corporate Secretary at A-1, 10, Street 7, Shenyang Economic and Technological Development Zone, Shenyang China 110141, prior to your shares being voted, or (3) attending the Special Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Special Meeting and voting in person.

Q: Is my vote confidential?

A: Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within SmartHeat or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to SmartHeat management.

Q: How many shares must be present or represented to conduct business at the Special Meeting?

A: The quorum requirement for holding the Special Meeting and transacting business is that a majority of the voting power of the issued and outstanding Common Stock of SmartHeat as of the Record Date must be present in person or represented by proxy. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.

Q: How are votes counted?

A:  For all items of business, you may vote “For,” “Against,” or “Abstain.” If you elect to “Abstain,” the abstention has the same effect as a vote “Against.”

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are indicated, the shares will be voted as recommended by the Board of Directors.

Q: What is the voting requirement to approve each of the proposals?

A: For Proposals 2 and 3, the affirmative “For” vote of a majority of those shares present in person or represented by proxy and entitled to vote on them at the Special Meeting is required for approval.

For Proposal 1, the affirmative vote of a majority of share outstanding is required. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. All of the matters scheduled to be voted on at the Special Meeting are “non-routine.”  In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

Abstentions are considered votes cast and thus will have the same effect as votes “Against” each of the matters scheduled to be voted on at the Special Meeting.

Q: What happens if additional matters are presented at the Special Meeting?

A: Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Special Meeting. If you grant a proxy, the person named as proxy holder, Huajun Ai, Oliver Bialowons, and either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Q: Who will serve as inspector of elections?

A: The inspector of elections will be either the Company’s counsel or an officer of the Company.

Q: Who will bear the cost of soliciting votes for the Special Meeting?

A: SmartHeat will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and personnel, who will not receive any additional compensation for such solicitation activities.

Q: Where can I find the voting results of the Special Meeting?

A: We will disclose voting results on a Form 8-K filed with the SEC within four business days after the Special Meeting, which will also be available on our website.

QUESTIONS AND ANSWERS ABOUT THE STOCK SALE

Q: WHY IS SMARTHEAT PROPOSING TO ENTER INTO THE STOCK SALE?

A: After due consideration of all other alternatives reasonably available to the Company, the Board of Directors concluded that the completion of the Stock Sale was the best alternative improve the financial position and operating results of the Company.  The Company requires significant additional funds and cash flow to pay creditors and to support its operations. Despite multiple efforts, the Company has been unable to obtain capital resources under its current circumstances.  The Company has not been able to attract purchasers for its Heat HP segment that would generate sufficient funds to supply additional cash flow to support the Heat PHE operations. However, the Stock Sale substantially eliminates our losses from Heat PHE operations and strengthens our balance sheet. .

Following the Stock Sale, the Company’s Board of Directors plans to explore strategic alternatives to deploy the proceeds of the Stock Sale, which may include repayment of indebtedness, expansion of its Heat HP heat pump products into markets located in the United States, China and Europe, future acquisitions, a merger or joint venture with another company, or other actions to redeploy capital. It is unlikely, however, that the Company will make a distribution of cash to our stockholders.  Buyers and Company agreed to amend the EIPA to provide for, in part, relief of all of the intercompany debt of Heat HP which was $8.79 million as of December 31, 2014 and to provide for the payment of the full purchase price at the closing. Such amendment has the effect of significantly improving the Company’s balance sheet.

Q: WHAT WILL SMARTHEAT RECEIVE FOR THE STOCK BEING SOLD IN THE STOCK SALE?

A: Pursuant to the terms of the EIPA, Buyers purchased 40% of the Company’s equity interests in Target Companies for RMB 5,000,000 (which was paid on December 30, 2013). The sale of the Company's remaining interest in Target Companies is expected to result in cash proceeds to the Company of an additional RMB 8,500,000 plus the release and discharge of all net indebtedness owing by the Company and its subsidiaries to the Target Companies as of December 31, 2014, which was $8.79 million as of December 31, 2014. A subsidiary of Heat PHE located in China received the proceeds of the Stock Sale.

 Q: WHAT HAPPENS IF THE EQUITY INTEREST SALE IS NOT COMPLETED?

A: As a condition to closing of Buyers’ purchase of the remaining 60% equity interest (constituting all of our remaining equity interests in Target Companies), approval of a majority of Company’s stockholders is required and a fairness opinion is required to be received  to the effect that the sale of the remaining 60% of Target Companies (constituting all of our remaining equity interests in Target Companies) is fair to the stockholders of the Company from a financial point of view. In the event such approval or fairness opinion is not obtained or waived by March 31, 2015, the funds held in escrow will be released to the depositing parties and either party may terminate the Amended EIPA. On March 19, 2015 the Amended EIPA was amended to extend the termination date to April 15, 2015. If the Stock Sale is not completed, the Company will continue to seek other strategic options, including, without limitation, sale of the Target Companies or other assets of the Company, future acquisitions, a merger with another company, or other actions to raise capital.  Management believes that the Company would continue to operate at a significant loss until another alternative to the Stock Sale is identified and implemented.  If the Company continues to operate at a loss and becomes insolvent, it may be forced to resort to bankruptcy protection. In such event, it is extremely unlikely that the Company will be able to satisfy all of its liabilities and obligations, and there would therefore be no continuing operation of the Heat PHE and Heat HP segments and no funds available for distribution to the stockholders.

Q: WILL ANY DISTRIBUTIONS BE MADE TO SMARTHEAT’S STOCKHOLDERS?

A: The Board of Directors intends to continue to review anticipated liabilities and potential strategic uses of capital in connection with the operation of Heat HP as a going concern. Following the Stock Sale, the Company’s Board of Directors plans to explore strategic alternatives to deploy the proceeds of the Stock Sale, which may include repayment of indebtedness, expansion of its Heat HP heat pump products into markets located in the United States, China and Europe, future acquisitions, a merger or joint venture with another company, or other actions to redeploy capital. Accordingly, we cannot specify with certainty the amount of net proceeds, if any, we will use for any particular use or the timing in respect thereof. Consequently, you should not vote in favor of the Stock Sale based upon any assumptions regarding the amount or timing of any potential usages of capital or distributions to stockholders.

Q: WHAT HAPPENS IF SMARTHEAT’S STOCKHOLDERS DO NOT APPROVE THE EQUITY INTEREST SALE?

A: As a condition to closing of the purchase of the remaining 60% equity interest, approval of a majority of the Company’s stockholders is required. In the event such approval  is not obtained or waived by March 31, 2015, by either party the funds held in escrow will be released to the depositing parties and either party may terminate the Amended EIPA.  If the Stock Sale is not completed, the Company will continue to seek other strategic options, including, without limitation, future acquisitions, a merger or joint venture with another company, or other actions to raise capital.  Management believes the Company will continue to operate at a significant loss until another alternative to the Stock Sale is identified and implemented.  If the Company continues to operate at a loss and becomes insolvent, it may be forced to resort to bankruptcy protection. In such event, it is extremely unlikely that the Company will be able to satisfy all of its liabilities and obligations, and there would therefore be no continuing operation of the Company and no funds available for distribution to the stockholders.

Q: AM I ENTITLED TO APPRAISAL RIGHTS?

A: No.  The Company’s stockholders are not entitled to appraisal rights in connection with the Stock Sale.

PROPOSALS TO BE VOTED ON

PROPOSAL NUMBER 1

APPROVAL OF THE STOCK SALE

At the Special Meeting, our stockholders are being asked to approve the Stock Sale, which might be deemed under applicable Nevada law to be a sale of substantially all of the assets of the Company, to Buyers as described in the Amended EIPA, in the form of Annex B attached to the Proxy Statement.  Stockholders are also being asked to consider and vote upon Proposal 2, which provides for one or more adjournments of the Special Meeting to solicit additional proxies in the event there are not sufficient votes in favor of Proposal 1 at the Special Meeting.

At the Special Meeting, the proxies granted by stockholders will be voted FOR the approval of the Stock Sale described below and FOR a possible adjournment of the Special Meeting, unless a proxy specifies that it is to be voted against the Stock Sale and/or against any possible adjournments.

Approval of Proposal 1 requires approval of majority of shares outstanding.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE STOCK SALE DESCRIBED BELOW.

The following information is provided with respect to the Stock Sale:

FORWARD-LOOKING INFORMATION

This Proxy Statement contains statements that may constitute "forward-looking statements." Generally, forward-looking statements include words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "projects," "could," "may," "might," "should," "will," the negative of such terms, and words and phrases of similar import. For example, our statements about our reasons for the Stock Sale, our expected completion of the Stock Sale and our use of the proceeds thereof, all involve forward-looking statements.  Such statements are based on management's current expectations and are subject to a number of risks and uncertainties, including, but not limited to, the difficulty inherent in operating in a rapidly evolving market, market and economic conditions, the impact of competitive products, product demand and market acceptance risks, changes in product mix, our ability to improve our margins, costs and availability of raw materials, fluctuations in operating results, delays in development of highly complex products, risks from uncertainties regarding litigation or mediation, our ability to continue as a going concern, risk of customer contract or sales order cancellations or reductions in volume, failure to meet the conditions necessary to complete the Stock Sale, risks inherent with each of the possible strategic alternatives to deploy the proceeds of the Stock Sale as well as other risks detailed from time to time in our filings with the U.S. Securities and Exchange Commission (the “SEC”). These risks and uncertainties could cause our actual results to differ materially from those described in our forward-looking statements. Any forward-looking statement represents our expectations or forecasts only as of the date it was made and should not be relied upon as representing its expectations or forecasts as of any subsequent date. Except as required by law, we undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, even if our expectations or forecasts change.

THE STOCK SALE

This section of the Proxy Statement describes material aspects of the proposed Stock Sale by Heat PHE, a subsidiary of the Company, through the Stock Sale, and certain related transactions. While the Company believes that the description covers the material terms of the Stock Sale, this summary may not contain all of the information that is important to you. You should carefully read this entire Proxy Statement and the other documents referred to in this Proxy Statement for a more complete understanding of the Stock Sale and related transactions of the Company.

The Company’s Board of Directors is recommending that the Stock Sale be approved by its stockholders at the Special Meeting. A copy of the Amended EIPA,  setting forth the terms and conditions of the Stock Sale is attached as  Annex B  to this Proxy Statement.

On September 18, 2013, the Board of Directors of the Company authorized the execution of the EIPA with Buyers, which was entered into as of October 10, 2013. Pursuant to the terms of the EIPA, Buyers acquired 40% ownership interest in substantially all of the subsidiaries of Heat PHE (which may be deemed to constitute substantially all of the assets of the Company under Nevada law).

In consideration for the acquisition of shares pursuant to the EIPA, Buyers paid to a subsidiary of the Company:

•	RMB 5,000,000 for 40% of the equity interests of Target Companies

In consideration for the acquisition of shares pursuant to the Amended EIPA, Buyers paid to a subsidiary of the Company:

•	RMB 8,500,000 for remaining 60% equity interest (constituting control and all of our remaining equity interests in Target Companies) in Target Companies.
•	Forgiveness and release of intercompany debt as of December 31, 2014, which was $8.79 million as of December 31, 2014, owed to Target Companies.

There is no assurance that the Stock Sale will be completed. Certain material terms of the Amended EIPA and features of the Stock Sale are summarized below.  Stockholders should read the Amended EIPA in its entirety.

Background of the Company

We were incorporated in the State of Nevada on August 4, 2006, under the name Pacific Goldrim Resources, Inc., as an exploration stage corporation with minimal operations, to engage in the exploration for silver, lead and zinc. On April 14, 2008, we changed our name to SmartHeat Inc. and entered into a Share Exchange Agreement (the “Share Exchange Agreement”), to acquire Shenyang Taiyu Machinery & Electronic Equipment Co., Ltd., subsequently renamed SmartHeat Taiyu (Shenyang) Energy Technology Co., Ltd. (“Taiyu”), a privately held Sino-foreign joint venture company formed under the laws of the PRC on July 24, 2002, and engaged in the design, manufacture, sale and service of PHE products in China.

We are a U.S. holding company with no material assets other than the ownership interests of our foreign subsidiaries that design, manufacture and sell PHEs and related systems in the People’s Republic of China (“PRC”) and Germany. A PHE is a device that transfers heat from one fluid to another fluid across large metal plates. PHE products are used in the industrial, residential and commercial sectors to make energy use more efficient and to reduce pollution by reducing the need for coal fired boilers. The subsidiaries of Heat PHE design, manufacture, sell and service PHEs, PHE Units, which combine PHEs with various pumps, temperature sensors, valves and automated control systems, heat meters and heat pumps for use in commercial and residential buildings. They also design, manufacture and sell spiral heat exchangers and tube heat exchangers. Their products and related systems are an increasingly important element in providing a clean technology solution to energy consumption and air pollution problems in China and are commonly used in a wide variety of industrial processes where heat transfer is required. Common applications include energy conversion for heating, ventilation and air conditioning, and industrial use in petroleum refining, petrochemicals, metallurgy, food and beverage and chemical processing. The subsidiaries of Heat PHE sell their products under the SmartHeat and Taiyu brand names and also sell PHEs under the Sondex brand name as an authorized dealer of Sondex PHEs in China.

Our wholly owned subsidiary Heat HP holds those subsidiaries that manufacture and distribute heat pumps and related products.

Background of the Transaction

During the final quarter of 2011 and the first four months of 2012 management met with various investment bankers, strategic consulting firms and banks seeking advice regarding financing, mergers, divestitures, asset sales, and other potential restructuring transactions. On April 23, 2012 we entered into a Restructuring Agreement, subject to Board approval, appointing Nimbus as a restructuring advisor to our Board of Directors. On May 15, 2012, Arnold Staloff, director and chairman of the Audit Committee resigned.

On May 24, 2012 and May 25, 2012, our Board of Directors held meetings in Hong Kong. The Compensation Committee recommended, and the Board of Directors approved, the appointment of Oliver Bialowons as a director to fill the vacancy created by the resignation of Mr. Staloff.  Mr. Jun Wang, our former Chairman and Chief Executive Officer, discussed the downturn in business, the liquidity issues of the Company and recommended the appointment of Nimbus as a restructuring advisor to the Board of Directors whereby our Board of Directors ratified the Restructuring Agreement and the appointment of Nimbus. The Board of Directors then considered various factors impacting the financial condition of the Company and the need for immediate financing in order to preserve the financial viability of the public holding company. Mr. Wang indicated that he had formed a group of investors through a British Vergin Island special purpose vehicle called Northtech, Inc. (“NorthTech”) led by him and including Mr. Sha, Mr. Xudong Wang and Ms. Jane Ai, our corporate secretary that would be willing to provide short term interim financing to our public holding company. Mr. Wang and our former senior management team consisting of Mr. Wen Sha, our former Chief Operating Officer, Ms. Zhijuan Guo, Chief Financial Officer and Mr. Xudong Wang our former Vice President of Strategy and Development, resigned. Mr. Sha and Mr. Wang continued as managers of the subsidiaries. Mr. Jun Wang also resigned from the Board of Directors and as our Chief Executive Officer in order to facilitate consideration by the Board of this financing option free of the issue of conflict of interest. Moreover, he indicated that our public holding company would be best served by an executive officer with experience in restructuring in order to evaluate strategic options for the Company. Jun Wang continues to serve in his positions as General Manager of certain of our subsidiaries.  Mr. Wang then recommended to the Board of directors that Oliver Bialowons be appointed as President of our Company. The Board of Directors approved the appointment of Mr. Bialowons as President and instructed Nimbus to begin a search for a Chief Financial Officer for our Company.

To address our immediate cash needs, the Board of Directors approved borrowing up to $1,000,000 to fund ordinary course operating expenses under a binding commitment letter for a Revolving Line of Credit, subject to an acceptable fairness opinion, negotiation of final terms and the execution of a definitive agreement. The Board of Directors directed Nimbus to determine if alternative sources of lending existed by conducting a market canvas which was  completed by July 31, 2012.  In the event that Nimbus was not able to find a lender on better terms than presented by NorthTech, Nimbus was instructed to negotiate the definitive terms of a secured revolving line of credit with NorthTech subject to approval of our President.

On May 30, 2012, after we announced the management restructuring and secured revolving credit agreement, NASDAQ announced that it was suspending the trading of our Common Stock until all requests for further information from NASDAQ had been fully satisfied.  Our Common Stock did not trade on NASDAQ after that time. Notwithstanding the fact that the Company supplied to NASDAQ all information that was requested, the trading suspension resulted in a formal suspension on November 9, 2012 and to our ultimate delisting on August 19, 2013. The suspension and delisting of our Common Stock significantly curtailed our borrowing and financing options in connection with our restructuring efforts.

At a Board of Directors meeting held on June 28, 2012, our Board of Directors considered the issues facing the public holding company resulting from NASDAQ’s suspension of trading of our Common Stock, the continued liquidity needs, the inability to dividend income from the subsidiaries while they were operating at a loss and the resultant need to restructure the public holding company.  Nimbus updated the members of the Board of Directors on the conditions leading to the liquidity situation, the current financial condition of the company and the likely unavailability of funds to upstream to the public holding company for at least the next year and recommended that the public holding company enter into the secured revolving credit agreement and increase the amount to $2,000,000.  Nimbus reviewed the terms of the proposed secured revolving credit agreement with the Board of Directors and the various risks if the public holding company did not address its current liquidity issues.  The Board of Directors approved the secured revolving credit agreement with Northtech and instructed Nimbus to explore additional options to permit the subsidiaries to upstream cash upon attaining profitability or obtain alternative sources of financing to replace the revolving credit facility and/or provide liquidity in the event that the subsidiaries did not become profitable.

In addition the Board of Directors reviewed the credentials of Michael Wilhelm and Kenneth Scipta and recommended that Nominating Committee interview the candidates for the positions of Chief Financial Officer and Chairman of the Audit Committee, respectively.  On July 10, 2012, our Nominating and Corporate Governance Committee approved appointment of Michael Wilhelm as our Chief Financial Officer and Kenneth Scipta to chair our Audit Committee.

On July 27, 2012, we entered into the secured revolving credit facility under the terms of a Secured Credit Agreement with Northtech Holdings Inc.

On August 31, 2012, a putative class action lawsuit which purported to allege federal securities law claims against the Company and certain of its former offers and directors, was filed in the United States District Court for the Southern District of New York.The suit named, among others, our Chief Financial Officer Michael Wilhelm. The allegations against Mr. Wilhelm were frivolous and unfounded and were subsequently dismissed, but they did result in his decision to resign as our Chief Financial Officer in February 20, 2013.

On November 21, 2012 we received a fairness opinion as to the fairness of the terms of the Credit and Security Agreement. On November 19, 2012, our Board of Directors, after review, approved the conclusions that the Credit and Security Agreement was fair to the Company.

On December 11, 2012, we held our 2012 Annual Meeting of our stockholders.  Our stockholders approved the initial restructuring actions taken by the Company in fiscal year 2012 consisting of:

•  The replacement of Jun Wang and Arnold Staloff on our Board of Directors with Oliver Bialowons and Kenneth Scipta, respectively;
•  The appointment of Oliver Bialowons as our President;
•  The appointment of Michael Wilhelm as our Chief Financial Officer;
•  The retention of Nimbus as restructuring advisor to the Board of Directors; and
•  The execution of the Credit and Security Agreement and the amendments thereto.

On December 14, 2012, our Board of Directors met to review the results of the Annual Meeting and to discuss the continuing difficulties encountered by the business of the subsidiaries and the liquidity issues facing the public holding company. The members of the Board of Directors discussed the possibility of a going concern qualification being included in audited financial statements of the Company for the in fiscal year 2012. In order to conserve cash disbursements for the year and to improve the financial position of the Company at year end, the Board of Directors made the determination that it was in the best interests of the Company to repay substantially all of the outstanding balance under the Credit and Security Agreement in restricted shares of our Common Stock valued for the purpose of the exchange at a price of $1.00 per share prior to the close of the 2012 fiscal year. This transaction improved the balance sheet by exchanging debt for equity and resulted in a non-cash profit of $768,300 being the difference between the exchange rate of $1.00 per share and the actual market price of $0.41 at which the Company shares of Common Stock traded on the date of the exchange.

The Board of Directors also proposed that the Company negotiate with Northtech to amend the Credit Agreement by increasing the line of credit to $2,500,000 and adjusting the minimum and maximum share price for conversion of shares to a collar of between $0.50 and $3.50 per share. The Credit and Security Agreement was amended on December 21, 2012 after the exchange was completed at $1.00 per share.

On February 20, 2013, Michael Wilhelm resigned as our Chief Financial Officer.

On June 7, 2013, Yingkai Wang was appointed as Acting Chief Accountant of SmartHeat, Inc.

On June 25, 2013, our Board of Directors met to discuss the continued deterioration of the financial condition of the public holding company and the progress of the restructuring and financing efforts. Nimbus outlined the continued pressing need for alternative sources of financing as the Company’s subsidiaries require additional working capital to fund registered capital, accounts receivable, and research and development costs related to the Company’s plate heating business. Nimbus further noted that additional funds were needed to expand the Company’s business from eastern to western China where customer demand for the Company’s products was shifting. Nimbus advised the members of the Board of Directors to approve a canvas of the market for additional sources of financing aside from Northtech which was approved. With respect to the market canvas, we circulated a Request for Stalking Horse Restructuring Proposals in both the United States and the People’s Republic of China for the purchase of all, or a part of, or a joint venture investment in or with, the Company or any one or more of its directly or indirectly owned subsidiaries. This Request for Stalking Horse Restructuring Proposals was publicly announced in a press release on Form 8-K filed on August 26, 2013. In addition to the Request for Stalking Horse Restructuring Proposals, we retained a third-party firm in each of these respective markets to conduct a market canvas to seek proposals. In addition, the Board of Directors approved an amendment to the credit and security agreement lowering the interest rate to 10% per annum and permitting the company to incur an additional $2,000,000 in subordinated debt. On August 23, 2013, the amendment was executed by Northtech and us.  Borrowings under the Line of Credit Agreement as of September 30, 2014 were $2,449,335 and the Company was in default of the provisions thereof although no notice of default has been received.

The Board of Directors also approved an offer to be made to accredited investors who are currently stockholders of the Company to purchase Exchangeable Subordinated Notes in denominations of $100,000 bearing interest at the rate of 10% per annum, due on June 30, 2015, and exchangeable, at the option of the Company, for restricted common shares at an exchange rate of $0.50 per share. The Exchangeable Subordinated Notes were subordinated to the indebtedness owed to Northtech but otherwise were substantially similar to the terms under which the Company was borrowing from Northtech. The Company concluded the offering prior to the Annual Meeting of Stockholders on December 10, 2013.

The Board of Directors considered a recommendation by Nimbus to reorganize its lines of businesses into two segments, heat pumps and PHEs, in order to provide better visibility and accountability for these businesses, additional options for financing and to facilitate further expansion of the heat pump business.

On August 13, 2013 our Board of Directors approved the segmentation of our businesses into the Smartheat PHE segment, consisting of PHEs, PHE Units, heat meters and related products, and the Smartheat Heat Pump segment consisting of heat pumps and related products. The segmentation was completed prior to the end of the third fiscal quarter of 2013.

On September 17th and 18th, 2013, our Board of Directors met to further consider the deterioration of our financial condition and alternatives available after Nimbus had directed third party investment firms to solicit levels of interest in purchasing all or part of the assets of the Company and/or its subsidiaries. These firms had contacted approximately 275 potential investors approximately evenly divided between the United States and China. Only one potential offer was received -- an offer to purchase certain of the PHE related businesses. The investor group offered approximately 11 million RMB or $1.8 million for these PHE businesses plus assumption of related liabilities.   The Board of Directors made the determination that the proposal could be accepted, subject to negotiation of acceptable terms and execution of definitive agreements, if Buyers would offer a minimum of $2,000,000 (the approximate market value of the Company at that time) measured by the market price and number of shares of Common Stock plus a premium and approved a price of 13.5 RMB.  In addition, Buyers were required to agree that we could use the proposal and agreement to solicit other buyers for the PHE assets in a stalking horse process, subject to a breakup fee of 600,000 RMB (approximately 4.4% of the cash consideration).  In effect the proposal would be used by the Company as a Stalking Horse to determine if a better offer could be found and evaluate the fairness of the price received. The market canvas and stalking horse process, together with the offering of Exchangeable Subordinated Notes to accredited investors who were our stockholders was disclosed in the Company’s current report on Form 8K filed on September 30, 2013.

The EIPA related to the proposal was negotiated and executed on October 10, 2013 with the terms further described below. A Form 8K was filed along with the complete EIPA on October 15, 2013. The EIPA was negotiated with Buyers under the direction of Oliver Bialowons, President of the Company, with the support and assistance of the Company’s professional advisers.  Direct negotiations were conducted in the Chinese language through Henry Lu, the Managing Director of Nimbus Capital Limited, a Hong Kong registered company with Hongjun Zhang, representative of Buyers.  Nimbus Capital is the China side adviser retained by the Company to solicit restructuring proposals in China.  It was through these efforts in China that the proposal from Buyers was developed.  Nimbus Capital is affiliated with Nimbus through a mutual cooperation arrangement whereby each provides support services for the other in their respective jurisdictions.

In the case of the EIPA and the Amended EIPA, the principal issues which Mr. Bialowons directed Mr. Lu to negotiate were the following:

● price and premium
● transaction structure
● break up price
● representations
● conditions
● indemnification
● certainty

Price and Premium.  The goal was to obtain the highest total consideration available, including payment in the most tax efficient form.  After analysis, it was determined that the most effective means to avoid tax leakage was to sell stock and  receive the proceeds in China with the  most likely purpose of reinvesting the proceeds in the Company’s heat pump business.  In response to  Buyers’ initial proposal, the Board established a minimum cash proceeds  of $2,000,000 plus assumption of all liabilities, known or unknown, absolute or contingent, relating to the Target Companies.  This represented a premium of approximately 10% to the Buyers’ initial proposal, and a small premium to the Company’s overall market capitalization.  Ultimately, cash proceeds of RMB 13,500,000  was negotiated, equivalent to approximately USD $2,200,000 when the EIPA was signed on October 10, 2013.  This represented a premium of approximately 22% over the market capitalization of the Company on the date of signing.  In negotiating the Amended EIPA the parties agreed to remove the put option of the Company in exchange for the purchase by Buyers of the Company’s remaining 60% equity interests in the Target Companies for a purchase price of RMB 8,500,000 or approximately $1,387,870 plus the forgiveness of debt as of December 31, 2014, which was valued at approximately $8,790,000 as of December 31, 2014.When added to the initial payment of RMB 5,000,000 ($815,000) paid for the initial 40% , this yields a total purchase price of approximately $10,992,870 as of December 31, 2014.  Based on a closing price of $.30 per share as reported by NASDAQ on October 10, 2013 and 6,033,399 shares outstanding on that date, this purchase price represented a premium of approximately 6 times the total market capitalization of the Company on the date of signing.

The Stock Sale will result in an expected a loss of $35.27 million from the 100% equity interest sale of the sold entities consisting of a $44.06 million loss on sale resulting from the difference of the total selling price and the net assets of sold entities, netted with the $8.79 million due to the forgiveness of all net indebtedness owing to the Target Companies by SmartHeat and each of its other subsidiaries. The Company determined that the restated carrying values of the assets and liabilities being sold are appropriate and comply with GAAP. Please refer to Footnotes 1 and 2 on  pages  F- 8 and F- 9, F-27 and F-30and Principal Provisions of the Amended and Restated Equity Interest Purchase Agreement beginning on page [__]

As discussed further in “Reasons for the Stock Sale,” on page 26, the Company believes the Stock Sale is fair and reasonable to the Company.  The Board of Directors believes that the process of selling the Target Companies was comprehensive, open to all potential buyers and investors, transparent, void of any self-interest or self-dealing and fair. Doing nothing was not an option since the Company was operating at a loss and its lines of credit were approaching their limit.  A formal process was conducted over a six month period during which time the Board publicly requested "proposals for purchase of all or part of, or joint venture investment in or with, the Company or one or more of its directly or indirectly owned subsidiaries." The Company retained investment bankers to conduct a broad market canvas both in the U.S.A. and in China.  Several hundred potential buyers were contacted directly, and many more were made aware of the solicitation of bids through public announcements.  A stalking horse bid process was then used, which is a process commonly recognized as a means to get the best price and terms for the sale of distressed assets (i.e., assets generating negative cash flows).  The proposed sale terms were made publicly available and competing bids were solicited. All information (including the details of the stalking horse bid and sale process) was made publicly available and a second canvass of potential buyers was conducted.  Information concerning the stalking horse process was publicly reported in the financial press (such as "Smartheat gets bid for plate heat exchange unit", The Deal Pipeline, October 2, 2013).  The Board believes, in the exercise of its business judgment, that it did everything reasonable to do, and everything that a prudent person should do, to maximize the consideration received by the Company for the Target Companies.

Transaction Structure.  The transaction was structured by the Company as a sale of stock.  This was the most tax efficient structure but, more importantly, it assured the Company that all indebtedness and guarantees -- which included substantially all of the debt for borrowed money, and all guarantees issued by, all of the Company’s Chinese subsidiaries-- and other liabilities and obligation of the Target Companies, whether known or unknown, contingent or absolute, would be transferred to Buyers.

Break-up Price.  Fundamental to the restructuring process and the Board’s valuation was a stalking horse process used to determine the value of the businesses to be sold.  Initially bids were publicly solicited, and the proposal from Buyers was the only proposal received by the Company during this initial aspect of the process.  As part of the EIPA, the Board required the ability to rescind the sale to Buyers and accept a higher bid.  The Company was initially able to negotiate what in effect was a break up fee of RMB 600,000 (approximately $100,000) -- which was approximately 5% of the total cash price and a much smaller percentage of the total consideration.  Following the initial closing on the sale of a 40% interest, the Company conducted a re-solicitation of proposals using the EIPA as a stalking horse.  This re-solicitation was reported in a Form 8-K filing on January 3, 2014.  As noted elsewhere in this Proxy Statement, no other proposals were subsequently received by the Company.  The Board of Directors evaluated the termination of the breakup fee in the Amended EIPA.  The Board determined that the removal of the break up fee gives the Company even more flexibility in the event another purchaser is identified with a superior proposal.

Representations.  Typically an agreement for the sale of a business (particularly a stock sale) contains multiple representations and warranties concerning the business, each with the potential to give rise to post-closing claims.  Through the process of negotiating the EIPA and the Amended EIPA, the Company was able to eliminate substantially all representations and warranties.  As a result, Buyers are acquiring the Target Companies substantially “as is” without the right to assert post-closing claims.

Conditions. Typically an agreement for the sale of a business contains multiple conditions to closing, each with the potential to give rise to the ability of one of the parties to walk away from the transaction.  Through the process of negotiating the EIPA and Amended EIPA, the Company was able to eliminate substantially all conditions to closing favoring Buyers.  The Amended EIPA contains two important conditions favoring the Company, namely, requirements for shareholder approval and receipt of a fairness opinion to the effect that the sale of the remaining 60% of the Target Companies (constituting all of our remaining equity interests in the Target Companies) is fair to the stockholders of the Company from a financial point of view.  These conditions allow the Company to terminate the sale transaction if a better offer can be identified.

Indemnification.  Typically an agreement for the sale of a business contains provisions for post-closing indemnification, each with the potential to give rise to the ability of a buyer to claw-back part or all of the purchase price.  Neither the EIPA nor the Amended EIPA contain any provision for such post-closing indemnification.

Certainty.  The Company wanted assurance that Buyers had the financial ability to close and would close without attempting to renegotiate the price or other terms and conditions.  To provide that assurance, the transaction was structured as an “as is” transaction with no “material adverse change” closing condition.  In addition, a minority 40% interest was sold to Buyers initially to assure their financial ability and commitment to completion.

 The Buyers consist of a group of 25 natural persons, all of whom are P.R.C. citizens, including Wen Sha, Jun Wang and Xudong Wang, managers of the Company’s subsidiaries engaged in the PHE segment of its business, and Huajuan Ai and Yingkai Wang, the Company’s Corporate Secretary and Acting Chief Accountant, respectively.  Huajun Ai, Wen Sha, Jun Wang and Xudong Wang are also principals in Northtech Holdings Inc.

On December 7, 2013 our offer to sell Exchangeable Subordinated Notes expired without any subscriptions being received by the Company.

On December 10, 2013 we held a stockholder meeting at which our stockholders approved the amendments to the Credit and Security Agreement dated July 27, 2012, by and between the Company and Northtech Holdings, Inc. (“Northtech”), executed on December 21, 2012, and July 27, 2013 and, in an advisory vote, approved the restructuring actions undertaken by the Company in fiscal year 2013.

On December 20, 2013, the Board of Directors approved the sale of 40% of the Target Companies in our PHE segment pursuant to the terms of the EIPA.

On December 30, 2013 we closed the transactions contemplated by the EIPA and transferred 40% of the stock of the Target Companies to the Buyers.

Between December 30, 2013 and February 28, 2014, we conducted a re-canvas of the market and surveyed the Company’s major stockholders in an effort to attract a better price or competing proposal to the terms of the EIPA.

As of February 28, 2014, we receive no competing offers through the stalking horse process and the Company let its option to re-purchase the equity interest of the Target Companies expired un-exercised.

On March 27, 2014, we received notice pursuant to the EIPA that Buyers thereunder would exercise their option to purchase an additional 40% of the Target Companies, subject to satisfaction of the conditions set forth in the EIPA which included, without limitation, receipt by Buyers and seller of a fairness opinion to the effect that the sale of the additional 40% of the Target Companies is fair to the stockholders of the Company from a financial point of view and approval of the sale of the additional equity interests by a majority of our stockholders.  The Amended EIPA now provides that a fairness opinion will be required for the entire 60% of the Target Companies (constituting all of our remaining equity interests in the Target Companies) that will be sold. The fairness opinion regarding the proposed Stock Sale will not be completed and available for review by stockholders prior to the shareholder meeting and vote.

On September 18, 2014, the Audit Committee of the Board of Directors of the Company concluded that the financial statements contained in the Company’s Annual Reports on Form 10-K for the fiscal year ended on December 31, 2013 and Quarterly Reports on Form 10-Q for the three and six months ended March 31, June 30, 2014 should no longer be relied upon and on September 19, 2014 filed an 8-K with the Securities and Exchange Commission reporting that event.

On September 30, 2014 the Company held its Annual Meeting. Mr. Bialowons reviewed the restructuring efforts undertaken by the Board.  In particular, he summarized the Stalking Horse Process which resulted in the negotiation and execution of the Equity Interest Purchase Agreement previously reported to shareholders.  Mr. Bialowons noted that a Stalking Horse Process is generally believed to be the most transparent restructuring process that a Company can utilize and one that is generally believed to yield the best consideration obtainable under all relevant circumstances.  Mr. Bialowons further noted that a vote to approve the Equity Interest Purchase Agreement and the sale of the Target Companies referenced therein (which constituted substantially all of the Company's PHE business segment) had been withdrawn from submission to shareholders for a vote at this time, and will be submitted for a vote at a subsequent special meeting, for two reasons:  first, the Board determined that the Company should make a final attempt to negotiate better terms from the Buyers; and, second, that the vote should be delayed until the Company has restated its financial statements for 2013 to reflect the accounting impact of the proposed sale in 2013 rather than in 2014.  This restatement results from the inability of the Company to date during 2014 to obtain a higher price for the Target Companies than that set forth in the Equity Interest Purchase Agreement entered into in October, 2013.  The restatement in 2013 also enables the Company to put the accounting impact of the proposed sale into the past, where the Board believes that it should be recognized, and enable the Company to move forward as a smaller, but more profitable Company.  In fact, the Company expects to record a small profit in its Heat Pump segment for the quarter ending September 30, 2014.

In October of 2014, Mr. Bialowons directed Mr. Lu to commence discussion with Mr. Zhang to amend the EIPA in order to forgive intercompany debt of SmartHeat to the Target Companies as of December 31, 2014, which was $8.79 million as of December 31, 2014, following the completion of the Stock Sale.  Mr. Lu and Mr. Zhang discussed additional changes to the EIPA that would be required by the Buyers in order to provide for the forgiveness of intercompany debt which included, but are not limited to:

•	Purchase of the entire remaining 60% in equity interests in exchange for the right to purchase the remaining 20% of the Target Companies;
•	Exchanges of mutual releases;
•	Forgiveness of debt;
•	Closing the transaction on or before December 31, 2014;
•
Establishment of escrow process to in the event that the requisite shareholder vote and fairness opinion could not be delivered by the closing date; provided that such conditions be satisfied or waived prior to March 31, 2015;

•	Removal of the breakup fee; and
•	Provisions that either party could terminate the agreement should such conditions not be met by March 31, 2015.

On October 22, 2014, the Board of Directors considered the proposed terms of the amended EIPA and directed Mr. Bialowons to continue the negotiations through Mr. Lu. Negotiations continued through October to mid-November.

On November 28, 2014, the EIPA was amended to provide for, in part, the purchase of the remaining 60% of all equity interests (constituting all of our remaining equity interests in the Target Companies) in consideration of a purchase price of RMB 8,500,000 and the forgiveness and release of all intercompany debt owed to the Target Companies as of December 31, 2014, which was $8.79 million as of December 31, 2014.

On December 31, 2014, the transaction contemplated by the Amended and Restated Equity Interest Purchase Agreement (the “Amended Equity Interest Purchase Agreement”) dated November 28, 2014 closed. The Buyers purchased the remaining 60% of the Company’s equity interests in the Target Companies .  The purchase price for the remaining 60% consists of: (i) consideration of RMB 8,500,000 and (ii) the forgiveness of all net indebtedness owing to the Target Companies by SmartHeat and each of its subsidiaries as of December 31, 2014.  The effectiveness of the transaction is subject to the following conditions: (i) approval of its shareholders and (ii) receipt by the Board of Directors of the Company of an opinion that the purchase and sale transaction is fair to the stockholders of SmartHeat from a financial point of view. Since the conditions were not met prior to December 31, 2014, the consideration and all documents will be held in escrow and will be released when the conditions have been satisfied; provided that if the conditions are not satisfied on or before March 31, 2015, either party may terminate the Amended EIPA and the funds and documents will be returned to the depositing party. A mutual release will be delivered upon the breaking of escrow providing for, in part, the Target Companies to forgive all net indebtedness from SmartHeat and all of its subsidiaries.

On December 31, 2014 and February 5, 2015, respectively, the Company provided stockholders with notices of a Special Meeting to be held on February 10, 2015 to vote on authorizing the Stock Sale, any adjournment thereof and such other business as properly considered at the meeting.

On February 10, 2015 at 1:30 p.m., local China time, the stockholders present at the meeting, constituting a quorum of 3,593,455 shares (constituting approximately 53% of the shares of outstanding and entitled to vote as of the record date), elected to adjourn the meeting to no later than March 30, 2015, China local time, in order to permit the Company to conduct proxy solicitations for the matters under consideration.

On March 19, 2015 the Amended EIPA was amended to extend the termination date to April 15, 2015.

On March 30, 2015, the stockholders present at the meeting, constituting a quorum of 3,593,455 shares (constituting approximately 53% of the shares of outstanding and entitled to vote as of the record date), elected to adjourn the meeting to no later than April 6, 2015, China local time, in order to permit the Company to conduct proxy solicitations for the matters under consideration.

Reasons for the Stock Sale

The following discussion of the reasons for the Stock Sale contains a number of forward-looking statements that reflect the current views of the Company with respect to future events that may have an effect on its financial performance.  There can be no assurance that the benefits of the transaction considered by the Board of Directors will be achieved through completion of the Stock Sale.  See “Risk Factors.”  Forward-looking statements are subject to risks and uncertainties.  Actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.  Cautionary statements that identify important factors that could cause or contribute to differences in results and outcomes include those discussed in “Forward-Looking Information” and “Risk Factors.”

The Company’s Board of Directors has determined that the terms of the EIPA and the Amended EIPA and the transactions contemplated by the EIPA and Amended EIPA and related agreements are advisable and in the best interests of the Company and its stockholders, and has approved the Stock Sale and the transactions contemplated by the EIPA and the Amended EIPA.

In reaching its determination, the Company’s Board of Directors considered a number of positive factors, including the following:

•
conclusion of the Board of Directors that the Company would not be able to continue to operate effectively in light of the significant losses that it and the subsidiaries were incurring and expected to continue to incur under its present corporate structure pursuing its existing business endeavors, nor would it be able to raise the capital necessary in a timely manner to permit it to pursue development of its business strategy in light of the Company’s precarious cash flow position;

•
failure of the market canvas to identify alternative financing sources to Northtech and the failure of the use of the EIPA and Amended EIPA as a stalking horse to attract other buyout proposals and our inability to attract third parties to invest in the Company;

•
difficulties encountered by the public holding company in upstreaming funds by way of dividends to our public holding company due to transfer restrictions imposed by the Chinese government, registered capital requirements of the operating subsidiaries, and working capital needs of the subsidiaries;

•	amount of the cash and non-cash consideration to be received;

•	sale of the Heat Pump segment would not provide sufficient working capital to return our PHE segment to profitability;

•
terms and conditions of the EIPA and Amended EIPA and the financial ability of the Buyers to pay the cash consideration payable at the closing, which led the Company’s directors to conclude that it was reasonably likely that the Stock Sale  would be completed and that as a result entering into the EIPA and Amended EIPA would improve the ability of the Company to pay, or provide for the payment of, the liabilities owed to its creditors to a greater extent and explore strategic alternatives to deploy the proceeds of the Stock Sale, which may include repayment of indebtedness,  future acquisitions, a merger or joint venture with another company, or other actions to redeploy capital, including, without limitation, sale of the public company into which the net proceeds may be retained;

•
unsuccessful results of efforts to solicit other competing indications of interest from third parties regarding a strategic partnership or a potential purchase of the Company or some or all of its assets from other potential bidders;

•	failure of the offering to attract any of our stockholders who were accredited investors to purchase the exchangeable debentures;

•	substantial indebtedness, and third party guarantees by, Target Companies that will be assumed by Buyers in concurrent with the equity purchase; and

•	cancelation of intercompany debt owed to Target Companies.

The Company’s Board of Directors also considered a number of potentially negative factors in its deliberations concerning the Stock Sale. The potentially negative factors considered by the Board of Directors included:

•	net loss of approximately $35.27 million as of December 31, 2014 expected to be incurred in connection with the Stock Sale;
•	potential negative impact of stockholder confusion after announcement of the proposed Stock Sale;

•	potential negative impact of stockholder confusion after announcement of the proposed Stock Sale;
•	potential negative reaction of the investment community after announcement of the proposed Stock Sale;

•	cash proceeds from the Stock Sale would be insufficient to enable the Company to make a cash distribution to stockholders as a result of the Stock Sale; and

•	other risks and uncertainties discussed above under “Risk Factors.”

The foregoing positive and negative factors together with the background of the transaction set forth above comprise the Board of Directors’ material considerations in entering into the EIPA and Amended EIPA.

The Company’s Board of Directors retained Nimbus in 2012 to act as restructuring advisor. Nimbus assisted the Company by retaining third party advisors to conduct a market canvas for lenders, soliciting purchasers for our Company or its assets, obtaining third party financing, and conducting the stalking horse process.  Nimbus also advised our Board of Directors with respect to the restructuring efforts.

The Board of Directors did not ask a transaction adviser to deliver a “fairness opinion” at the time that the EIPA was executed confirming that the consideration to be paid by the Buyers is fair from a financial point of view to the Company’s stockholders; however, the EIPA and Amended EIPA provides that the Closing would occur only after completing a stalking horse auction process and the effectiveness of the transaction cannot take place without a favorable fairness opinion delivered to the Buyers and the Company as  to the effectiveness of the transaction.  A fairness opinion regarding the proposed Stock Sale will not be completed and available for review by stockholders prior to the shareholder meeting and vote.  The Board of Directors reached such a conclusion independently and determined that, under the circumstances, the Stock Sale was in the best interests of the Company’s stockholders and at the time of the effectiveness  of the transaction would occur only if such fairness opinion were obtained. In the Board of Director’s judgment, it was difficult to value a business that had been losing money and that needed an infusion of cash to expand its selling area if it were to regain profitability, particularly when a significant portion of its assets were intangibles and the businesses were burdened by guarantees that were difficult to quantify.  The Company had been searching for an equity investment for 15 months without success.  Moreover, even in the event that such cash infusion could be found, it was not certain that such cash infusion would be sufficient to increase sales, whether or not such sales would be profitable,  and, if generated, whether or not  the profits from such increased sales would be sufficient to return the Company to profitability.  For this reason, the Board relied on an initial auction process followed by a stalking horse bidding process and a continuing right to terminate the EIPA and the Amended EIPA until stockholder approval and a fairness opinion to the effect that the sale of the remaining 60% of the Target Companies (constituting all of our remaining equity interests in the Target Companies) is fair to the stockholders of the Company from a financial point of view are obtained. The Company’s Board of Directors also determined that the costs of obtaining such additional “fairness opinion,” from a transaction adviser or any other third party used in connection with its decision, would be disproportionately higher than any corresponding benefit that would be realized by obtaining such an opinion prior to the stockholders’ vote. By deferring receipt of a fairness opinion after the stockholders’ vote but before effectiveness of the transaction, the Company was able to defer the expenditure of funds related to the fairness opinion until after, and only if, shareholder approval is obtained and the Board was able to hold this event as a condition to the effectiveness of the transaction in the event that a better proposal could be identified.

The Company mandated that the transaction be structured as a stock sale to minimize tax liabilities and so that all liabilities related to the Target Companies, including the subsidiaries’ debt for borrowed money, would transfer to Buyers. Based on the factors listed above, the Board of Directors determined that a sale of stock would likely return the greatest value to the Company, and that no other alternatives had the likelihood of achieving success in meeting the Company’s goals, including allocation of proceeds to our Heat Pump segment.  The Board of Directors also considered that the sale of the Heat Pump segment would not provide sufficient working capital to return our PHE segment to profitability. There can be no assurance that the per share market price of the Company’s Common Stock following the Stock Sale will equal or exceed the price or prices at which the Common Stock has recently If the Stock Sale is not completed, the Board of Directors will explore what, if any, alternatives are available for the future of the Company. The Board of Directors does not believe, however, that there are viable alternatives to the Stock Sale.

The foregoing discussion of these factors is not meant to be exhaustive, but includes the material factors considered by the Board of Directors. The Board of Directors did not quantify or attach any particular weight to the various factors that they considered in reaching their determination that the terms of the Stock Sale are fair to and in the best interests of the Company and its stockholders. Rather, the Board of Directors viewed its recommendation as being based upon its business judgment in light of the Company’s financial position and the totality of the information presented and considered, and the overall effect of the Stock Sale on the stockholders of the Company compared to continuing the business of the Company as is or seeking other potential parties to effect an investment in or other business combination or acquisition transaction with the Company.

Regulatory Matters

Other than the change in registration of ownership which must be filed and accepted by the State Administration for Industry and Commerce of China, the Company is not aware of any regulatory or governmental approvals required to complete the Stock Sale.

Use of Proceeds

A subsidiary of Heat PHE, and not the Company’s stockholders, will receive all of the net proceeds from the Stock Sale. Following the Stock Sale, the Company’s Board of Directors plans to explore strategic alternatives to deploy the proceeds of the Stock Sale, which may include expansion of our heat pump business in the United States, Europe and China future acquisitions, a merger with another company, or other actions to redeploy capital. It is unlikely, however, that the Company will make a distribution of cash to our stockholders.

Although the Board of Directors and management have had preliminary discussions regarding potential uses of our capital following the Stock Sale, the Board of Directors intends to continue to review anticipated liabilities and potential strategic uses of capital in connection with the continuation of the Company as a going concern. Accordingly, we cannot specify with certainty the amount of net proceeds, if any, we will use for any particular use or the timing in respect thereof. Consequently, you should not vote in favor of the Stock Sale based upon any assumptions regarding the amount or timing of any potential usages of capital or distributions to stockholders.

Appraisal Rights

Under Nevada law, the Company’s stockholders do not have appraisal rights as a result of the Stock Sale.

Votes Required for the Stock Sale

The affirmative vote of the holders of a majority of the outstanding shares of the Company’s Common Stock as of the Record Date is required to approve the Stock Sale.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE STOCK SALE.

PRINCIPAL PROVISIONS OF THE EQUITY INTEREST PURCHASE AGREEMENT

The following describes the principal provisions of the Amended EIPA. The text of the EIPA and the Amended EIPA are respectively attached as  Annex A  and  Annex B  to, and is incorporated by reference into, this Proxy Statement. You are encouraged to carefully read the EIPA in its entirety. Capitalized terms in the following descriptions have the meanings set forth in the EIPA.

The Amended EIPA provides that the Buyers will purchase what might be deemed under Nevada law to be substantially all of our assets:

Divested Interests

Under the EIPA, the Buyers initially purchased 40% of the equity interests (the “First 40% Interest”) of the following entities (collectively referred to as “Target Companies”):

•	Taiyu (Shenyang) Energy, organized in the People’s Republic of China (“Taiyu”);
•	Siping Beifang Energy Technology Co., Ltd., organized in the People’s Republic of China (“Siping”);
•	Shenyang Energy Equipment Co. Ltd., incorporated in the People’s Republic of China (“Shenyang”);
•	Hohot Ruicheng Technology Co., Ltd., organized in the People’s Republic of China (“Ruicheng”); and
•	Urumchi XinRui Technology Limited Liability Company, organized in the People’s Republic of China (“XinRui”).

Under the terms of the Amended EIPA, the Buyers must purchase the remaining 60% of the Target Companies (constituting all of our remaining equity interests in the Target Companies) (the “Second 60% Interest”) on or prior to December 31, 2014.

Consideration

The purchase price received by Heat PHE, Inc. for the First 40% Interest was RMB 5,000,000.

The purchase price to be received by Heat PHE, Inc. for the Second 60% Interest (the controlling interest) is RMB 8,500,000 plus the forgiveness and release of  intercompany debt owed to the Target Companies at the close of the Company’s fiscal year ending 2014.

Change of Registration

•	Heat PHE, Inc. will cause Target Companies to file the applicable registration change with the State Administration for Industry and Commerce.

•	Target Companies will pay all costs related to the registration change. The taxes incurred from the transfer of the equity interests shall be undertaken by each tax obligor, respectively.

Representations and Warranties

Heat PHE, Inc. made the following representations and warranties:

•	The equity interests in Target Companies is “as is” without any other representations, warranties or covenants except as provided in the Amended EIPA.

•
Heat PHE, Inc. has good and marketable title to the equity interests of Target Companies, free and clear of all encumbrances, subject to liens incurred by Heat PHE, Inc. pursuant to the Credit and Security Agreement between the Company and Northtech Holdings, Inc., dated July 27, 2012, as amended, and subject to any transfer requirements in the People’s Republic of China.

•
Heat PHE, Inc. is duly organized and validly existing under the laws of the State of Nevada, and Target Companies are registered under the proper governmental authorities as required under the laws of the People’s Republic of China.

•	Heat PHE, Inc. has the full right, power and authority to enter into the EIPA and to perform all of its obligations thereunder.

•	The execution and performance of the Amended EIPA will not breach any other signed material contract or agreement to which Heat PHE, Inc. is a party.

•	The representative who has executed the Amended EIPA on behalf of Heat PHE, Inc. has been duly authorized to execute this Agreement.

The Buyers made the following representations and warranties:

•	Buyers are a group of individual citizens of the People’s Republic of China.

•	Buyers have the full right, power and authority to enter into the Amended EIPA and to perform all of their obligations hereunder.

•	The execution of the Amended EIPA does not breach any other signed material contract or Agreement to which Buyers are a party.

•	The representative of Buyers who has executed the Amended EIPA are duly authorized to execute the Amended EIPA.

•
Buyers have been given full opportunity to review all documents requested to evaluate the transaction and acknowledge that they have been given sufficient information to make the investment decision in Target Companies. Buyers acknowledge that the sale of Target Companies is “as is.”

Conditions Precedent

The effectiveness of the transaction is subject to the following conditions precedent:

•	Approval by a majority of the Company’s stockholders present and voting; and

•
Receipt by the Board of a Fairness Opinion to the effect that the sale of the remaining 60% of the Target Companies (constituting all of our remaining equity interests in the Target Companies) is fair to the stockholders of the Company from a financial point of view.

Closing

The Closing shall take place on or before December 31, 2014 electronically, or at such other place or by such other means as agreed by the Parties after the satisfaction of the conditions to closing in the Amended EIPA.  At each Closing, Heat PHE, Inc. will deliver to the Buyers evidence of the transfer of the specified equity interest in the Target Companies and Buyers need to deliver to Heat PHE, Inc.’s China subsidiary, SmartHeat Heat Exchange Equipment Co. Ltd., the consideration by wire transfer of immediately available funds.  At the Closing the parties shall exchange mutual releases.

If the conditions precedent have not been satisfied on or before the Closing Date, the parties have agreed that the Purchase Price and all documents required to be delivered at the Closing will be deposited in escrow to be released when the conditions have been met. In the event that the conditions are not met on or prior to March 31, 2015, either party has the right to terminate the Amended EIPA.  On March 19, 2015 the Amended EIPA was amended to extend the termination date to April 15, 2015.

Dispute Resolution

The Amended EIPA provides for the following method of dispute resolution:

•	The Amended EIPA is governed by the laws of the People’s Republic of China.

•
The Parties will use good faith efforts to settle disputes by mediation before the Hong Kong International Arbitration Centre (HKIAC) under the then-current version of HKIAC’s Commercial Mediation Rules. Three mediators shall be appointed, one by Heat PHE, Inc., one by Buyers, and one who shall be selected by the Parties mutual agreement.

•	If the mediation is concluded without the dispute being resolved, the parties may, at their option refer the dispute to arbitration at HKIAC in accordance with International Arbitration Rules.

Accounting Treatment

Following the closing of the Stock Sale, which is expected to occur after the closing conditions are met, the Company’s balance sheet will no longer reflect the assets and liabilities of the Target Subsidiaries, but will instead reflect the amounts received at the Closings and the assets and liabilities of Heat HP subsidiaries, Heat PHE subsidiaries (SanDeKe Co., Ltd. and SmartHeat Heat Exchange Equipment Co., Ltd.) and the parent company.

The Stock Sale will result in an expected a loss of $35.27 million from the 100% equity interest sale of the sold entities consisting of a $44.06 million loss on sale resulting from the difference of the total selling price and the net assets of sold entities, netted with the $8.79 million due to the forgiveness of all net indebtedness owing to the Target Companies by SmartHeat and each of its other subsidiaries. The Company determined that the restated carrying values of the assets and liabilities being sold are appropriate and comply with GAAP. Under GAAP, assts are required to be recorded at fair value if fair value is less than the cost of the asset based on carrying value. As of Decembe31, 2013 the Company conducted a line by line detail analysis of each current account to insure that each asset account was recorded at fair value and adequate reserves were provided, including reserves for accounts receivable other receivables/payments, advances to supplies and inventory. The Company also performed a test of recoverability of long-lived assets to be held and used by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the assets. If the carrying amount of the asset exceeded it estimated undiscounted future cash flow, an impairment charge was recognized based on thee excess of the carrying amount over the fair value.  Fair value was determined using the asset’s expected future discounted cash flow or market value, if readily determinable.  The Company concluded that the long-lived assets of sold entities were fully impaired and wrote off all noncurrent assets of the sold entities as of December 31, 2013.  Please also refer to Footnotes 1 and 2 of pages F- 8 and F- 9, F-27 and F-30.

Interests of Certain Persons in the Stock Sale.

Buyers consist of a group of 25 natural persons, all of whom are P.R.C. citizens, including Wen Sha, Jun Wang and Xudong Wang, managers of the Company’s subsidiaries engaged in the PHE segment of its business, and Huajun Ai and Yingkai Wang, the Company’s Corporate Secretary and Acting Chief Accountant, respectively. Huajun Ai, Wen Sha, Jun Wang and Xudong Wang are also principals in Northtech Holdings Inc.

INFORMATION ABOUT SMARTHEAT INC.

BUSINESS

General

We are a U.S. holding company with no material assets other than the ownership interests of our foreign subsidiaries that design, manufacture and sell PHEs, heat pumps, and related systems in the People’s Republic of China (“PRC”) and Germany. A PHE is a device that transfers heat from one fluid to another fluid across large metal plates. PHE products are used in the industrial, residential and commercial sectors to make energy use more efficient and to reduce pollution by reducing the need for coal fired boilers. Our subsidiaries design, manufacture, sell and service PHEs, PHE Units, which combine PHEs with various pumps, temperature sensors, valves and automated control systems, heat meters and heat pumps for use in commercial and residential buildings. They also design, manufacture and sell spiral heat exchangers and tube heat exchangers. Their products and related systems are an increasingly important element in providing a clean technology solution to energy consumption and air pollution problems in China and are commonly used in a wide variety of industrial processes where heat transfer is required. Common applications include energy conversion for heating, ventilation and air conditioning (“HVAC”), and industrial use in petroleum refining, petrochemicals, metallurgy, food and beverage and chemical processing. Our subsidiaries sell their products under the SmartHeat and Taiyu brand names and also sell PHEs under the Sondex brand name as an authorized dealer of Sondex PHEs in China.

Our History

We were incorporated in the State of Nevada on August 4, 2006, under the name Pacific Goldrim Resources, Inc., as an exploration stage corporation with minimal operations, to engage in the exploration for silver, lead and zinc. On April 14, 2008, we changed our name to SmartHeat Inc. and entered into a Share Exchange Agreement (the “Share Exchange Agreement”), to acquire Shenyang Taiyu Machinery & Electronic Equipment Co., Ltd., subsequently renamed SmartHeat Taiyu (Shenyang) Energy Technology Co., Ltd. (“Taiyu”), a privately held Sino-foreign joint venture company formed under the laws of the PRC on July 24, 2002, and engaged in the design, manufacture, sale and service of PHE products in China. The Share Exchange Agreement was entered into by SmartHeat, Taiyu and the stockholders of Taiyu. At the closing of the Share Exchange Agreement, all of the equitable and legal rights, title and interests in and to Taiyu’s share capital of Yuan 25,000,000 were exchanged for 1,850,000 shares of SmartHeat Common Stock (the “Share Exchange”). We received PRC government approval on May 28, 2008, of our subscription for 71.6% of the registered capital of Taiyu, and approval on June 3, 2009, of the transfer of the remaining 28.4% ownership of Taiyu from the original joint venture stockholders who had received shares of our Common Stock in the Share Exchange. As a result of the Share Exchange and subsequent transactions contemplated by the Share Exchange Agreement, and receipt of the above PRC government approvals, Taiyu became our wholly foreign-owned enterprise, or WFOE.

Prior to our acquisition of Taiyu, we had no interest in any property, but had the right to conduct exploration activities on 13 mineral title cells covering 27,027 hectares (66,785 acres) in the Slocan Mining Division of southeastern British Columbia, Canada. In connection with the acquisition of Taiyu, we transferred all of our pre-closing assets and liabilities (other than the obligation to pay a $10,000 fee to our audit firm) to a wholly owned subsidiary, PGR Holdings, Inc., a Nevada corporation (“SplitCo”), under the terms of an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations dated April 14, 2008. We sold all of the outstanding capital stock of SplitCo to Jason Schlombs, our former director and officer and one of our major stockholders, pursuant to a Stock Purchase Agreement dated April 14, 2008, in exchange for the return of his 250,000 shares of our Common Stock to us for cancellation.

As an expansion of our business following our acquisition of Taiyu, we acquired and established strategic subsidiaries in China and Germany. On September 25, 2008, we acquired SanDeKe Co., Ltd., or SanDeKe, a Shanghai-based manufacturer of PHEs. On June 16, 2009, we completed an asset purchase transaction with Siping Beifang Heat Exchanger Manufacture Co., Ltd., or Siping Beifang, to set up a new manufacturing facility under our newly incorporated subsidiary, SmartHeat Siping Beifang Energy Technology Co., Ltd., or SmartHeat Siping. On August 14, 2009, we formed Beijing SmartHeat Jinhui Energy Technology Co., Ltd., or Jinhui, a joint venture in Beijing of which we own 52%, to provide consulting services and expand our sales of PHEs into new industries and regions of China. On April 7, 2010, we formed SmartHeat (China) Investment Co., Ltd., or SmartHeat Investment, as an investment holding company in Shenyang for our investment in and establishment of new companies and businesses in China. On April 12, 2010, SmartHeat Investment formed SmartHeat (Shenyang) Energy Equipment Co., Ltd., or SmartHeat Energy, as its wholly owned subsidiary for the research, development, manufacturing and sales of energy products. On May 6, 2010, we formed SmartHeat (Shanghai) Trading Co., Ltd., or SmartHeat Trading, through a nominee, Cleantech Holdings Inc., a British Virgin Islands company, or Cleantech Holdings, to market and expand sales of our branded products in China. Effective as of November 9, 2011, we terminated the nominee-owner relationship and acquired direct control over SmartHeat Trading. On December 2, 2010, we formed Hohhot Ruicheng Technology Co., Ltd., or Ruicheng, a joint venture in Hohhot City, China, for the design and manufacture of heat meters, of which we acquired 51% of the equity interest on January 7, 2011. On March 1, 2011, we entered into a purchase agreement to acquire 95% of the equity interests in Shenyang Bingchuan Refrigerating Machine Limited Company, a Shenyang-based state-owned heat pump manufacturer and designer subsequently renamed SmartHeat (Shenyang) Heat Pump Technology Co., Ltd., or SmartHeat Pump. On November 1, 2011, we increased the registered capital of SmartHeat Pump and thereby increased our ownership percentage to 98.8%. On March 3, 2011, we completed the acquisition of Gustrower Warmepumpen GmbH, subsequently renamed SmartHeat Deutschland GmbH, or SmartHeat Germany, a designer and manufacturer of high efficiency heat pumps in Germany, to extend our clean technology heating solutions into the rapidly growing heat pump markets in Europe and China. We subsequently transferred ownership of SmartHeat Germany to SmartHeat Pump. On April 10, 2012, we established a new joint venture named Urumchi XinRui Technology Limited Liability Company (“XinRui”), of which we acquired 46%.

Our Business Segments

On August 23, 2013, the Company formed two new wholly-owned subsidiaries in the state of Nevada, Heat HP, Inc.(“Heat HP”) and Heat PHE, Inc. (“Heat PHE”), in order to reorganize the Company’s ownership structure over its subsidiaries. On August 23, 2013, the Company entered into an assignment agreement (“Assignment Agreement”)with each of Heat HP and Heat PHE which effected the reorganization.  The reorganization was performed so the Company’s subsidiaries would be organized along their respective operating segments with Heat HP holding those subsidiaries that operated in the heat pumps and related products segment and Heat PHE holding those subsidiaries that operated in the plate heating equipment, meters and related products segment.  The Company initially presented its financial results for the quarter ended March 31, 2013, in accordance with these operating segments and has continued segment reporting since that time.

Under the Assignment Agreement with Heat HP, the Company agreed to transfer, and in the case of indirectly owned subsidiaries, cause to be transferred, to Heat HP the following subsidiaries of the Company:

Heat HP
SmartHeat (China) Investment Co., Ltd.
SmartHeat (Shenyang) Heat Pump Technology Co., Ltd.
SmartHeat Deutschland GmbH
SmartHeat (Shanghai) Trading Co., Ltd.
Beijing SmartHeat Jinhui Energy Technology Co., Ltd.

Under the Assignment Agreement with Heat PHE, the Company agreed to transfer, and in the case of indirectly owned subsidiaries, cause to be transferred, to Heat PHE the following subsidiaries of the Company:

Heat PHE
SmartHeat Taiyu (Shenyang) Energy Technology Co., Ltd.
SanDeKe Co., Ltd.
SmartHeat (Shenyang) Energy Equipment Co., Ltd.
SmartHeat Siping Beifang Energy Technology Co., Ltd.
Hohhot Ruicheng Technology Co., Ltd.

Our Corporate Structure

Our corporate structure as of the date of this report is set forth in the following diagram. SanDeKe and SmartHeat Investment are WFOEs authorized by their respective business licenses to operate our businesses in China. SmartHeat Deutschland GmbH is wholly owned by Heat HP Inc. We own 52%,  30.6% and 27.6%, respectively, of the equity interests in our PRC-based joint venture companies, Jinhui,  Ruicheng and XinRui. SmartHeat Energy is a wholly owned subsidiary of SmartHeat Investment. Taiyu owns 98.8% of the equity interests of SmartHeat Pump. Prior to November 9, 2011, we had no direct ownership interest in SmartHeat Trading; instead, we controlled and were entitled to 100% of the profit or loss of SmartHeat Trading under contractual arrangements. Effective as of November 9, 2011, we terminated the nominee-owner relationship and acquired direct control over SmartHeat Trading.

*On August 23, 2013, SmartHeat entered into Assignments agreements with each of Heat HP and Heat PHE in order to reorganize the structure of its subsidiaries.  Under the Assignment Agreements SmartHeat agreed to be transfer, and in the case of indirectly owned subsidiaries, cause to be transferred, certain subsidiaries to each of Heat HP and Heat PHE. Further, under the Assignment Agreements, SmartHeat agreed to cause its directly and indirectly owned subsidiaries to record these transfers with the applicable government agency in the People’s Rpublic of China, and in the case of SmartHeat Germany, in Germany. The restructured entity is reflected above after giving effect to the sale of 40% of the Company’s ownership interests in SmartHeat Taiyu (Shenyang) Energy; SmartHeat Siping Beifang Energy Technology Co., Ltd.; SmartHeat (Shenyang) Energy Equipment Co. Ltd.; Hohot Ruicheng Technology Co., Ltd.; and Urumchi XinRui Technology Limited Liability Company on December 31, 2014.

(1) We hold through 98.8% of the equity interest in SmartHeat Pump, with the remaining 1.2% of the equity interest held by Shenyang Economic and Technological Development Zone State-owned Assets Management Co., Ltd.

(2) We control 52% of Jinhui pursuant to a joint venture agreement entered into with the minority owner, Beijing Jun Tai Heng Rui Investment Consultancy Co. Ltd.

(3) We control 30.6% of Ruicheng pursuant to a joint venture agreement entered into with the minority owners, Hohhot Chengfa Heating Co. Ltd. and Beijing Taiyu Huineng Machinery and Electronic Equipment Co. Ltd. and our sale of 40% of our equity interests to the Chinese buying group.

Form of Proxy Card

SMARTHEAT INC
SHENYANG ECONOMIC AND TECH DEV ZONE
A-1, 10,STREET 7
SHENYANG, CHINA 110141

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000227219_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com .

SMARTHEAT INC
Special Meeting of Stockholders
March 30, 2015 1:30 PM LST
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Oliver Bialowons and Huujun Ai and either of them, as proxy, with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SMARTHEAT INC that the shareholder(s) is/are entitled to vote at the Special Meeting of shareholder(s) to be continued in the Clubroom at the Langham Place, 555 Shanghai Street, Mongkok, Kowloon, Hong Kong, China on March 30, 2015 at 1:30 PM LST and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000227219_2 R1.0.0.51160

Continued and to be signed on reverse side

FINANCIAL STATEMENTS

Additionally, the following pro forma financial statements of the Company are included on the pages indicated at the end of this Proxy Statement:

Page
Introduction	F-1

Smartheat Inc and Subsidiaries Unaudited Pro Forma Consolidated Balance Sheet Reflecting the Sale of Certain Entities of PHE Segment, December 31, 2014	F-2

Smartheat Inc and Subsidiaries Unaudited Pro Forma Consolidated Statement of Operations Reflecting The Sale of Certain Entities of PHE Segment, Year Ended December 31, 2014	F-3

Smartheat Inc and Subsidiaries Unaudited Pro Forma Consolidated Statement of Operations Reflecting The Sale of Certain Entities of PHE Segment, Year Ended December 31, 2013	F-4

Smartheat Taiyu (Shenyang) Energy Technology Co., Ltd. Smartheat Siping Beifang Energy Technology Co., Ltd. Smartheat (Shenyang) Energy Equipment Co., Ltd., Unaudited Combined Balance Sheets, December 31, 2014 and 2013
F-5

Smartheat Taiyu (Shenyang) Energy Technology Co., Ltd. Smartheat Siping Beifang Energy Technology Co., Ltd. Smartheat (Shenyang) Energy Equipment Co., Ltd., Unaudited Combined Statements of Operations and Comprehensive Loss, the Year Ended December 31, 2014 and 2013
F-6

Smartheat Taiyu (Shenyang) Energy Technology Co., Ltd. Smartheat Siping Beifang Energy Technology Co., Ltd. Smartheat (Shenyang) Energy Equipment Co., Ltd., Unaudited Combined Statements of Cash Flows, the Year Ended December 31, 2014 and 2013
F-7

Smartheat Taiyu (Shenyang) Energy Technology Co., Ltd. Smartheat Siping Beifang Energy Technology Co., Ltd. Smartheat (Shenyang) Energy Equipment Co., Ltd., Notes to Combined Financial Statements, December 31, 2014 and 2013
F-8

Report of MJF on 2014 audited financial statements	F-20

Report of GKM on 2013 audited financial statements	F-21

Smartheat Inc. Consolidated Balance Sheets as of December 31, 2014 and 2013	F-22

Smartheat Inc. Consolidated Statements of Operations and Comprehensive Loss years ended December 31, 2014 and 2013	F-23

Smartheat Inc. Consolidated Statements of Cash Flows years ended December 31, 2014 and 2013	F-24

Smartheat Inc. Consolidated Statements of Stockholders’ Equity years ended December 31, 2014 and 2013	F-25

Smartheat Inc. Notes to Consolidated Financial Statements, December 31, 2014 and 2013	F-26

BASIS OF UNAUDITED PRO FORMA FINANCIAL INFORMATION

On December 30, 2013, the Company, closed the transaction contemplated by the Equity Interest Purchase Agreement, dated October 10, 2013, whereby the buyers purchased 40% of the Company’s equity interests in the following PHE segment subsidiaries: SmartHeat Taiyu (Shenyang) Energy; SmartHeat Siping Beifang Energy Technology Co., Ltd.; SmartHeat (Shenyang Energy Equipment) Co. Ltd.; Hohot Ruicheng Technology Co., Ltd.; and Urumchi XinRui Technology Limited Liability Company (collectively, the “Target Companies”). The purchase price was RMB 5,000,000.  Hohot Ruicheng Technology Co., Ltd. was 51% owned and Urumchi XinRui Technology Limited Liability Company (“XinRui”) was 46% owned by SmartHeat US parent company prior to 40% equity interest sell.

On November 28, 2014, the Company entered into an Amended and Restated EIPA, which amended and restated the EIPA dated October 10, 2013 between the Company and the buyers. Under the terms of the Amended EIPA, the buyers have agreed to purchase the remaining 60% of the Company’s equity interests in the Target Companies effective as of December 31, 2014 (the “Closing Date”). The purchase price for the remaining 60% consists of: (i) consideration of RMB8.5 million and (ii) the forgiveness of all net indebtedness owing to the Target Companies by SmartHeat and each of its other subsidiaries as of December 31, 2014. The effectiveness of the transaction is subject to the following conditions: (i) approval of SmartHeat’s shareholders and (ii) receipt by the Board of Directors (“BOD” or the “Board”) of SmartHeat of an opinion that the purchase and sale transaction is fair to the shareholders of SmartHeat from a financial point of view. The parties executed a mutual release delivered at the closing which provided, in part, for the Companies to forgive all net indebtedness from SmartHeat and all of itsother subsidiaries. In the event that the conditions are not met prior to December 31, 2014, the consideration and all documents will be deposited into escrow and released when the conditions have been satisfied; provided that if the conditions are not satisfied on or before March 31, 2015, either party may terminate the Amended EIPA and the funds and documents will be returned to the depositing party.

As of  December 31, 2014, the Company evaluated it is highly probably the shareholders will approve the additional 60% equity sale, and accordingly, the pro forma consolidated financial statements reflecting the total of 100% equity interest sale of Target Companies were presented as set forth below.  The transaction will result in an expected a loss of $35.27 million from the sale of the 100% equity interest of the sold entities, consisting of a $44.06 million loss on sale resulting from the difference of the total selling price and the net assets of sold entities, netted off with the $8.79 million the forgiveness of all net indebtedness owing to the sold entities by SmartHeat and each of its other subsidiaries.  The loss is not reflected in the unaudited pro forma statements of operations because it is a material non-recurring charge directly related to the transaction that will be included in our results within the 12 months after the transaction.

The following unaudited pro forma consolidated statements of operations present SmartHeat Inc. for the year ended December 31, 2014 and 2013, as if the 100% equity sale occurred  on January 1, 2013 and 2014, respectively, for the purpose of the statements of operations. The accompanying unaudited pro forma consolidated balance sheet presents the accounts of SmartHeat Inc. as if the 100% equity sale occurred on December 31, 2014.  The loss is not reflected in the unaudited pro forma statements of operations because it is a material non-recurring charge directly related to the transaction that will be included in our results within the 12 months after the transaction.

SMARTHEAT INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
REFLECTING THE SALE OF CERTAIN ENTITIES OF PHE SEGMENT

	AS OF DECEMBER 31, 2014
	Company Historical (1)	Sales of PHE segment (2)	Pro Forma adjustments		Company Pro Forma

ASSETS

CURRENT ASSETS
Cash & equivalents	$13,682,624	$9,490,641	$-		$4,191,983
Restricted cash	9,913,104	9,847,182			65,922
Accounts receivable, net	16,052,184	18,437,984	3,829,234	a, b	1,443,434
Retentions receivable, net	1,309,057	1,206,786			102,271
Advances to suppliers, net	2,417,949	3,012,776	(609,745)	b	(1,204,572)
Other receivables (net), prepayments and deposits	5,068,411	26,902,540	22,677,382	a, b	843,253
Inventories, net	49,349,195	42,233,818			7,115,377
Taxes receivable	325,252	303,108			22,144
Notes receivable - bank acceptances	2,271,131	2,271,131			-

Total current assets	100,388,907	113,705,966	25,896,871		12,579,812

NONCURRENT ASSETS
Long term investment	29,540	-	(29,540)	b	-
Restricted cash	123,002	123,002			-
Construction in progress	84,533	84,533			-
Property and equipment, net	1,995,520	757,330			1,238,190
Intangible assets, net	576,999	-			576,999

Total noncurrent assets	2,809,594	964,865	(29,540)		1,815,189

TOTAL ASSETS	$103,198,501	$114,670,831	$25,867,331		$14,395,001

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$7,384,756	$8,106,600	$1,467,290	a, b	$745,446
Advances from customers	2,714,603	1,992,933	(609,745)	b	111,925
Taxes payable	196,246	183,185			13,061
Accrued liabilities and other payables	19,319,461	31,649,373	14,860,195	a, b	2,530,283
Notes payable - bank acceptances	1,401,530	1,401,530			-
Loans payable	25,111,702	25,111,702			-

Total current liabilities	56,128,298	68,445,323	15,717,740		3,400,715

CREDIT LINE PAYABLE	2,749,335	-			2,749,335

LONG-TERM LOAN	-	-			-

DEFERRED TAX LIABILITY	66,024	-			66,024

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock	6,783	-			6,783
Paid-in capital	87,500,456	59,341,363	77,326,388	b	105,485,481
Statutory reserve	5,389,057	4,608,375	4,608,375	b	5,389,057
Accumulated other comprehensive income	8,549,568	7,065,900	7,065,900	b	8,549,568
Accumulated deficit	(76,198,760)	(43,579,536)	(78,851,072)	a, b	(111,470,296)

Total Company stockholders' equity	25,247,104	27,436,102	10,149,591		7,960,593

NONCONTROLLING INTEREST	19,007,740	18,789,406			218,334

TOTAL EQUITY	44,254,844	46,225,508	10,149,591		8,178,927

TOTAL LIABILITIES AND EQUITY	$103,198,501	$114,670,831	$25,867,331		$14,395,001

(1) Source: unaudited financial statements of SmartHeat Inc. as of December 31, 2014, as included in this proxy.
(2) Source: unaudited financial statements of disposed entities of SmartHeat Inc. as of December 31, 2014, as included in this proxy.
(a) To reflect the effect of forgiveness of all net indebtedness owing to Target Companies by SmartHeat and each of its other subsidiaries.
(b) To reflect the sale of 100% equity interest on Target companies, and loss on the sale.
(c) The table below reconciles the intercompany pro forma adjustments in the Company’s pro forma balance sheet related to other receivables (net), prepayments and deposits in the amount of $22,677,382, and accrued liabilities and other payables in the amount of $14,860,195, with the related party amount disclosed in Note 6 for $22,353,558 and Note 12 for $16,327,639 in the historical financial statements of the Target Companies as of December 31, 2014.

Other receivables of Target Companies	$16,327,639
Elimination of other payables of remaining entities to Target Companies	22,353,558
Waiver of receivables of remaining entities from Target Companies per selling agreement of the forgiveness of all net indebtedness owing to Target Companies by SmartHeat and each of its other subsidiaries	(16,003,815)
Total pro forma adjustments for other receivables	$22,677,382

Other payables of Target Companies	$22,353,558
Elimination of other receivables of remaining entities from Target Companies	16,327,639
Pro forma adjustment to eliminate other payable of RMB 8.5 million that holding company received from buyer as deposit for the sale on December 24, 2014 to reflect the sale of additional 60% equity interest was effective on December 31, 2014	(1,389,116)
Waiver of payables of remaining entities to Target Companies per selling agreement of the forgiveness of all net indebtedness owing to Target Companies by SmartHeat and each of its other subsidiaries	(22,431,886)
Total pro forma adjustments for other payables	$14,860,195

SMARTHEAT INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
REFLECTING THE SALE OF CERTAIN ENTITIES OF PHE SEGMENT

	YEAR ENDED DECEMBER 31, 2014
	Company Historical (1)	Sales of PHE segment (2)	Pro Forma adjustments		Company Pro Forma

Net sales	$34,075,959	$28,480,330	$1,489,420	a	$7,085,049
Cost of goods sold	32,941,074	28,657,177	1,489,420	a	5,773,317

Gross loss	1,134,885	(176,847)	-		1,311,732

Operating expenses
Selling	6,563,729	4,748,596			1,815,133
General and administrative	7,767,391	3,221,930			4,545,461
Provision for bad debts	(4,663,703)	(2,241,241)			(2,422,462)
Provision for advance to supplier	3,470,029	1,143,178			2,326,851

Total operating expenses	13,137,446	6,872,463	-		6,264,983

Loss from operations	(12,002,561)	(7,049,310)	-		(4,953,251)

Non-operating income (expenses)
Investment income (loss)	2,808	-			2,808
Interest income	161,123	142,154			18,969
Interest expense	(1,792,765)	(1,578,275)			(214,490)
Financial expense	(284,387)	(132,823)			(151,564)
Gain on issuance of stock	130,000	-			130,000
Foreign exchange transaction gain (loss)	(3,785)	(3,785)			-
Other income, net	952,470	401,389			551,081

Total non-operating expenses, net	(834,536)	(1,171,340)	-		336,804

Loss before income tax	(12,837,097)	(8,220,650)	-		(4,616,447)
Income tax expense	48,717	-			48,717

Net loss before noncontrolling interest	(12,885,814)	(8,220,650)	-		(4,665,164)
Less: loss attributable to noncontrolling interest	(3,317,826)	(3,288,260)			(29,566)

Net loss to SmartHeat Inc.	(9,567,988)	(4,932,390)	-		(4,635,598)

Basic and diluted weighted average shares outstanding	6,564,084	-	-		6,564,084

Basic and diluted loss per share	$(1.46)	-	-		$(0.71)

(1) Source: unaudited financial statements of SmartHeat Inc. as of and for the year ended December 31, 2014, as included in this proxy.
(2) Source: unaudited financial statements of disposed entities of SmartHeat Inc. for the year ended December 31, 2014, as included in this proxy.
(a) To include the inter-company sales between disposed entities and other subsidiaries of SmartHeat Inc.
(b) The transaction will result in an expected loss of $35.27 million from the 100% equity interest sale of the entities to be sold consisting of a $44.06 million loss on sale resulting from the difference of the total selling price and the net assets of sold entities, netted off with the $8.79 million the forgiveness of all net indebtedness owing to the sold entities by SmartHeat and each of its other subsidiaries.  The loss is not reflected in the unaudited pro forma statements of operations because it is a material non-recurring charge directly related to the transaction that will be included in our results within the 12 months after the transaction.

SMARTHEAT INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
REFLECTING THE SALE OF CERTAIN ENTITIES OF PHE SEGMENT

	YEAR ENDED DECEMBER 31, 2013
	Company Historical (1)	Sales of PHE segment (2)	Pro Forma adjustments		Company Pro Forma

Net sales	$44,709,526	$38,915,416	$1,974,163	a	$7,768,273
Cost of goods sold	40,401,380	35,659,348	1,974,163	a	6,716,195

Gross profit (loss)	4,308,146	3,256,068	-		1,052,078

Operating expenses
Selling	6,864,060	5,084,636			1,779,424
General and administrative	10,400,323	5,582,360			4,817,963
Long-lived assets impairment	13,730,849	13,730,849			-
Impairment of long term investment	908,084	-	-		908,084
Provision for bad debts	24,980,195	24,638,062			342,133
Provision for advance to supplier	1,666,906	(682,973)			2,349,879

Total operating expenses	58,550,417	48,352,934	-		10,197,483

Loss from operations	(54,242,271)	(45,096,866)	-		(9,145,405)

Non-operating income (expenses)
Investment income (loss)	153,237	-			153,237
Interest income	159,972	79,704			80,268
Interest expense	(1,816,457)	(1,758,210)			(58,247)
Financial expense	(249,681)	(73,567)			(176,114)
Foreign exchange transaction gain	(9,495)	(9,478)			(17)
Loss on sale of equity interest	(842,491)	-			(842,491)
Other income, net	1,314,945	470,730			844,215

Total non-operating expenses, net	(1,289,970)	(1,290,821)			851

Loss before income tax	(55,532,241)	(46,387,687)	-		(9,144,554)
Income tax expense (benefit)	(50,657)	26,725			(77,382)

Net loss before noncontrolling interest	(55,481,584)	(46,414,412)	-		(9,067,172)
Less: loss attributable to noncontrolling interest	(5,812,243)	(5,798,050)			(14,193)

Net loss to SmartHeat Inc.	(49,669,341)	(40,616,362)			(9,052,979)

Basic and diluted weighted average shares outstanding	5,870,111	-	-		5,870,111

Basic and diluted loss per share	$(8.46)	-	-		$(1.54)

(1) Source: audited financial statements of SmartHeat Inc. as of and for the year ended December 31, 2013, as filed in the Form 10-K/A filed with the SEC on October 24, 2014.
(2) Source: unaudited financial statements of disposed entities of SmartHeat Inc. for the year ended December 31, 2013, as included in this proxy.
(a) To include the inter-company sales between disposed entities and other subsidiaries of SmartHeat Inc.

SMARTHEAT TAIYU (SHENYANG) ENERGY TECHNOLOGY CO., LTD
SMARTHEAT SIPING BEIFANG ENERGY TECHNOLOGY CO., LTD
SMARTHEAT (SHENYANG) ENERGY EQUIPMENT CO., LTD
COMBINED BALANCE SHEETS
(UNAUDITED)

	December 31, 2014	December 31, 2013
ASSETS

CURRENT ASSETS
Cash & equivalents	$9,490,641	$9,283,788
Restricted cash	9,847,182	2,345,258
Accounts receivable, net	18,437,984	14,822,112
Retentions receivable, net	1,206,786	4,141,585
Advances to suppliers, net	3,012,776	4,848,270
Other receivables (net), prepayments and deposits	26,902,540	26,344,942
Inventories, net	42,233,818	48,787,876
Taxes receivable	303,108	968,124
Notes receivable - bank acceptances	2,271,131	2,529,954

Total current assets	113,705,966	114,071,909

NONCURRENT ASSETS
Restricted cash	123,002	123,398
Construction in progress	84,533	-
Property and equipment, net	757,330	-
Intangible assets, net	-	10,320,173

Total noncurrent assets	964,865	10,443,571

TOTAL ASSETS	$114,670,831	$124,515,480

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$8,106,600	$7,474,235
Advance from customers	1,992,933	1,875,894
Taxes payable	183,185	130,379
Accrued liabilities and other payables	31,649,373	30,938,077
Notes payable - bank acceptances	1,401,530	2,590,025
Loans payable	25,111,702	24,462,299

Total current liabilities	68,445,323	67,470,909

LONG-TERM LOAN	-	2,132,231

STOCKHOLDERS' EQUITY

Paid-in capital	59,341,363	59,341,363
Statutory reserve	4,608,375	4,608,375
Accumulated other comprehensive income	7,065,900	7,517,274
Accumulated deficit	(43,579,536)	(38,647,146)

Total Companies stockholders' equity	27,436,102	32,819,866

NONCONTROLLING INTEREST	18,789,406	22,092,474

TOTAL EQUITY	46,225,508	54,912,340

TOTAL LIABILITIES AND EQUITY	$114,670,831	$124,515,480

SMARTHEAT TAIYU (SHENYANG) ENERGY TECHNOLOGY CO., LTD
SMARTHEAT SIPING BEIFANG ENERGY TECHNOLOGY CO., LTD
SMARTHEAT (SHENYANG) ENERGY EQUIPMENT CO., LTD
COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	YEARS ENDED DECEMBER 31,
	2014	2013

Net sales	$28,480,330	$38,915,416
Cost of goods sold	28,657,177	35,659,348

Gross profit (loss)	(176,847)	3,256,068

Operating expenses
Selling	4,748,596	5,084,636
General and administrative	3,221,930	5,582,360
Long-lived assets impairment		13,730,849
Provision for bad debts	(2,241,241)	24,638,062
Provision for advance to supplier	1,143,178	(682,973)

Total operating expenses	6,872,463	48,352,934

Income (loss) from operations	(7,049,310)	(45,096,866)

Non-operating income (expenses)
Interest income	142,154	79,704
Interest expense	(1,578,275)	(1,758,210)
Financial expense	(132,823)	(73,567)
Foreign exchange transaction gain	(3,786)	(9,478)
Other income (expense), net	401,390	470,730

Total non-operating expenses, net	(1,171,340)	(1,290,821)

Loss before income tax	(8,220,650)	(46,387,687)
Income tax expense	-	26,725

Net loss before noncontrolling interest	(8,220,650)	(46,414,412)
Less: Loss attributable to noncontrolling interest	(3,288,260)	(5,798,050)

Net loss to SmartHeat Inc. - disposed entities	(4,932,390)	(40,616,362)

Other comprehensive item
Foreign currency translation gain (loss) attributable to SmartHeat Inc.	(451,374)	(2,427,319)

Foreign currency translation gain (loss) attributable to noncontrolling interest	(14,808)	18,939

Comprehensive loss attributable to SmartHeat Inc.	$(5,383,764)	$(43,043,681)

Comprehensive income (loss) attributable to noncontrolling interest	$(3,303,068)	$(5,779,111)

SMARTHEAT TAIYU (SHENYANG) ENERGY TECHNOLOGY CO., LTD
SMARTHEAT SIPING BEIFANG ENERGY TECHNOLOGY CO., LTD
SMARTHEAT (SHENYANG) ENERGY EQUIPMENT CO., LTD
COMBINED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	YEARS ENDED DECEMBER 31,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Loss including noncontrolling interest	$(8,220,650)	$(46,414,412)
Adjustments to reconcile loss including noncontrolling interest to net cash used in operating activities:
Depreciation and amortization	165,388	1,458,014
Long-lived assets impairment	-	13,730,849
Provision for bad debts	(2,241,241)	24,638,062
Provision for inventory impairment	6,770,654	5,934,938
Provision for advance to suppliers	1,143,178	(682,973)
Change in warranty reserves	38,884	-
Loss (gain) on disposal of fixed assets	(46,340)	19,133
Unearned interest on accounts receivable	-	26,755
(Increase) decrease in assets and liabilities:
Accounts receivable	4,840,601	(898,871)
Retentions receivable	732,665	60,346
Advances to suppliers	667,674	(1,645,706)
Other receivables, prepayments and deposits	(4,728,835)	(4,461,236)
Inventories	(417,824)	(2,271,248)
Taxes payable	711,616	(1,520,422)
Accounts payable	(517,744)	1,156,897
Advance from customers	(2,842,438)	(2,795,259)
Accrued liabilities and other payables	3,306,816	11,447,934

Net cash used in operating activities	(637,596)	(2,217,199)

CASH FLOWS FROM INVESTING ACTIVITIES:
Change in restricted cash	(7,480,980)	(1,518,908)
Cash received from sale of disposed property & equipment	19,534	-
Cash disposed from equity interest sale	-	(399,241)
Government refund of land use right	10,322,150	-
Acquisition of property & equipment	(794,019)	(589,621)
Cash paid for construction in progress	(57,020)	(1,851)
Notes receivable	248,706	(264,229)

Net cash provided by (used in) investing activities	2,258,371	(2,773,850)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term loans	28,874,261	24,483,311
Repayment on short-term loans	(30,255,598)	(24,846,320)

Net cash used in financing activities	(1,381,337)	(363,009)

EFFECT OF EXCHANGE RATE CHANGE ON CASH & EQUIVALENTS	(32,585)	346,751

NET INCREASE (DECREASE) IN CASH & EQUIVALENTS	206,853	(5,007,307)

CASH & EQUIVALENTS, BEGINNING OF PERIOD	9,283,788	14,291,095

CASH & EQUIVALENTS, END OF PERIOD	$9,490,641	$9,283,788

Supplemental cash flow data:
Income tax paid	$-	$720,001
Interest paid	$1,357,639	$1,663,459

SMARTHEAT TAIYU (SHENYANG) ENERGY TECHNOLOGY CO., LTD
SMARTHEAT SIPING BEIFANG ENERGY TECHNOLOGY CO., LTD
SMARTHEAT (SHENYANG) ENERGY EQUIPMENT CO., LTD
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013 (UNAUDITED)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

SmartHeat Taiyu (Shenyang) Energy Technology Co., Ltd. (“Taiyu”), is engaged in the design, manufacture, sale and servicing of plate heat exchange (“PHE”) products in China, Taiyu merged with SmartHeat Inc. (“SmartHeat”) on April 14, 2008. SmartHeat Siping Beifang Energy Technology Co., Ltd. (“SmartHeat Siping”), was incorporated on June 12, 2009 by SmartHeat, and is engaged in manufacture of PHEs. SmartHeat (Shenyang) Energy Equipment Co., Ltd. (“SmartHeat Energy”), was incorporated on April 12, 2010 by one of SmartHeat’s subsidiary - SmartHeat (China) Investment Co., Ltd. (“SmartHeat Investment”), and is engaged in research, development, manufacturing and sales of energy products. Hohhot Ruicheng Technology Co., Ltd. (“Ruicheng”), is a joint venture with 51% invested by SmartHeat on January 7, 2011, and is engaged in the design and manufacture of heat meters. Urumchi XinRui Technology Limited Liability Company (“XinRui”), is a joint venture with 46% invested by SmartHeat in April 2012, and is engaged in research and development, production and selling of heat meters and automatic control of heat supply network (collectively, the “Companies”).

On August 23 2013, SmartHeat formed two new wholly-owned subsidiaries in the State of Nevada, Heat HP Inc., and HEAT PHE Inc.  On August 23, 2013, SmartHeat Inc., the companies' United States parent company entered into Assignment Agreements with Heat HP Inc. and Heat PHE Inc., respectively. Under the Assignment Agreements, SmartHeat agreed to transfer 100% of its right, title and interest in certain subsidiaries to Heat HP Inc. and Heat PHE Inc. The reorganization was performed so SmartHeat’s subsidiaries would be organized along their respective operating segments with Heat HP holding those subsidiaries that operated in the heat pumps and related products segment and Heat PHE holding those subsidiaries that operated in the plate heating equipment, meters and related products segment.

After the assignment and prior to the 40% equity interest sale of Taiyu, SmartHeat Siping, SmartHeat Energy, Ruicheng and XinRui on December 30, 2013, Heat PHE Inc., owned 100% of Taiyu, SmartHeat Siping, SmartHeat Energy and 51% of Ruicheng, and SmartHeat owned 46% of XinRui.

On December 30, 2013, SmartHeat closed the transaction contemplated by the Equity Interest Purchase Agreement (“EIPA”) dated October 10, 2013, whereby the buyers purchased 40% of the equity interests in Taiyu, SmartHeat Siping, SmartHeat Energy, Ruicheng and XinRui. The purchase price was RMB 5,000,000.

On November 28, 2014, SmartHeat entered into an Amended and Restated EIPA, which amended and restated the EIPA dated October 10, 2013 between SmartHeat and the buyers. Under the terms of the Amended EIPA, the buyers agreed to purchase the remaining 60% of SmartHeat’s equity interests in the Companies effective as of December 31, 2014 (the “Closing Date”). The purchase price for the remaining 60% consists of: (i) consideration of RMB 8.5 million and (ii) the forgiveness of all net indebtedness owing to the Companies by SmartHeat and each of its other subsidiaries as of December 31, 2014 subject to termination provisions as set forth in EIPA. The transaction resulted in an expected loss of $35.27 million from the 100% equity interest sale of the sold entities consisting of a $44.06 million loss on sale resulting from the difference of the total selling price and the net assets of sold entities, netted off with the $8.79 million the forgiveness of all net indebtedness owing to the sold entities by SmartHeat and each of its other subsidiaries.

The effectiveness of the transaction is subject to the following conditions: (i) approval of SmartHeat’s shareholders and (ii) receipt by the Board of Directors (“BOD” or the “Board”) of SmartHeat of an opinion that the purchase and sale transaction is fair to the shareholders of SmartHeat from a financial point of view. The parties executed a mutual release delivered at the closing which provided, in part, for the Companies to forgive all net indebtedness from SmartHeat and all of its other subsidiaries. In the event that the conditions are not met prior to December 31, 2014, the consideration and all documents will be deposited into escrow and released when the conditions have been satisfied; provided that if the conditions are not satisfied on or before March 31, 2015, either party may terminate the Amended EIPA and the funds and documents will be returned to the depositing party.  As of December 31, 2014, the conditions were not met.

The buyers consist of a group of 25 natural persons, all of whom are PRC citizens, including Wen Sha, Jun Wang and Xudong Wang, managers of the SmartHeat’s subsidiaries engaged in the PHE segment of its business, and Huajuan Ai and Yingkai Wang, the SmartHeat’s Corporate Secretary and Acting Chief Accountant, respectively.  Huajuan Ai, Wen Sha, Jun Wang and Xudong Wang are also principals in Northtech Holdings Inc (“Northtech).  Northtech is the operating fund provider of SmartHeat Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The unaudited consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present a fair statement of the Companies consolidated and combined financial position as of December 31, 2014 and 2013, its consolidated and combined results of operations and cash flows for the years ended December 31, 2014 and 2013, as applicable, were made.

Principles of Combination

The accompanying unaudited combined financial statements include the accounts of Taiyu, SmartHeat Siping, and SmartHeat Energy, which are collectively referred to as the “Companies.” All significant intercompany accounts and transactions were eliminated in combination.

Noncontrolling Interest

The Companies follow Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 810, “Consolidation,” which established new standards governing the accounting for and reporting of noncontrolling interests (“NCIs”) in partially owned consolidated subsidiaries and the loss of control of subsidiaries. Certain provisions of this standard indicate, among other things, that NCIs, previously referred to as minority interests, be treated as a separate component of equity, not as a liability, as was previously the case, that increases and decreases in the parent’s ownership interest that leave control intact be treated as equity transactions rather than as step acquisitions or dilution gains or losses and that losses of a partially owned consolidated subsidiary be allocated to the NCI even when such allocation might result in a deficit balance. This standard also required changes to certain presentation and disclosure requirements. Losses attributable to the NCI in a subsidiary may exceed the NCI’s interests in the subsidiary’s equity. The excess attributable to the NCI is attributed to those interests. The NCI shall continue to be attributed its share of losses even if that attribution results in a deficit NCI balance.

After the sale of 40% equity interest of Taiyu, SmartHeat Siping, SmartHeat Energy, Ruicheng and Xinrui on December 30, 2013, the Companies’ noncontrolling interest consisted of 40% of Taiyu, SmartHeat Siping and SmartHeat Energy since then.  For accounting purposes net loss of Taiyu, SmartHeat Siping, SmartHeat Energy were not allocated to noncontrolling interest between December 30, 2013 and December 31, 2013, as the change in ownership interest may not change financial results materially between December 30, 2013 and December 31, 2013. However, the Companies performed long-lived assets impairment test for Taiyu, SmartHeat Siping, SmartHeat Energy on December 31, 2013, and recognized $13.73 million impairment loss out of which $5.49 million allocated to noncontrolling interest on December 31, 2013.

Use of Estimates

In preparing the financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates, required by management, include the recoverability of long-lived assets, allowance for doubtful accounts and the reserve for obsolete and slow-moving inventories. Actual results could differ from those estimates.

Cash and Equivalents

For purposes of the statement of cash flows, the Companies consider all highly liquid investments with an original maturity of three months or less to be cash equivalents.  As of December 31, 2014 and 2013, the Companies maintained restricted cash deposit in several bank accounts for the purposes described below.

	2014	2013
	(In millions)
Support of performance guarantee	$0.35	$1.04
Support of bank acceptance	0.7	1.30
Support of letter of credit	0.21	0.008
Financial product*	8.59	-
Total restricted cash - current	$9.85	$2.35
Performance guarantee -- noncurrent	$0.12	$0.12

* Financial product from a commercial bank in the PRC for RMB 40,000,000 ($8.59 million) was entered into on November 27, 2014 with maturity on January 7, 2015. The financial product has an expected annual interest rate of 4.5%.

Accounts and Retentions Receivable

The Companies maintain reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Based on historical collection activity, the Companies had allowances of $37.72 million and $46.42 million at December 31, 2014 and 2013, respectively.

At December 31, 2014 and 2013, the Companies had retentions receivable from customers for product quality assurance of $3.39 and $4.14 million, respectively. The retention rate varies from 5% to 20% of the sales price with variable terms from 3 to 24 months depending on the shipping date, and for PHE Units, the customer acceptance date, of the products and the number of heating seasons that the warranty period covers. The Companies had allowances of $2.18 million and $0 at December 31, 2014 and 2013, respectively.

Accounts receivable is net of unearned interest of $26,558 and $26,655 at December 31, 2014 and 2013, respectively. Unearned interest is imputed interest on accounts receivable with due dates over 1 year from the invoice date discounted at the Companies’ borrowing rate of 6.15% at December 31, 2012. The Companies did not record additional unearned interest after December 31, 2012 due to no long-term accounts receivable.

As of December 31, 2014, the Companies had accounts receivable of $3.83 million from the remaining subsidiaries of SmartHeat and accounts payable of $1.47 million to the remaining subsidiaries of SmartHeat.  As of December 31, 2013, the Companies had accounts receivable of $3.45 million from the remaining subsidiaries of SmartHeat and accounts payable of $1.55 million to the remaining subsidiaries of SmartHeat.

Bad Debt Allowance

The Companies record approximately 50% of accounts receivable aged over 180 days from the payment due date and 100% accounts receivable aged over 360 days from the payment due date as bad debt allowance.  Management of the Companies further analyzes each individual customer for which it was taken a bad debt allowance to further assess the likelihood of collectability.  Customers which are either state-owned or have a history of support from the state, or larger companies with long operating histories, that management of the Companies believe the chance of non-payment will be remote, are excluded for the purpose of calculating bad debt allowance.

Advances to Suppliers, net

The Companies make advances to certain vendors to purchase raw material and equipment for production. The advances are interest-free and unsecured. The Companies made allowance for bad debt against advance to supplier of $2.74 million and $1.60 million as of December 31, 2014 and 2013 respectively.

Inventories, net

Inventories are valued at the lower of cost or market, with cost determined on a moving weighted-average basis. The difference is recorded as a cost of goods sold, if the current market value is lower than their historical cost.  In addition, the Companies make an inventory impairment provision analysis at each period end for inventory held over 360 days. Cost of work in progress and finished goods comprises direct material, direct labor and an allocated portion of production overheads.

Certain raw materials, such as stainless steel products, plates, shims, gaskets, and pump valves, require longer than normal procurement periods, or “lead times,” with some procurement periods running longer than six months. To guarantee availability of raw materials for production and sales, the Companies, based on historical sale patterns, estimate and purchase material for the upcoming period.

As part of inventory impairment analysis, the Companies perform an evaluation of raw materials stored over one year and not anticipated to be consumed, and an evaluation of potential impairment to the quality of these raw materials. If management anticipates that obsolete raw materials in inventory can be utilized and will be consumed within the next six months through new customer orders or substitute orders, no impairment is recorded. The Companies collect information about delayed and canceled contracts and met with affected customers to discuss their financing situation and their projections of future orders. Finished goods manufactured for delayed and canceled contracts that the Companies do not expect to be reinstated and contracts for which the Companies have been unable to find substitute customers become impaired.

Property and Equipment, net

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method with a 10% salvage value and estimated lives as follows:

Buildings	20 years
Vehicles	5 years
Office equipment	5 years
Production equipment	5-10 years

Land Use Rights

Right to use land is stated at cost less accumulated amortization. Amortization is provided using the straight-line method over 50 years.

Impairment of Long-Lived Assets

Long-lived assets, which include tangible assets, such as property, plant and equipment, goodwill and other intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized based on the excess of the carrying amount over the fair value (“FV”) of the assets. FV generally is determined using the asset’s expected future discounted cash flows or market value, if readily determinable. The Companies evaluates intangible assets with indefinite lives for impairment annually using a two-step approach (codified in FASB ASC Topic 350).

On December 30, 2013, SmartHeat closed the transaction contemplated by the EIPA dated October 10, 2013, whereby the buyers purchased 40% of SmartHeat’s equity interests in Taiyu, SmartHeat Siping, SmartHeat Energy, Ruicheng and XinRui for the purchase price of RMB 5,000,000 ($0.82 million) (See Note 1). The buyers had the option to purchase remaining 60% equity interest in the Companies for an additional purchase price of RMB 8.5 million.

According to ASC 360-10-35, a long-lived asset (asset group) shall be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The Companies believed the following events or changes in circumstances indicated the carrying amount of their long-lived assets (asset group) may not be recoverable: 1) a current expectation that, more likely than not, a long-lived assets (asset group) will be sold or otherwise disposed of significantly before the end of its previously estimated useful life, and 2) A significant decrease in the market price of a long-lived asset (asset group). Since SmartHeat has the option to sell 100% ownership in Companies for RMB 13.5 million ($2.21 million), a significant decrease in the market price, before the end of its previously estimated useful life for their long-lived assets, the Companies therefore performed assets recoverability testing by comparing the assets estimated future undiscounted cash flows with their carrying value, and concluded the long-lived assets were not recoverable as a result of future cash flows are less than the carrying amount.  The Companies further calculated the impairment loss amount by determining the fair value for the long-lived asset group and recorded a write-down (loss) for the difference between their carrying value and their fair value.  Fair value is an asset’s purchase or sale price in a current transaction between willing parties. The best evidence of fair value is prices quoted in active markets, although SmartHeat has the option to sell 100% ownership in Companies for RMB 13.5 million ($2.21 million), the market prices are not available for many long-lived assets such as equipment, the Companies therefore used discounted cash flow method for estimating fair value of long-lived assets which are acceptable under ASC 360-10.

Based on the evaluation, the Companies believed, as of December 31, 2013, the long-lived assets of Companies including construction in progress, property and equipment, and intangible assets were impaired for $13.73 million.

Warranties

The Companies offer to all customers standard warranties on its products for one or two heating seasons depending on the terms negotiated. The Companies accrue for warranty costs based on estimates of the costs that may be incurred under its warranty obligations. The warranty expense and related accrual is included in the Companies’ selling expenses and other payables respectively, and is recorded when revenue is recognized. Factors that affect the Companies’ warranty liability include the number of units sold, its estimates of anticipated rates of warranty claims, costs per claim and estimated support labor costs and the associated overhead. The Companies periodically assess the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary.

Activity in the Companies’ warranty reserve from January 1, 2013, to December 31, 2014, is as follows:

	2014	2013
Beginning balance	$318,846	$282,739
Provisions	490,660	301,920
Actual costs incurred	(253,546)	(265,813)
Ending balance (Note 12)	$555,960	$318,846

Research and Development Costs

Research and development (“R&D”) costs are expensed as incurred and included in general and administrative expenses. These costs primarily consist of cost of materials used, salaries paid for the Companies’ development department and fees paid to third parties. R&D costs for the years ended December 31, 2014 and 2013, were $666,924and $1,424,438, respectively.

Revenue Recognition

The Companies’ revenue recognition policies comply with FASB ASC Topic 605, “Revenue Recognition.”  Sales revenue is recognized when PHEs are delivered, and for PHE Units when customer acceptance occurs, the price is fixed or determinable, no other significant obligations of the Companies exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition met are recorded as unearned revenue under “Advance from customers.”

The Companies’ sales generally provide for 30% of the purchase price on placement of an order, 30% on delivery, 30% upon installation and acceptance of the equipment after customer testing and 10% no later than the termination of the standard warranty period, which ranges from 3 to 24 months from the acceptance date.

Due to the slowdown of the Chinese economy and tightened monetary policy, and to attract and retain customers, the Companies’ subsidiaries adjusted their contract and payment terms to permit more flexible and longer payment terms.

Sales revenue is the invoiced value of goods, net of value-added tax (“VAT”). All of the Companies’ products sold in the PRC are subject to a VAT of 17% of gross sales price. This VAT may be offset by the VAT paid by the Companies on raw materials and other materials purchased in China and included in the cost of producing the Companies’ finished product. The Companies recorded VAT payable and VAT receivable net of payments in the financial statements. The Companies file VAT tax returns on line with PRC tax authorities and offsets the payables against the receivables.

Sales and purchases are recorded net of VAT collected and paid as the Companies act as an agent for the government. VAT taxes are not affected by the income tax holiday.

Sales returns and allowances were $0 for the years ended December 31, 2014 and 2013. The Companies do not provide a right of return, price protection or any other concessions to its customers.

The Companies provide a standard warranty to all customers, which is not considered an additional service; rather, an integral part of the product’s sale. The Companies believe the existence of its standard product warranty in a sales contract does not constitute a deliverable in the arrangement and thus there is no need to apply the FASB ASC Subtopic 605-25 separation and allocation model for a multiple deliverable arrangement. FASB ASC Topic 450 specifically addresses the accounting for standard warranties. The Companies believe that accounting for its standard warranty pursuant to FASB ASC 450 does not impact revenue recognition because the cost of honoring the warranty can be reliably estimated.

The Companies charge for after-sales services provided after the expiration of the warranty period, with after-sales services mainly consisting of cleaning PHEs and repairing and exchanging parts. The Companies recognize such revenue when the service is provided. For the years ended December 31, 2014 and 2013, revenue from after-sales services after the expiration of the warranty period was $46,961 and $23,336, respectively, which was recorded in other income.

Cost of Sales

Cost of sales (“COS”) consists primarily of material costs and direct labor and manufacturing overhead that are directly attributable to the products. Write-down of inventories to the lower of cost or market is also recorded in COS.  The Companies also record inventory reserve for inventories aging over 360 days to COS.

Advances from Customers

The Companies record payments received from customers in advance of their orders to advance account. These orders normally are delivered within a reasonable period of time based upon contract terms and customer demand.

Statement of Cash Flows

In accordance with FASB ASC Topic 230, “Statement of Cash Flows,” cash flows from the Companies’ operations are calculated based upon the local currencies. As a result, amounts shown on the statement of cash flows may not necessarily agree with changes in the corresponding asset and liability on the balance sheet.

Foreign Currency Translation and Comprehensive Income (Loss)

The accounts of the Companies were translated into USD in accordance with FASB ASC Topic 830, “Foreign Currency Matters.” According to FASB ASC Topic 830, all assets and liabilities were translated at the exchange rate on the balance sheet date, stockholders’ equity was translated at the historical rates and statement of operations items were translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with FASB ASC Topic 220, “Comprehensive Income.”

The RMB to USD exchange rates in effect as of December 31, 2014 and December 31, 2013, and the average exchange rates for the years ended December 31, 2014 and 2013 are as following.  The exchange rates used in translation from RMB to USD were published by State Administration of Foreign Exchange of the People’s Republic of China (“SAFE”).

	Average Exchange Rate		Balance Sheet Date
	For the Years Ended		Exchange Rate
	12/31/14	12/31/13	12/31/14	12/31/13
RMB - USD	6.1431	6.2142	6.1190	6.0969

New Accounting Pronouncements

In January 2014, FASB issued, Accounting Standards Update (“ASU”) 2014-05, Service Concession Arrangements (ASC Topic 853). The objective of this Update is to specify that an operating entity should not account for a service concession arrangement within the scope of this Update as a lease in accordance with ASC Topic 840, “Leases”. Service concession arrangements may become more prevalent in the United States as public-sector entities seek alternative ways to provide public services on a more efficient and cost-effective basis. The amendments apply to an operating entity of a service concession arrangement entered into with a public-sector entity grantor when the arrangement meets certain conditions. The amendments in this Update should be applied on a modified retrospective basis to service concession arrangements that exist at the beginning of an entity’s fiscal year of adoption. The modified retrospective approach requires the cumulative effect of applying this Update to arrangements existing at the beginning of the period of adoption to be recognized as an adjustment to the opening retained earnings balance for the annual period of adoption. The amendments are effective for a public business entity for annual periods, and interim periods within those annual periods, beginning after December 15, 2014. The adoption of this ASU will not affect the Company’s financial statements.

The FASB has issued ASU No. 2014-09, Revenue from Contracts with Customers. This ASU supersedes the revenue recognition requirements in Accounting Standards Codification 605 - Revenue Recognition and most industry-specific guidance throughout the Codification. The standard requires that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. This ASU is effective on January 1, 2017 and should be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying the ASU recognized at the date of initial application. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

The FASB has issued ASU No. 2014-12, Compensation - Stock Compensation (ASC Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. This ASU requires that a performance target that affects vesting, and that could be achieved after the requisite service period, be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant date fair value of the award. This update further clarifies that compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered.. The amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company's financial position and results of operations.

3. INVENTORIES, NET

Inventories at December 31, 2014 and 2013, were as follows:

	2014	2013
Raw materials	$40,836,235	$41,378,896
Work in process	7,944,439	6,216,166
Finished goods	9,707,751	10,684,380
Total	58,488,425	58,279,442
Inventory allowance	(16,254,607)	(9,491,566)
Inventories, net	$42,233,818	$48,787,876

4. NOTES RECEIVABLE – BANK ACCEPTANCES

The Companies sold goods to its customers and received commercial notes (bank acceptance) from them in lieu of payments for accounts receivable. The Companies discounted the commercial notes with the banks or endorsed the commercial notes to vendors for payment of their own obligations or to get cash from third parties. Most of the commercial notes have a maturity of less than six months. As of December 31, 2014 and 2013, the Companies were contingently liable for the notes endorsed to vendors of $0.92 million and $1.37 million, respectively.

5. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at December 31, 2014 and 2013:

	2014	2013
Buildings	$4,967,230	$4,980,184
Production equipment	7,350,068	6,593,287
Office equipment	929,310	918,728
Vehicles	688,324	693,210
Total	13,934,932	13,185,409
Less: accumulated depreciation	(4,661,431)	(4,638,369)
Less: Impairment	(8,516,171)	(8,547,040)
Property and equipment, net	$757,330	$-

Depreciation for the years ended December 31, 2014 and 2013 was $39,660 and $1,057,000, respectively.

6. OTHER RECEIVABLES, PREPAYMENTS AND DEPOSITS

Other receivables, prepayments and deposits consisted of the following at December 31, 2014 and 2013, respectively:

	2014	2013
Advance to third party companies	$14,212,310	$10,059,572
Deposit for public bids of sales contracts	143,721	704,175
Prepayment for freight, insurance, advertisement and consulting expenses	206,927	17,446
Other deposits	52,406	51,724
Advance to employees	975,940	588,114
Advance to HP segment subsidiaries	22,353,558	21,900,731
Others	582,595	580,681
Total	38,527,457	33,902,443
Less: bad debt allowance	(11,624,917)	(7,557,501)
Other receivables (net), prepayments and deposits	$26,902,540	$26,344,942

Advances to third parties were short-term unsecured advances to unrelated parties with payment usually due within a year and includes an advance to Siping Beifang of RMB 22.13 million ($3.60 million) that is non-interest bearing and with due date extended to the end of June 2015.

Deposits for public bidding represented the deposits for bidding on expected contracts, which will be returned to the Companies after the bidding process is completed, usually within three to four months from the payment date. Prepayment for freight, related insurance expenses and advertisement represented prepaid shipping and freight insurance expenses for customers and is generally repaid upon customer receipt of products and prepaid advertising expense.

Other deposits mainly consisted of deposits for rents, payroll expense and utilities. Advance to employees represented short-term loans to employees and advances for business trips and related expenses. Advance to HP segment represented receivables from other subsidiaries of SmartHeat Inc., including $14.4 million receivable from Heat HP, Inc. for transferring the 98.8% ownership of SmartHeat (Shenyang) Heat Pump Technology Co., Ltd. (“SmartHeat Pump”) by Taiyu to Heat HP Inc., the transfer is not completed as of this report date.  Other receivables (consisting of advance to third parties and employees, deposit for public bids and others), prepayments and deposits are reimbursed or settled within 12 months.

7. INTANGIBLE ASSETS, NET

All land in the PRC is government-owned and cannot be sold to any individual or company. However, the government grants the user a “land use right” to use the land. Taiyu acquired land use rights during 2005 for RMB 3,549,682 ($0.44 million). In June 2009, SmartHeat Siping acquired land use rights for $3.1 million from Siping Beifang. In November 2010, SmartHeat Energy, acquired land use rights for $10.10 million. The Companies have the right to use the land for 50 years and is amortizing such rights on a straight-line basis for 50 years.

SmartHeat Energy later cancelled the purchase of land use right due to the adjustments of the overall development plan of the area by the local authority. On May 21, 2014, SmartHeat Energy and Shenyang City Development and Land Resource Bureau Economy and Technology Development Office entered into an official agreement, whereby full purchase price of the land use right would be returned to SmartHeat Energy in installments within 5 days from the effective date of the official agreement.  SmartHeat Energy will make the ownership change of the land use right upon receiving the refund from the local authority. SmartHeat Energy received accumulated amount of $14.89 million (RMB 91.62 million) as of December 31, 2014 and is in the process of title transfer, which is expected to complete by the end of 2015. Currently the land is used by an unrelated third party.

Intangible assets consisted of the following at December 31, 2014 and 2013, respectively:

	Estimated Useful Life (In years)	2014	2013
Land use rights	50	$4,134,587	$15,167,552
Software	5	296,343	510,594
Total		4,430,930	15,678,146
Less: accumulated amortization		(601,906)	(1,515,069)
Less: Impairment		(3,829,024)	(3,842,904)
Intangible assets, net		$-	$10,320,173

Amortization of intangible assets for the years ended December 31, 2014 and 2013, was $125,728 and $363,084, respectively.  Annual amortization for the next five years from December 31, 2014, is expected to be $0.

8. CONSTRUCTION IN PROGRESS

As of December 31, 2014, SmartHeat Siping had construction in progress of $84,533 for expanding and upgrading its production line and production equipment.  Total cost for the construction is $0.98 million, and is expected to complete in June 2015.

9. MAJOR CUSTOMERS AND VENDORS

For the year ended December 31, 2014, no customers accounted for over 10% of the Companies’ total sales.

One customer accounted for 12% of total sales for the year ended December 31, 2013.  At December 31, 2013, total receivable from this customer was $1,286,257.

For the years ended December 31, 2014, one vendor accounted for 14% of the Companies’ total purchases. At December 31, 2014, total payable to this vendor was $0.

For the years ended December 31, 2013, one vendor accounted for 11% of the Companies’ total purchases. At December 31, 2013, total payable to this vendor was $0.

10. TAXES RECEIVABLE

Taxes receivable consisted of the following at December 31, 2014 and 2013:

	2014	2013
Income	$180,111	$180,764
Value-added	116,761	781,216
Other	6,236	6,144
Total	$303,108	$968,124

11. TAXES PAYABLE

Taxes payable consisted of the following at December 31, 2014 and 2013:

	2014	2013
Income	$-	$-
Value-added	148,834	99,456
Other	34,351	30,923
Total	$183,185	$130,379

12. ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consisted of the following at December 31, 2014 and 2013:

	2014	2013
Advance from third parties	$3,250,531	$3,262,314
Payable to Siping Beifang	2,368,285	2,306,184
Payable for equipment purchase	5,557	-
Payable to employees	226,308	-
Deposit from customer	2,977,447	2,988,240
Refund of land use right purchased	4,816,686	4,627,270
Others	415,368	539,728
Warranty reserve (See Note 2)	555,960	318,846
Accrued expenses	705,592	507,196
Advance from HP segment subsidiaries	16,327,639	16,388,299
Total	$31,649,373	$30,938,077

Advances from third parties were short-term, non-interest-bearing advances due on demand.  Payable to Siping Beifang (an unrelated third party) represented loans to them without interest and payable upon demand.  Deposit from customer represented advance payment from a customer for SmartHeat Siping to execute the sales order; however, the customer wanted to cancel the order after SmartHeat Siping commenced manufacturing and the SmartHeat Siping refused to return the deposit claiming breach of the contract by the customer. The dispute was filed with the court and is currently docketed for trial.

Refund of land use right previously purchased represented the refund received for the land use right SmartHeat Energy purchased in November 2010. SmartHeat Energy later cancelled the purchase due to the adjustments of the overall development plan of the area by the local authority. The local government agreed to the cancellation and refunded SmartHeat Energy $4.63 million as of December 31, 2013, and was committed to refund SmartHeat Energy the remaining purchase price.  On May 21, 2014, SmartHeat Energy and Shenyang City Development and Land Resource Bureau Economy and Technology Development Office entered into an official agreement, whereby full purchase price of the land use right will be returned to SmartHeat Energy in installments within 5 days from the effective date of the official agreement.  SmartHeat Energy will make the ownership change of the land use right upon receiving the refund from the local authority. As of December 31, 2014, SmartHeat Energy received total of $14.89 million (RMB 91.62 million), of which, $$4.82 million was the amount received in excess of the amount paid to acquire land use right. The local government has not yet made qualitative determination about the excessed amount and until SmartHeat Energy receives any further information from the local government, the excess amount from refund of land use right is recorded as other payable. The land use right title transfer is expected to complete by the end of 2015. Currently the land is used by the third party.

Advance from HP segment represented payables to other subsidiaries of SmartHeat Inc.  Others represented payables for the Companies certain construction and installation projects, and miscellaneous expenses including postage, business insurance, employee benefits, project bidding fee, and medical insurance, etc. Accrued expenses mainly consisted of accrued payroll of $0.26 million, accrued welfare, interest and utility.

13. NOTES PAYABLE – BANK ACCEPTANCES

Notes payable represented the conversion of accounts payable into notes payable, which were issued by a bank. The Companies deposited a portion of the acceptance amount into the bank as collateral. The terms of the notes range from 3-6 months and bear no interest. At December 31, 2014 and 2013, the Companies deposited $0.70 and $1.30 million with the bank as restricted cash for the bank issuing the notes (See note 2). The restricted cash is refundable when the notes are repaid.

14. LOANS PAYABLE

Short-Term Bank Loans

The Companies were obligated for the following short-term loans as of December 31, 2014 and December 31, 2013:

	2014	2013	Subsidiary obligated
From a commercial bank in the PRC for RMB 7,200,000 entered into on February 20, 2014.The loan bore interest at 6% with maturity on February 19, 2015. This loan was repaid at maturity.	$1,176,663	$-	Taiyu
From a commercial bank in the PRC for RMB 20,000,000 entered into on August 11, 2014. The loan bore interest at 7.2% with maturity on August 11, 2015. The loan was guaranteed by Heat Pump and SanDeKe.	3,268,508	-	Taiyu
From a commercial bank in the PRC for RMB 20,000,000 entered into on August 19, 2014. The loan bore interest at 7.2% with maturity on August 19, 2015. The loan was guaranteed by Heat Pump and SanDeKe.	3,268,508	-	Taiyu
From a commercial bank in the PRC for RMB 8,765,114 entered into on September 17, 2014. The loan bore interest at 7.2% with maturity on March 17, 2015. The loan was pledged by the Taiyu’s accounts receivable. This loan was repaid at maturity.	1,432,442	-	Taiyu
From a commercial bank in the PRC for RMB 13,344,190 entered into on September 26, 2012. The loan bore interest at 6.16% with maturity on January 18, 2014. The loan was repaid at maturity.	-	2,188,684	Taiyu
From a commercial bank in the PRC for RMB 10,000,000 entered into on November 30, 2012. The loan bore interest at 7.87% with maturity on November 22, 2014. The loan was guaranteed by Taiyu. This loan was repaid at maturity.	-	1,640,178	SmartHeat Siping
From a commercial bank in the PRC for RMB 40,000,000 entered into on March 11, 2013. The loan bore interest at 6.60% with maturity on March 10, 2014. The loan was guaranteed by Siping, HeatPump and management of Chinese subsidiaries. This loan was repaid at maturity.	-	6,560,711	Taiyu
From a commercial bank in the PRC for RMB 10,000,000 entered into on May 21, 2013. The loan bore interest at 6.60% with maturity on May 20, 2014. This loan was repaid at maturity.	-	1,640,178	Taiyu
From a commercial bank in the PRC for RMB 5,000,000 entered into on August 29, 2013. The loan bore interest at 7.20% with maturity on August 29, 2014. The loan was guaranteed by Taiyu. This loan was repaid at maturity.	-	820,089	SmartHeat Siping
From a commercial bank in the PRC for RMB 5,000,000 entered into on September 4, 2013. The loan bore interest at 7.20% with maturity on September 4, 2014. The loan was guaranteed by Taiyu. This loan was repaid at maturity.	-	820,089	SmartHeat Siping
From a commercial bank in the PRC for RMB 30,000,000 entered into on August 8, 2013. The loan bore interest at 6.90% with maturity on August 7, 2014. The loan was paid in full at maturity.	-	4,920,533	Taiyu
From a commercial bank in the PRC for RMB 9,900,000 entered into on September 18, 2013. The loan bore interest at 6.0% with maturity on September 17, 2014. This loan was pledged by Taiyu’s accounts receivable. This loan was repaid at maturity.	-	1,623,776	Taiyu
From a commercial bank in the PRC for RMB 9,900,000 entered into on October 11, 2013. The loan bore interest at 6.0% with maturity on October 10, 2014. This loan was pledged by Taiyu’s accounts receivable. This loan was repaid at maturity.	-	1,623,776	Taiyu
From a commercial bank in the PRC for RMB 16,000,000 entered into on July 10, 2013. The loan bore interest at 6.0% with maturity on January 9, 2014. This loan was pledged by Taiyu’s accounts receivable. This loan was repaid at maturity.	-	2,624,285	Taiyu
From a commercial bank in the PRC for RMB 36,000,000 entered into on April 23, 2014. The loan bore interest at 7.2% with maturity on April 22, 2015. This loan was pledged by Siping, Heat Pump, SanDeKe, and two officers of the Chinese subsidiaries.	5,883,314	-	Taiyu
From a commercial bank in the PRC for RMB 4,000,000 entered into on April 23, 2014. The loan bore interest at 7.2% with maturity on April 22, 2015. This loan was guaranteed by Siping, Heat Pump, SanDeKe, and two officers of the Chinese subsidiaries.	653,702	-	Taiyu
From a commercial bank in the PRC for RMB 24,693,389 entered into on October 15, 2014. The loan bore interest at 7.2% with maturity on April 15, 2015.	4,035,527	-	Taiyu
From a commercial bank in the PRC for RMB 13,000,000 entered into on October 30, 2013. The loan bore interest at 6.46% with maturity on October 29, 2015. The loan was pledged by the Taiyu’s land and building.	2,124,530	-	Taiyu
From a commercial bank in the PRC for RMB 10,000,000 entered into on November 17, 2014. The loan bore interest at 7.00% with maturity on November 17, 2015. The loan was guaranteed by Taiyu.	1,634,254		SmartHeat Siping
From a commercial bank in the PRC for RMB 10,000,000 entered into on October 13, 2014. The loan bore interest at 5.60% with maturity on September 19, 2015. The loan was guaranteed by Taiyu.	1,634,254		SmartHeat Siping
TOTAL	$25,111,702	$24,462,299

The banks sometimes require loan guarantee provided by a third party to the Companies, the third party loan guarantor was Liaoning Wugang Metal Trading Co., Ltd. (“Liaoning Wugang”), with a maximum guarantee of RMB 46 million ($7.32 million). The guarantee was for the loans entered from February 20, 2012 to August 16, 2013, with the guarantee length equal to the loan term; the guarantee service was extended for the loans entered  entered from September 18, 2013 to September 12, 2014 with the guarantee length equal to the loan term, the maximum guarantee amount was revised to RMB 44 million ($7.05 million).  The Companies was not required to pay any guarantee fees. However, the Companies have contracted to provide similar guarantees for up to RMB 20 million ($3.18 million) to Liaoning Guorui Commercial Trading Co., Ltd. (“Guorui”). The guarantee was for the loans entered from January 12, 2012 to January 11, 2013 with the guarantee length equal to the loan term, the Companies did not require Guorui to pay any guarantee fees.  The Companies did not extend the guarantee term for Guorui after January 11, 2013.  These arrangements are common to the banking industry in China, and there are no other relationships between the Companies and Liaoning Wugang or Guorui, both of whom were referred to the Companies by the lending bank.  As of December 31, 2014 and 2013, the Companies did not have any loan guarantees from Liaoning Wugang.

Long-Term Bank Loan

Taiyu entered into a long-term loan of $2,112,962 (RMB 13 million) with China Construction Bank on November 30, 2013 with maturity on November 29, 2015. The interest rate for the loan is variable currently at 6.46%, and to be paid on the 20th of each month. This loan is guaranteed by Taiyu’s building and land. This loan was reclassified as a short-term bank loan at December 31, 2014.

15. DEFERRED TAX ASSET (LIABILITY)

Deferred tax asset (liability) represented differences between the tax bases and book bases of bad debt allowance and provision of inventory impairment booked by the Companies, which was not allowed per tax purpose. As of December 31, 2014 and 2013, deferred tax asset (liability) consisted of the following:

	2014	2013
Deferred tax asset - current (bad debt allowance for accounts receivable)	$5,977,610	$7,267,745
Deferred tax asset - current (bad debt allowance for retention receivable)	327,644	-
Deferred tax asset - current (inventory allowance)	2,877,745	1,864,883
Deferred tax asset – current (allowance for other receivable)	2,237,412	1,534,723
Deferred tax asset – current (allowance for advance to supplier)	557,106	375,512
Deferred tax asset – current (reserve for warranty)	31,404	33,282
Deferred tax asset - noncurrent (impairment loss on long - lived assets)	3,054,588	3,025,845
Less: valuation allowance	(15,063,509)	(14,101,990)
Deferred tax assets, net	$-	$-

16. INCOME TAXES

Taiyu is governed by the Income Tax Law of the PRC concerning privately-run enterprises, which are generally subject to tax at 25% on income reported in the statutory financial statements after appropriate tax adjustments. Under the Income Tax Law that became effective January 1, 2008, new high-tech enterprises given special support by the PRC government are subject to an income tax rate of 15%. Taiyu has been classified as a high-tech enterprise since 2009 and eligible for an income tax rate of 15% through 2014.  Local PRC government reviews the high-tech status of such enterprises annually.

SmartHeat Siping and SmartHeat Energy are subject to the regular 25% PRC income tax rate.

The following table reconciles the statutory rates to the Companies’ effective tax (benefit) rate for the years ended December 31, 2014 and 2013:

	2014	2013
PRC statutory benefit rates	(25.0)%	(25.0)%
Effect of tax holiday	7.9%	5.4%
Others	-%	(0.3)%
Valuation allowance	17.1%	20.0%
Tax expense per financial statements	-%	0.1%

17. STATUTORY RESERVES AND RESTRICTED NET ASSETS

Relevant PRC statutory laws and regulations permit payments of dividends by the Companies to foreign holding company only out of the subsidiary’s retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the financial statements prepared in accordance with US GAAP differ from those reflected in the statutory financial statements of the Companies.

In accordance with the PRC Regulations on Enterprises with Foreign Investment and their articles of association, a foreign-invested enterprise (“FIE”) established in the PRC is required to provide certain statutory reserves, which are appropriated from net profit as reported in the FIE’s PRC statutory accounts. An FIE is required to allocate at least 10% of its annual after-tax profit to the surplus reserve until such reserve has reached 50% of its respective registered capital based on the FIE’s PRC statutory accounts. Appropriations to other funds are at the discretion of the board of directors for all FIEs. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends. Additionally, shareholders of an FIE are required to contribute capital to satisfy the registered capital requirement of the FIE. Until such contribution of capital is satisfied, the FIE is not allowed to repatriate profits to its shareholders, unless otherwise approved by the State Administration of Foreign Exchange. Taiyu, SmartHeat Siping, and Ruicheng were established as FIEs and therefore are subject to the above-mandated restrictions on distributable profits.

Additionally, in accordance with the Company Law of the PRC, a domestic enterprise is required to provide surplus reserve at least 10% of its annual after-tax profit until such reserve has reached 50% of its respective registered capital based on the enterprise’s PRC statutory accounts. A domestic enterprise is also required to provide discretionary surplus reserve, at the discretion of the board of directors, from the profits determined in accordance with the enterprise’s PRC statutory accounts. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends. SmartHeat Energy was established as domestic enterprises and therefore is subject to the above-mentioned restrictions on distributable profits.

As a result of these PRC laws and regulations that require annual appropriations of 10% of after-tax income to be set aside prior to payment of dividends as general reserve fund, the Companies are restricted in their ability to transfer a portion of their net assets to the foreign holding company as a dividend.

18. COMMITMENTS

Lease Agreements

The Companies leased offices for its sales representative in several different cities under various one-year, non-cancellable and renewable operating lease agreements. Rental expense for the years ended December 31, 2014 and 2013, was $203,573 and $144,328, respectively.

19. CONTINGENCIES

The Companies’ operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments in China and foreign currency exchange. The Companies results may be adversely affected by changes in PRC government policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad and rates and methods of taxation, among other things.

The Companies’ sales, purchases and expense transactions in China are denominated in RMB and all of the Companies’ assets and liabilities in China are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current PRC law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions. Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
SmartHeat Inc.

We have audited the accompanying consolidated balance sheet of SmartHeat Inc. as of December 31, 2014, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the year then ended. SmartHeat Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SmartHeat Inc. as of December 31, 2014, and the consolidated results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements were prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has incurred significant recurring losses from operations and has agreed to sell a significant part of its business at a loss. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management's plans are also discussed in Note 2 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MJF & Associates, APC
Los Angeles, CA
March 30, 2015

515 S. Flower Street, Suite 3600, Los Angeles, CA 90071 Telephone: (213) 626-2701 Fax: (866) 510-6726

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
SmartHeat Inc.

We have audited the accompanying consolidated balance sheets of SmartHeat, Inc. (the “Company”) as of December 31, 2013, and the related consolidated statements of operations, stockholders’ equity and comprehensive loss, and cash flows for the year ended December 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2013, and the consolidated results of their operations and their cash flows for the year ended December 31, 2013, in conformity with U.S. generally accepted accounting principles.

/s/ Goldman Kurland and Mohidin LLP
Goldman Kurland and Mohidin LLP

Encino, California
April 11, 2014, except for Notes, 2,6,7,16,and 23 for which the date is October 21, 2014

SMARTHEAT INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2014	December 31, 2013
ASSETS

CURRENT ASSETS
Cash and equivalents	$13,682,624	$13,602,399
Restricted cash	9,913,104	2,458,758
Accounts receivable, net	16,052,184	12,167,565
Retentions receivable, net	1,309,057	4,202,109
Advances to suppliers, net	2,417,949	4,280,593
Other receivables (net), prepayments and deposits	5,068,411	4,948,761
Inventories, net	49,349,195	56,324,363
Taxes receivable	325,252	989,635
Notes receivable - bank acceptances	2,271,131	2,759,251

Total current assets	100,388,907	101,733,434

NONCURRENT ASSETS
Long term investment	29,540	26,721
Restricted cash	123,002	135,926
Retentions receivable, net	-	237,882
Property and equipment, net	1,995,520	1,638,120
Intangible assets, net	576,999	11,042,719
Construction in progress	84,533	-

Total noncurrent assets	2,809,594	13,081,368

TOTAL ASSETS	$103,198,501	$114,814,802

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$7,384,756	$6,683,860
Advances from customers	2,714,603	2,630,061
Taxes payable	196,246	197,078
Accrued liabilities and other payables	19,319,461	17,215,006
Notes payable - bank acceptances	1,401,530	2,590,025
Loans payable	25,111,702	24,462,299

Total current liabilities	56,128,298	53,778,329

CREDIT LINE PAYABLE	2,749,335	1,396,378

LONG-TERM LOAN	-	2,132,231

DEFERRED TAX LIABILITY	66,024	17,177

TOTAL LIABILITIES	58,943,657	57,324,115

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, $0.001 par value; 75,000,000 shares authorized, 6,783,399 shares and 6,133,399 shares issued and outstanding as of December 31, 2014 and 2013, respectively	6,783	6,133
Paid-in capital	87,500,456	87,393,606
Statutory reserve	5,389,057	5,389,057
Accumulated other comprehensive income	8,549,568	8,991,269
Accumulated deficit	(76,198,760)	(66,630,772)

Total Company stockholders' equity	25,247,104	35,149,293

NONCONTROLLING INTEREST	19,007,740	22,341,394

TOTAL EQUITY	44,254,844	57,490,687

TOTAL LIABILITIES AND EQUITY	$103,198,501	$114,814,802

SMARTHEAT INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	YEARS ENDED DECEMBER 31,
	2014	2013

Net sales	$34,075,959	$44,709,526
Cost of sales	32,941,074	40,401,380

Gross income	1,134,885	4,308,146

Operating expenses
Selling	6,563,729	6,864,060
General and administrative	7,767,391	10,400,323
Long-lived assets impairment	-	13,730,849
Impairment of long-term investment	-	908,084
Provision for bad debts	(4,663,703)	24,980,195
Provision for advance to supplier	3,470,029	1,666,906

Total operating expenses	13,137,446	58,550,417

Loss from operations	(12,002,561)	(54,242,271)

Non-operating income (expenses)
Investment income	2,808	153,237
Interest income	161,123	159,972
Interest expense	(1,792,765)	(1,816,457)
Financial expense	(284,387)	(249,681)
Foreign exchange transaction loss	(3,785)	(9,495)
Gain on issuance of stock	130,000	-
Loss on sale of equity interest	-	(842,491)
Other income, net	952,470	1,314,945

Total non-operating expenses, net	(834,536)	(1,289,970)

Loss before income tax	(12,837,097)	(55,532,241)

Income tax (benefit) expense	48,717	(50,657)

Net loss including noncontrolling interest	(12,885,814)	(55,481,584)

Less: loss attributable to noncontrolling interest	(3,317,826)	(5,812,243)

Net loss to SmartHeat Inc.	(9,567,988)	(49,669,341)

Other comprehensive item
Foreign currency translation loss attributable to SmartHeat Inc.	(441,701)	(2,282,228)

Foreign currency translation loss attributable to noncontrolling interest	(15,828)	(31,371)

Comprehensive loss attributable to SmartHeat Inc.	$(10,009,689)	$(51,951,569)

Comprehensive loss attributable to noncontrolling interest	$(3,333,654)	$(5,843,614)

Basic and diluted weighted average shares outstanding	6,564,084	5,870,111

Basic and diluted net loss per share	$(1.46)	$(8.46)

SMARTHEAT INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	YEARS ENDED DECEMBER 31,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Loss including noncontrolling interest	$(12,885,814)	$(55,481,584)
Adjustments to reconcile loss including noncontrolling interest to net cash used in operating activities:
Investment loss	(2,808)	(153,237)
Depreciation and amortization	816,240	2,151,325
Long-lived assets impairment	-	13,730,849
Impairment of long-term investment	-	908,084
Provision for bad debts	(4,663,703)	24,980,195
Provision for inventory impairment	7,145,929	6,343,530
Provision for advances to suppliers	3,470,029	1,666,906
Changes in warranty reserves	(44,518)	(44,518)
Loss (gain) on disposal of fixed assets	(124,153)	19,133
Gain on issuance of stock	(130,000)	-
Loss on sale of equity interest	-	842,491
Unearned interest on accounts receivable	-	13,476
Amortization of loan amendment fee paid by shares	-	31,315
Shares issued for equity interest sale consent	-	30,000
Loss on settlement of note by shares	-	20,000
Stock based compensation for shares issued to officers and director	37,500	-
Changes in deferred taxes	48,717	(77,269)
(Increase) decrease in assets and liabilities:
Accounts receivable	4,846,488	1,134,956
Retentions receivable	779,325	(73,493)
Advances to suppliers	656,818	1,461,069
Other receivables, prepayments and deposits	(4,199,351)	(6,846,995)
Inventories	(498,765)	(2,746,109)
Taxes receivable	569,812	(827,925)
Accounts payable	(439,247)	3,966
Advances from customers	(2,872,095)	(32,609)
Taxes payable	84,079	(676,552)
Accrued liabilities and other payables	3,601,250	9,077,728

Net cash used in operating activities	(3,804,267)	(4,545,268)

CASH FLOWS FROM INVESTING ACTIVITIES:
Change in restricted cash	(7,421,563)	(1,502,829)
Cash received from fixed assets disposal	130,227	-
Cash disposed in equity interest sale	-	(399,241)
Acquisition of property and equipment	(867,851)	(565,295)
Acquisition of intangible asset	-	(79,169)
Government refund of land use right	10,322,150	-
Sale of equity interest	1,383,666	804,609
Notes receivable	476,278	122,483
Construction in progress	(57,020)	(1,851)

Net cash provided by (used in) investing activities	3,965,887	(1,621,293)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank loans	28,874,261	24,483,311
Repayment on bank loans	(30,255,598)	(24,846,320)
Credit line payable	1,450,000	1,312,841

Net cash provided by financing activities	68,663	949,832

EFFECT OF EXCHANGE RATE CHANGE ON CASH AND EQUIVALENTS	(150,058)	482,965

NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS	80,225	(4,733,764)

CASH AND EQUIVALENTS, BEGINNING OF YEAR	13,602,399	18,336,163

CASH AND EQUIVALENTS, END OF YEAR	$13,682,624	$13,602,399

Supplemental cash flow data:
Income tax paid	$12,719	$720,001
Interest paid	$1,851,127	$1,663,459

SMARTHEAT INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2014 AND 2013

	Common stock
	Shares	Amount	Paid in capital	Statutory reserves	Accumulated other comprehensive income	Retained earnings (accumulated deficit)	Total	Noncontrolling interest

Balance at January 1, 2013	5,733,399	$5,733	$103,607,559	$5,396,014	$11,273,497	$(11,771,349)	$108,511,454	$1,057,872

Shares issued for debt repayment	200,000	200	119,800	-	-	-	120,000	-

Shares issued for loan amendment fee	100,000	100	59,900	-	-	-	60,000	-

Shares issued for equity interest sale consent	100,000	100	29,900	-	-	-	30,000	-

Sale of equity interest and deconsolidation	-	-	(16,423,553)	(9,537)	(4,924,845)	(5,187,502)	(26,545,437)	27,127,137

Net loss for year	-	-	-	-	-	(49,669,341)	(49,669,341)	(5,812,244)

Transfer to statutory reserves	-	-	-	2,580	-	(2,580)	-	-

Foreign currency translation gain (loss)	-	-	-	-	2,642,617	-	2,642,617	(31,371)

Balance at December 31, 2013	6,133,399	6,133	87,393,606	5,389,057	8,991,269	(66,630,772)	35,149,293	22,341,394

Shares issued to officers and directors	250,000	250	37,250	-	-	-	37,500	-

Shares issued for loan extension fee	400,000	400	69,600	-	-	-	70,000	-

Net loss for year	-	-	-	-	-	(9,567,988)	(9,567,988)	(3,317,826)

Transfer to statutory reserves	-	-	-	-	-	-	-	-

Foreign currency translation loss	-	-	-	-	(441,701)	-	(441,701)	(15,828)

Balance at December 31, 2014	6,783,399	$6,783	$87,500,456	$5,389,057	$8,549,568	$(76,198,760)	$25,247,104	$19,007,740

SMARTHEAT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

SmartHeat Inc., formerly known as Pacific Goldrim Resources, Inc. (the “Company” or “SmartHeat”), was incorporated on August 4, 2006, in the State of Nevada. The Company, through its operating subsidiaries in China and Germany, designs, manufactures, sells and services plate heat exchangers (“PHEs”), PHE Units, which combine PHEs with various pumps, temperature sensors, valves and automated control systems, heat meters and heat pumps for use in commercial and residential buildings.

On April 14, 2008, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) to acquire Shenyang Taiyu Machinery and Electronic Equipment Co., Ltd., subsequently renamed SmartHeat Taiyu (Shenyang) Energy Technology Co., Ltd. (“Taiyu”), a privately held Sino-foreign joint venture company formed under the laws of the People’s Republic of China (“PRC”) on July 24, 2002, and engaged in the design, manufacture, sale and servicing of plate heat exchange products in China. The Share Exchange Agreement was entered into by SmartHeat, Taiyu and the shareholders of Taiyu. Pursuant to the Share Exchange Agreement, all of the equitable and legal rights, title and interests in and to Taiyu’s share capital of RMB 25,000,000 ($3.95 million) were exchanged for 1,850,000 shares of SmartHeat’s common stock (the “Share Exchange”). SmartHeat received PRC government approval on May 28, 2008, of its subscription for 71.6% of the registered capital of Taiyu, and approval on June 3, 2009, of the transfer of the remaining 28.4% ownership of Taiyu from the original joint venture shareholders who had received shares of SmartHeat common stock in the Share Exchange. Concurrent with the Share Exchange, one of SmartHeat’s shareholders cancelled 250,000 issued and outstanding shares of SmartHeat common stock pursuant to a split-off agreement dated April 14, 2008. As a result of the Share Exchange, Taiyu became a wholly foreign-owned enterprise of SmartHeat.

On September 25, 2008, the Company entered into a Share Exchange Agreement with Asialink (Far East) Limited to acquire all of the outstanding capital stock of SanDeKe Co., Ltd., a Shanghai-based manufacturer of PHEs (“SanDeKe”) for $741,500.  In June 2013, SanDeKe temporary halted its factory operations as a result of cost control; Taiyu temporarily took over SanDeKe’s business including existing sales orders and manufacturing tasks fulfillment, and consumption of inventory in stock.  The management resumed the operation of SanDeKe’s factory in Shanghai in 2014.

On June 12, 2009, the Company incorporated a new subsidiary, SmartHeat Siping Beifang Energy Technology Co., Ltd. (“SmartHeat Siping”), to manufacture PHEs.

On June 16, 2009, Taiyu closed an asset purchase transaction with Siping Beifang Heat Exchanger Manufacture Co., Ltd. (“SipingBeifang”), a company organized under the laws of the PRC, to purchase certain assets consisting of plant, equipment and certain land use rights for RMB 54,000,000 ($7.91 million). Taiyu then transferred all the acquired assets to SmartHeat Siping, the newly incorporated subsidiary. The Company paid RMB 7,250,000 ($1.06 million) on completion of inventory inspection, with the remaining consideration paid as of June 30, 2011.

On August 14, 2009, the Company formed Beijing SmartHeat Jinhui Energy Technology Co., Ltd. (“Jinhui”), a joint venture in Beijing with registered capital of RMB 10 million ($1.46 million), to provide consulting services and expand the Company’s sales of PHEs into new industries and regions of China. SmartHeat owns 52% of Jinhui and invested $765,000.

On April 7, 2010, the Company formed SmartHeat (China) Investment Co., Ltd. (“SmartHeat Investment”), an investment holding company and wholly owned subsidiary in Shenyang with registered capital of $70 million.

On April 12, 2010, SmartHeat Investment formed SmartHeat (Shenyang) Energy Equipment Co., Ltd. (“SmartHeat Energy”), a wholly owned subsidiary in Shenyang with registered capital of $30 million, for research, development, manufacturing and sales of energy products.

On May 6, 2010, the Company formed SmartHeat (Shanghai) Trading Co., Ltd. (“SmartHeat Trading”) through a nominee to market and expand sales of the Company’s Taiyu-branded products. The Company made a capital contribution of $1.5 million and, from inception until November 9, 2011, controlled and was entitled to 100% of the profit or loss of SmartHeat Trading pursuant to an investment agreement dated February 1, 2010. Effective November 9, 2011, the Company terminated the nominee-owner relationship and acquired direct control over SmartHeat Trading.

On January 7, 2011, the Company invested $771,600 for 51% of the equity in Hohhot Ruicheng Technology Co., Ltd. (“Ruicheng”), a joint venture (“JV”) formed on December 2, 2010, in Hohhot City, China, for the design and manufacture of heat meters.

On March 1, 2011, the Company entered into a purchase agreement with Shenyang Bingchuan Refrigerating Machine Limited Company, a Shenyang-based state-owned heat pump manufacturer and designer, which was renamed SmartHeat (Shenyang) Heat Pump Technology Co., Ltd. (“SmartHeat Pump”). The Company paid RMB 50 million ($7.6 million) to acquire 95% of the equity in SmartHeat Pump, with a local government entity retaining the remaining 5%. The Company increased its ownership in SmartHeat Pump to 98.8% in late 2011.

On March 3, 2011, the Company completed the acquisition of GustrowerWarmepumpen GmbH, a designer and manufacturer of high efficiency heat pumps in Germany subsequently renamed SmartHeat Deutschland GmbH (“SmartHeat Germany”), from Conergy AG for EUR 4.25 million ($5.90 million) paid at closing. This acquisition extended the Company’s clean technology heating solutions into the rapidly growing heat pump markets in Europe and China, enabling its customers to purchase technologically advanced heat pumps at competitive prices.

In April 2012, the Company invested RMB 4,600,000 ($0.72 million) to establish a new JV named Urumchi XinRui Technology Limited Liability Company (“XinRui”). The Company owns 46% of XinRui. During 2012, XinRui commenced operations. Xinrui mainly conducts research and development, production and selling of heat meters and automatic control of heat supply network. Urumchi Annai energy Conservation Company Ltd. (“Annai”) owns 30% of Xinrui’s registered capital and Beijing Taiyu Huineng Company Ltd. (“Huineng”) owns 24% of Xinrui’s registered capital.

Effective February 7, 2012, the Company implemented a one-for-ten reverse split of its common stock as approved by the Board of Directors on January 19, 2012. All share amounts and per share prices were retroactively adjusted to reflect the effect of this reverse split.

On August 23, 2013, the Company formed two new wholly-owned subsidiaries in the State of Nevada, Heat HP Inc., and HEAT PHE Inc.  On the same date, the Company’s United States parent entered into Assignment Agreements with Heat HP Inc. and Heat PHE Inc., respectively. Under the Assignment Agreements, the Company agreed to transfer 100% of its right, title and interest in certain subsidiaries to Heat HP Inc. and Heat PHE Inc. The reorganization was performed so the Company’s subsidiaries would be organized along their respective operating segments with Heat HP holding those subsidiaries that operated in the heat pumps and related products segment and Heat PHE holding those subsidiaries that operated in the plate heating equipment, meters and related products segment.

After the assignment, Heat HP Inc. owned 100% of SmartHeat (China) Investment Co., Ltd. (“SmartHeat Investment”), SmartHeat Trading, Jinhui, SmartHeat Germany, and 98.8% of SmartHeat Pump.

After the assignment, Heat PHE Inc. owned 100% of Taiyu, SanDeKe, SmartHeat Siping, SmartHeat Energy, and 51% of Ruicheng.

On August 23, 2013, the Company entered into a Stock Pledge Agreement with Northtech Holdings Inc. (“Northtech”).  The Company agreed to deliver share certificates to Northtech representing 55% of Heat HP Inc. and Heat PHE Inc. to perfect the security interest in each of the Company’s directly and wholly-owned subsidiaries granted to Northtech as collateral security for all of the obligations of the Company owed to Northtech.

In December 2013, SmartHeat US parent incorporated SmartHeat Heat Exchange Equipment Co. (“Heat Exchange”) in China with register capital of $3.00 million for manufacturing and sale of PHE and PHE related products.

On December 30, 2013, the Company, closed the transaction contemplated by the Equity Interest Purchase Agreement (“EIPA”) dated October 10, 2013, whereby the buyers purchased 40% of the Company’s equity interests in the following PHE segment subsidiaries: Taiyu; SmartHeat Siping; SmartHeat Energy; Ruicheng; and XinRui (collectively, the “Target Companies”). The purchase price was RMB 5 million. XinRui was 46% owned by SmartHeat US parent prior to 40% equity interest sell.

The 40% equity interest sale of Taiyu, SmartHeat Siping, SmartHeat Energy changes the parent company’s ownership interest while it retains controlling financial interest in the subsidiaries and is accounted for as an equity transaction (investments by owners and distributions to owners acting in their capacity as owners).  No gain or loss was recognized in consolidated net income or comprehensive income. The carrying amount of the noncontrolling interest was adjusted to reflect the change in the parent’s ownership interest in the subsidiaries. Any difference between the fair value of the consideration received or paid and the amount by which the noncontrolling interest is adjusted is recognized in equity attributable to the parent. The amount of difference recognized and allocated to noncontrolling interest was $22.09 million including $4.86 million the carrying amount of accumulated other comprehensive income (FASB ASC Topic 810-10-45-23 & 24). The 40% equity interest sale of Ruicheng and Xinrui changes the parent’s ownership interest and the parent lost controlling interest; accordingly, an $842,491 loss was recognized from the sale.

On November 28, 2014, the Company entered into an Amended and Restated EIPA, which amended and restated the EIPA dated October 10, 2013 between the Company and the buyers. Under the terms of the Amended EIPA, the buyers have agreed to purchase the remaining 60% of the Company’s equity interests in the Target Companies effective as of December 31, 2014 (the “Closing Date”). The purchase price for the remaining 60% consists of: (i) consideration of RMB 8.5 million and (ii) the forgiveness of all net indebtedness owing to the Target Companies by SmartHeat and each of its other subsidiaries as of December 31, 2014 subject to termination provisions as set forth in EIPA.

The effectiveness of the transaction is subject to the following conditions: (i) approval of its shareholders and (ii) receipt by the Board of Directors (“BOD” or the “Board”) of the Company of an opinion that the purchase and sale transaction is fair to the shareholders of SmartHeat from a financial point of view. The parties executed a mutual release to be delivered at the closing which provided, in part, for the target companies to forgive all net indebtedness from SmartHeat and all of its other subsidiaries. In the event that the conditions are not met prior to December 31, 2014, the consideration and all documents will be deposited into escrow and released when the conditions have been satisfied; provided that if the conditions are not satisfied on or before March 31, 2015, either party may terminate the Amended EIPA and the funds and documents will be returned to the depositing party.  The conditions are not met at December 31, 2014.

The buyers consist of a group of 25 natural persons, all of whom are PRC citizens, including Wen Sha, Jun Wang and Xudong Wang, managers of the Company’s subsidiaries engaged in the PHE segment of its business, and Huajuan Ai and Yingkai Wang, the Company’s Corporate Secretary and Acting Chief Accountant, respectively.  Huajuan Ai, Wen Sha, Jun Wang and Xudong Wang are also principals in Northtech.  SmartHeat's subsidiaries made an application to State Administration for Industry and Commerce (“SAIC”) to register the ownership transfers as of December 31, 2014.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of SmartHeat’s US parent, its subsidiaries Heat HP and Heat PHE, and their subsidiaries Taiyu, SanDeKe, SmartHeat Siping, Jinhui, SmartHeat Investment, SmartHeat Energy, SmartHeat Trading, Ruicheng, SmartHeat Germany, SmartHeat Pump, and Heat Exchange, which are collectively referred to as the “Company.” All significant intercompany accounts and transactions were eliminated in consolidation. After the sale of 40% equity interest of Taiyu, SmartHeat Siping, SmartHeat Energy, Ruicheng and Xinrui (See Note 9) on December 30, 2013, the Company now owns 60% of Taiyu, SmartHeat Siping and SmartHeat Energy, and 30.6% of Ruicheng, which is accounted for under the equity method of accounting.

Going Concern

The Company has incurred significant recurring losses from operations in the past several years, including a net loss of $9.57 million for the year ended December 31, 2014; of which, $4.93 million was attributable to sold entities and $4.64 million was attributable to the remaining entities. In addition, the Company expected to recognize a loss of $35.27 million from the 100% equity interest sale on the entities to be sold. These conditions raise a substantial doubt about the Company's ability to continue as a going concern. However, given the fact of increasing demand for heat pump products in China, the Company will put more resources and efforts to grow heat pump business after completing the operation restructure of disposing PHE business.

Equity Method Investee

Prior to the sale of 40% equity interest of Taiyu, SmartHeat Siping, SmartHeat Energy, Ruicheng and Xinrui, the Company owned 46% of XinRui and accounted for this investment under the equity method of accounting (FASB ASC Subtopic 323-30). The Company recorded its investment at the original cost. This investment increased with income and decreased for dividends and losses accrued by the Company. After 40% equity interest sale on December 30, 2013, the Company now owns 30.6% of Ruicheng (See Note 9) and 27.6% of XinRui, which are accounted for under the equity method of accounting.

Noncontrolling Interest

The Company follows Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 810, “Consolidation,” which established new standards governing the accounting for and reporting of noncontrolling interests (“NCIs”) in partially owned consolidated subsidiaries and the loss of control of subsidiaries. Certain provisions of this standard indicate, among other things, that NCIs, previously referred to as minority interests, be treated as a separate component of equity, not as a liability, as was previously the case, that increases and decreases in the parent’s ownership interest that leave control intact be treated as equity transactions rather than as step acquisitions or dilution gains or losses and that losses of a partially owned consolidated subsidiary be allocated to the NCI even when such allocation might result in a deficit balance. This standard also required changes to certain presentation and disclosure requirements. Losses attributable to the NCI in a subsidiary may exceed the NCI’s interests in the subsidiary’s equity. The excess attributable to the NCI is attributed to those interests. The NCI shall continue to be attributed its share of losses even if that attribution results in a deficit NCI balance.

After the sale of 40% equity interest of Taiyu, SmartHeat Siping, SmartHeat Energy, Ruicheng and Xinrui (See Note 9) on December 30, 2013, the Company now owns 60% of Taiyu, SmartHeat Siping and SmartHeat Energy, and 30.6% of Ruicheng and 27.6% of Xinrui. For accounting purposes, the 40% net loss of Taiyu, SmartHeat Siping, SmartHeat Energy were not allocated to noncontrolling interest between December 30, 2013 and December 31, 2013, as the change in ownership interest may not change financial results substantially between December 30, 2013 and December 31, 2013. However, the Company performed long-lived assets impairment test for Taiyu, SmartHeat Siping, SmartHeat Energy on December 31, 2013, and recognized $13.73 million impairment loss with $5.49 million allocated to noncontrolling interest on December 31, 2013.

Use of Estimates

In preparing the financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates, required by management, include the recoverability of long-lived assets, allowance for doubtful accounts and the reserve for obsolete and slow-moving inventories. Actual results could differ from those estimates.

Cash and Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.  As of December 31, 2014 and December 31, 2013, the Company maintained restricted cash deposit in several bank accounts for the purposes described below.

	2014	2013
	(In millions)
Support of performance guarantee	$0.41	$1.16
Support of bank acceptance	0.70	1.29
Support of letter of credit	0.21	0.01
Financial product *	8.59
Total restricted cash - current	$9.91	$2.46
Performance guarantee - noncurrent	$0.12	$0.14

* Financial product from a commercial bank in the PRC for RMB 40,000,000 ($8.59 million) was entered into on November 27, 2014 with maturity on January 7, 2015. The financial product has an expected annual interest rate of 4.5%.

The following table presents in US dollars (“USD”) the amount of cash and equivalents held by the Company as of December 31, 2014 and 2013, based on the jurisdiction of deposit. The Company’s US parent holds cash and equivalents in US bank accounts denominated in USD.

	United States	China	Germany	Total
December 31, 2014	$68,103	$13,118,523	$495,998	$13,682,624
December 31, 2013	$251,461	$11,326,282	$2,024,656	$13,602,399

Accounts and Retentions Receivable

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Based on historical collection activity, the Company had allowances of $39.26 million and $48.25 million at December 31, 2014 and 2013, respectively.

At December 31, 2014 and 2013, the Company had retentions receivable from customers for product quality assurance of $3.64 million and $4.44 million, respectively. The retention rate varies from 5% to 20% of the sales price with variable terms from three to 24 months depending on the shipping date, and for PHE Units, the customer acceptance date, of the products and the number of heating seasons that the warranty period covers. The Company had allowances of $2.33 million and $0 at December 31, 2014 and 2013, respectively.

Accounts receivable is net of unearned interest of $26,558 and $26,655 at December 31, 2014 and 2013, respectively. Unearned interest is imputed interest on accounts receivable with due dates over one year from the invoice date discounted at the Company’s borrowing rate of 6.15% at December 31, 2012. The Company did not record additional unearned interest after December 31, 2012 due to no long-term accounts receivable.

Bad Debt Allowance

The Company records 50% and 100% of accounts receivable aged over 180 and 360 days, respectively, from the payment due date as bad debt allowance.  Management of the Company’s subsidiaries further analyzes each individual customer for which it was taken a bad debt allowance to further assess the likelihood of collectability.  Customers which are either state-owned or have a history of support from the state, or larger companies with long operating histories, that management of the Company’s subsidiaries believe the chance of non-payment will be remote, are excluded for the purpose of calculating bad debt allowance.

Advances to Suppliers

The Company makes advances to certain vendors to purchase raw material and equipment for production. The advances are interest-free and unsecured.

Inventories

Inventories are valued at the lower of cost or market, with cost determined on a moving weighted-average basis. The difference is recorded as a cost of goods sold, if the current market value is lower than their historical cost.  In addition, the Company makes an inventory impairment provision analysis at each period end for inventory held over 360 days. Cost of work in progress and finished goods comprises direct material, direct labor and an allocated portion of production overheads.

Certain raw materials, such as stainless steel products, plates, shims, gaskets, and pump valves, require longer than normal procurement periods, or “lead times,” with some procurement periods running longer than six months. To guarantee availability of raw materials for production and sales, the Company’s subsidiaries, based on historical sales patterns, estimate and purchase material for the upcoming periods.

As part of inventory impairment analysis, the Company performs an evaluation of raw materials stored over one year and not anticipated to be consumed, and an evaluation of potential impairment to the quality of these raw materials. If management anticipates that obsolete raw materials in inventory can be utilized and will be consumed within the next six months through new customer orders or substitute orders, no impairment is recorded. The Company collects information about delayed and canceled contracts and meets with affected customers to discuss their financing situation and their projections of future orders. Finished goods manufactured for delayed and canceled contracts that the Company does not expect to be reinstated and contracts for which the Company has been unable to find substitute customers become impaired.

Property and Equipment, net

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method with a 10% salvage value and estimated lives as follows:

Buildings	20 years
Vehicles	5 years
Office equipment	5 years
Production equipment	5-10 years

Land Use Rights, net

Rights to use land is stated at cost less accumulated amortization. Amortization is provided using the straight-line method over 50 years.

Impairment of Long-Lived Assets

Long-lived assets, which include tangible assets, such as property and equipment, goodwill and other intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized based on the excess of the carrying amount over the fair value (“FV”) of the assets. FV generally is determined using the asset’s expected future discounted cash flows or market value, if readily determinable.

On December 30, 2013, the Company closed the transaction contemplated by the EIPA dated October 10, 2013, whereby the buyers purchased 40% of the Company’s equity interests in the Target Companies: Taiyu, SmartHeat Siping, SmartHeat Energy, Ruicheng and XinRui for the purchase price of RMB 5 million ($0.82 million) (See Note 1). The buyers had the option to purchase the remaining 60% equity interest in the Target Companies for an additional purchase price of RMB 8.5 million ($1.39 million).

According to FASB ASC Subtopic 360-10-35, a long-lived asset (asset group) shall be tested for recoverability whenever events or changes in circumstances indicate its carrying amount may not be recoverable. The Company believed the following events or changes in circumstances indicated the carrying amount of its long-lived assets (asset group) may not be recoverable: 1) a current expectation that, more likely than not, a long-lived assets (asset group) will be sold or otherwise disposed of significantly before the end of its previously estimated useful life, and 2) a significant decrease in the market price of a long-lived asset (asset group). Since the Company has the option to sell 100% ownership in Target Companies for RMB13.5 million ($2.21 million), a significant decrease in the market price before the end of its previously estimated useful life for their long-lived assets, the Company therefore performed asset recoverability testing by comparing the assets’ estimated future undiscounted cash flows with their carrying value, and concluded the long-lived assets were not recoverable as a result of future cash flows being less than the carrying amount.  The Company further calculated the impairment losses of Target Companies by determining the FV for the long-lived asset group and recorded a write-down (loss) for the difference between their carrying value and their FV.  FV is an asset’s purchase or sale price in a current transaction between willing parties. The best evidence of FV is prices quoted in active markets, although the Company has the option to sell 100% ownership in Target Companies for RMB13.5 million ($2.21 million), the market prices are not available for many long-lived assets such as equipment, the Company therefore used discounted cash flow method for estimating the FV of long-lived assets which are acceptable under FASB ASC Subtopic 360-10.

Based on its evaluation, the Company believed, as of December 31, 2013, the long-lived assets of Target Companies including construction in progress, property and equipment, and intangible assets were impaired for $13.73 million.  In addition, the Company retained remaining 30.6% and 27.6% interest in Ruicheng and XinRui (after the 40% sale), respectively, at December 31, 2013, that was accounted for under the equity method of accounting, the Company recorded the long-term investment in Ruicheng and XinRui at FV as provided in FASB ASC Subtopic 323-10-30-2.  The FV of the long-term investment was the prorated selling price for the remaining 60% equity interest that are allocated to Ruicheng and XinRui for $26,720; accordingly, the Company recorded $0.91 million impairment loss of long-term investment in Ruicheng and XinRui for the excess of the carrying amount over the FV for the year ended December 31, 2013.

Warranties

The Company offers all customers standard warranties on its products for one or two heating seasons depending on the terms negotiated. The Company accrues for warranty costs based on estimates of the costs that may be incurred under its warranty obligations. The warranty expense and related accrual is included in the Company’s selling expenses and other payables respectively, and is recorded when revenue is recognized. Factors that affect the Company’s warranty liability include the number of units sold, its estimates of anticipated rates of warranty claims, costs per claim and estimated support labor costs and the associated overhead. The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary.

Activity in the Company’s warranty reserve from January 1, 2013, to December 31, 2014, is as follows:

	2014	2013
Beginning balance	$472,558	$517,076
Provisions	338,589	331,989
Actual costs incurred	(338,589)	(376,507)
Ending balance in current liabilities (Note 13)	$472,558	$472,558

Research and Development Costs

Research and development (“R&D”) costs are expensed as incurred and included in general and administrative (G&A”) expenses. These costs primarily consist of cost of materials used, salaries paid for the Company’s development department and fees paid to third parties. R&D costs for the years ended December 31, 2014 and 2013, were $723,910 and $1,424,400, respectively.

Income Taxes

The Company utilizes FASB ASC Topic 740, “Income Taxes,” which requires recognition of deferred tax assets and liabilities for expected future tax consequences of events included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

When tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified as selling, general and administrative expense in the statements of operation. At December 31, 2014, the Company had not taken any significant uncertain tax position on its tax returns for 2013 or prior years, or in computing its tax provision for 2014.

Revenue Recognition

The Company’s revenue recognition policies comply with FASB ASC Topic 605, “Revenue Recognition.” Sales revenue is recognized when PHEs, heat meters and heat pumps are delivered, and for PHE Units when customer acceptance occurs, the price is fixed or determinable, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition met are recorded as unearned revenue under “Advance from customers.”

The Company’s sales generally provide for 30% of the purchase price on placement of an order, 30% on delivery, 30% upon installation and acceptance of the equipment after customer testing and 10% no later than the termination of the standard warranty period, which ranges from three to 24 months from the acceptance date.

Due to the slowdown of the Chinese economy and tightened monetary policy, and to attract and retain customers, the Company’s subsidiaries adjusted their contract and payment terms to permit more flexible and longer payment terms.

Sales revenue is the invoiced value of goods, net of value-added tax (“VAT”). All of the Company’s products sold in the PRC are subject to a VAT of 17% of gross sales price. This VAT may be offset by the VAT paid by the Company on raw materials and other materials purchased in China and included in the cost of producing the Company’s finished product. The Company recorded VAT payable and VAT receivable net of payments in the financial statements. The Company files VAT tax returns online with PRC tax authorities and offsets the payables against the receivables. SmartHeat Germany, the Company’s German subsidiary, is subject to 19% VAT.

Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government. VAT taxes are not affected by the income tax holiday.

Sales returns and allowances were $0 for the years ended December 31, 2014 and 2013. The Company does not provide a right of return, price protection or any other concessions to its customers.

The Company provides a standard warranty to all customers, which is not considered an additional service; rather, an integral part of the product’s sale. The Company believes the existence of its standard product warranty in a sales contract does not constitute a deliverable in the arrangement and thus there is no need to apply the FASB ASC Subtopic 605-25 separation and allocation model for a multiple deliverable arrangement. FASB ASC Topic 450, “Contingencies,” specifically addresses the accounting for standard warranties. The Company believes that accounting for its standard warranty pursuant to FASB ASC Topic 450 does not impact revenue recognition because the cost of honoring the warranty can be reliably estimated.

The Company charges for after-sales services provided after the expiration of the warranty period, with after-sales services mainly consisting of cleaning PHEs and repairing and exchanging parts. The Company recognizes such revenue when the service is provided. For the years ended December 31, 2014 and 2013, revenue from after-sales services after the expiration of the warranty period was $215,867 and $24,732, respectively.  Such revenue was recorded in other income.

Cost of Sales

Cost of sales (“COS”) consists primarily of material costs and direct labor and manufacturing overhead directly attributable to the products. Write-down of inventories to the lower of cost or market is also recorded in COS.  The Company also records inventory reserve for inventories aging over 360 days to COS.

Advance from Customers

The Company records payments received from customers in advance of their orders to advance account. These orders normally are delivered within a reasonable period of time based upon contract terms and customer demand.

Concentration of Credit Risk

Cash includes cash on hand and demand deposits in accounts maintained within China. Balances at financial institutions within China are not covered by insurance. The Company has not experienced any losses in such accounts.

Certain other financial instruments, which subject the Company to concentration of credit risk, consist of accounts and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of its customers’ financial condition and customer payment practices to minimize collection risk on accounts receivable.

The operations of the Company are located primarily in China. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in China, as well as by the general state of the PRC economy.

Statement of Cash Flows

In accordance with FASB ASC Topic 230, “Statement of Cash Flows,” cash flows from the Company’s operations are calculated based upon the local currencies. As a result, amounts shown on the statement of cash flows may not necessarily agree with changes in the corresponding asset and liability on the balance sheet.

Basic and Diluted Earnings (Loss) per Share (EPS)

Basic EPS is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed similarly, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted EPS are based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to have been exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Basic and diluted shares outstanding are the same for the years ended December 31, 2014 and 2013, because the common stock equivalent of the convertible securities outstanding, consisting of unexercised options issued to the Company’s directors and an officer, are anti-dilutive and, accordingly, were excluded from the computation of diluted loss per share. At December 31, 2014 and December 31, 2013, options to purchase 2,500 shares of common stock were outstanding and exercisable, respectively.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and equivalents, restricted cash, accounts and other receivables, advances to suppliers, accounts payable, advances from customers, accrued liabilities and short-term debts, the carrying amounts approximate their FVs due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the FV of financial instruments held by the Company. FASB ASC Topic 825, “Financial Instruments,” defines FV, and establishes a three-level valuation hierarchy for disclosures of FV measurement that enhances disclosure requirements for FV measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the FV measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815, “Derivatives and Hedging”.

As of December 31, 2014 and 2013, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at FV.

Foreign Currency Translation and Comprehensive Income (Loss)

The accounts of the US parent company are maintained in USD. The functional currency of the Company’s China subsidiaries is the Chinese Yuan Renminbi (“RMB”) and the functional currency of SmartHeat Germany, the Company’s subsidiary in Germany, is the Euro (“EUR”). The accounts of the China subsidiaries and German subsidiary were translated into USD in accordance with FASB ASC Topic 830, “Foreign Currency Matters.” According to FASB ASC Topic 830, all assets and liabilities were translated at the exchange rate on the balance sheet date, stockholders’ equity was translated at the historical rates and statement of operations items were translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with FASB ASC Topic 220, “Comprehensive Income).”

The RMB to USD exchange rates and EUR to USD exchange rates in effect as of December 31, 2014 and 2013, and the average exchange rates for the years ended December 31, 2014 and 2013 are as following.  The exchange rates used in translation from RMB to USD were published by State Administration of Foreign Exchange (“SAFE”) of the PRC. The exchange rates used in translation from EUR to USD were published by OANDA Rates.

	Average Exchange Rate		Balance Sheet Date
	For the Years Ended		Exchange Rate
	12/31/14	12/31/13	12/31/14	12/31/13
RMB - USD	6.1431	6.2142	6.1190	6.0969

EUR - USD	0.7535	0.7530	0.8266	0.7263

Stock-Based Compensation

The Company accounts for its stock-based compensation in accordance with FASB ASC Topics 718 “Compensation – Stock Compensation” and 505 “Equity”. The Company recognizes in the income statement the grant date FV of stock options and other equity-based compensation issued to employees and non-employees.

Segment Reporting

FASB ASC Topic 280, “Segment Reporting,” Disclosures about Segments of an Enterprise and Related Information, requires use of the “management approach” model for segment reporting.  The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance.  Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

The Company has two operating segments: 1) plate heating equipment, meters and related products; and 2) heat pumps and related products.   These operating segments were determined based on the nature of the products offered.  Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker in deciding how to allocate resources and in assessing performance.  The Company's chief executive officer and acting chief accountant were identified as the chief operating decision makers.  The Company’s chief operating decision makers direct the allocation of resources to operating segments based on the profitability, cash flows, and other measurement factors of each respective segment.  Historically they were not segmented because the heat pump business was relatively small compared to the plate heating business and both businesses reported to the same executives; however, the Company’s Board and senior management determined that it is useful and efficient to analyze and manage these businesses separately starting from 2013.

The Company evaluates performance based on several factors, of which the primary financial measure is business segment income before taxes. The following table shows the operations of the Company's reportable segments for the years ended December 31, 2014 and 2013, and as of December 31, 2014 and 2013, respectively.

	Years Ended December 31,
	2014	2013

Revenue from unaffiliated customers:
Plate heating, meters and related	$28,010,658	$38,882,321
Heat pumps and related	6,065,301	5,959,011
Inter-segment elimination	-	(131,806)
Consolidated	$34,075,959	$44,709,526
Operating loss:
Plate heating, meters and related	$(7,741,793)	$(48,917,343)
Heat pumps and related	(2,885,498)	(2,886,815)
Corporation	(1,375,270)	(2,439,168)
Inter-segment elimination	-	1,055
Consolidated	$(12,002,561)	$(54,242,271)
Net loss to SmartHeat Inc:
Plate heating, meters and related	$(5,633,520)	$(44,283,015)
Heat pumps and related	(2,326,142)	(2,095,207)
Corporation	(1,608,326)	(3,292,174)
Inter-segment elimination	-	1,055
Consolidated	$(9,567,988)	$(49,669,341)
Depreciation and amortization:
Plate heating, meters and related	$176,476	$1,537,002
Heat pumps and related	462,512	511,846
Corporation	177,252	133,792
Consolidated	$816,240	$2,182,640

Total assets:	As of December 31, 2014	As of December 31, 2013
Plate heating, meters and related	$105,010,408	$113,919,061
Heat pumps and related	41,466,608	13,674,622
Corporation	3,921,076	3,374,858
Inter-segment elimination	(47,199,591)	(16,153,739)
Consolidated	$103,198,501	$114,814,802

New Accounting Pronouncements

In January 2014, FASB issued, Accounting Standards Update (“ASU”) 2014-05, Service Concession Arrangements (ASC Topic 853). The objective of this Update is to specify that an operating entity should not account for a service concession arrangement within the scope of this Update as a lease in accordance with FASB ASC Topic 840, “Leases”. Service concession arrangements may become more prevalent in the United States as public-sector entities seek alternative ways to provide public services on a more efficient and cost-effective basis. The amendments apply to an operating entity of a service concession arrangement entered into with a public-sector entity grantor when the arrangement meets certain conditions. The amendments in this Update should be applied on a modified retrospective basis to service concession arrangements that exist at the beginning of an entity’s fiscal year of adoption. The modified retrospective approach requires the cumulative effect of applying this Update to arrangements existing at the beginning of the period of adoption to be recognized as an adjustment to the opening retained earnings balance for the annual period of adoption. The amendments are effective for a public business entity for annual periods, and interim periods within those annual periods, beginning after December 15, 2014. The adoption of this ASU will not affect the Company’s financial statements.

The FASB has issued ASU No. 2014-09, Revenue from Contracts with Customers. This ASU supersedes the revenue recognition requirements in FASB ASC 605 - Revenue Recognition and most industry-specific guidance throughout the Codification. The standard requires that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. This ASU is effective on January 1, 2017 and should be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying the ASU recognized at the date of initial application. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

The FASB has issued ASU No. 2014-12, Compensation - Stock Compensation (ASC Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. This ASU requires that a performance target that affects vesting, and that could be achieved after the requisite service period, be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant date fair value of the award. This update further clarifies that compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered.. The amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company's consolidated financial position and results of operations.

As of December 31, 2014, there is no recently issued accounting standards not yet adopted that would have a material effect on the Company’s consolidated financial statements.

Reclassification

Certain prior year amounts were reclassified to conform to the manner of presentation in the current period, which includes the reclassification of a $2.30 million allowance for other receivables to allowance for advances to suppliers.

3. INVENTORIES, NET

Inventories at December 31, 2014 and 2013, were as follows:

	2014	2013
Raw materials	$47,748,997	$48,258,773
Work in process	8,473,197	6,822,102
Finished goods	11,655,631	12,639,202
Total	67,877,825	67,720,077
Inventory allowance	(18,528,630)	(11,395,714)
Inventories, net	$49,349,195	$56,324,363

4. NOTES RECEIVABLE – BANK ACCEPTANCES

The Company sold goods to its customers and received commercial notes (bank acceptances) from them in lieu of payments for accounts receivable. The Company discounted the commercial notes with the banks or endorsed the commercial notes to vendors for payment of their own obligations or to get cash from third parties. Most of the commercial notes have a maturity of less than nine months. As of December 31, 2014 and 2013, the Company was contingently liable for the notes endorsed to vendors of $0.92 million and $1.37 million, respectively.

5. OTHER RECEIVABLES (NET), PREPAYMENTS AND DEPOSITS

Other receivables, prepayments and deposits consisted of the following at December 31, 2014 and 2013, respectively:

	2014	2013
Advance to third party companies	$14,212,310	$10,059,572
Deposit for public bids of sales contracts	168,235	758,465
Prepayment for freight, related, insurance, advertisement and consulting expenses	287,998	73,773
Other deposits	60,185	53,863
Advance to employees	1,334,715	926,441
Others	676,157	680,588
Total	16,739,600	12,552,702
Less: bad debt allowance	(11,671,189)	(7,603,941)
Other receivables (net), prepayments and deposits	$5,068,411	$4,948,761

Advances to third party companies were short-term unsecured advances to unrelated parties with payment usually due within a year and includes an advance to Siping Beifang of RMB 22.13 million ($3.60 million) that is non-interest bearing and with due date extended to the end of 2014. The Company had bad debt allowance of $3.60 million for advance to Siping Beifang as of December 31, 2014.

Deposits for public bidding represented the deposits for bidding on expected contracts, which will be returned to the Company after the bidding process is completed, usually within three to four months from the payment date. Prepayment for freight, related insurance expenses and advertisement represented prepaid shipping and freight insurance expenses for customers and is generally repaid upon customer receipt of products and prepaid advertising expense.

Other deposits mainly consisted of deposits for rents, payroll expense and utilities. Advance to employees represented short-term loans to employees and advances for business trips and related expenses. Other receivables (consisting of advance to third parties and employees, deposit for public bids and others), prepayments and deposits are reimbursed or settled within 12 months.

6. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at December 31, 2014 and 2013:

	2014	2013
Buildings	$4,967,230	$4,980,184
Production equipment	9,134,092	8,599,701
Office equipment	1,139,249	1,124,176
Vehicles	932,657	940,624
Total	16,173,228	15,644,685
Less: accumulated depreciation	(5,661,537)	(5,459,525)
Less: impairment	(8,516,171)	(8,547,040)
Property and equipment, net	$1,995,520	$1,638,120

Depreciation for the years ended December 31, 2014 and 2013, was $371,172 and $1,482,500, respectively.

7. INTANGIBLE ASSETS, NET

Intangible assets consisted mainly of land use rights, trademarks, computer software, know-how technology, customer lists and covenants not to compete. All land in the PRC is government-owned and cannot be sold to any individual or company. However, the government grants the user a “land use right” to use the land. The Company acquired land use rights during 2005 for RMB 3.55 million ($0.44 million). In June 2009, the Company acquired land use rights for $3.1 million from Siping Beifang. In November 2010, the Company’s subsidiary, SmartHeat Energy, acquired land use rights for $10.10 million. The Company has the right to use the land for 50 years and is amortizing such rights on a straight-line basis over that period.

SmartHeat Energy later cancelled the purchase of the land use right due to the adjustments of the overall development plan of the area by the local authority. On May 21, 2014, SmartHeat Energy and Shenyang City Development and Land Resource Bureau Economy and Technology Development Office entered into an official agreement, whereby full purchase price of the land use right would be returned to SmartHeat Energy in installments within five days from the effective date of the official agreement.  SmartHeat Energy will make the ownership change of the land use right upon receiving the refund from the local authority. SmartHeat Energy received total amount of $14.89 million (RMB 91.62 million) as of December 31, 2014 and is in the process of title transfer, which is expected to complete by the end of 2015. Currently the land is used by an unrelated third party.

Intangible assets consisted of the following at December 31, 2014 and 2013, respectively:

	Estimated Useful Life (In years)	2014	2013
Land use rights	50	$4,134,587	$15,167,552
Know-how technology	5 – 10	610,121	911,423
Customer lists	5	-	214,841
Covenants not to compete	5	-	116,873
Software	5	460,899	680,049
Trademarks	7	297,471	298,549
Total		5,503,078	17,389,287
Less: accumulated amortization		(1,097,055)	(2,503,664)
Less: impairment		(3,829,024)	(3,842,904)
Intangible assets, net		$576,999	$11,042,719

Amortization of intangible assets for the years ended December 31, 2014 and 2013, was $267,810 and $566,300, respectively.  Annual amortization for the next five years from December 31, 2014, is expected to be $138,010, $133,180, $128,500, $75,750 and $66,740, and $34,820 thereafter.

8. CONSTRUCTION IN PROGRESS

As of December 31, 2014, SmartHeat Siping had construction in progress of $84,533 for expanding and upgrading its production line and production equipment. Total cost for the construction is $0.98 million, and is expected to complete in June 2015.

9. LONG TERM INVESTMENT

Prior to December 30, 2013, the Company invested $722,700 to establish XinRui. The Company owned 46% of XinRui and accounted for this investment under the equity method. On December 30, 2013, the Company sold 40% equity interest of XinRui and owns 27.6% of Xinrui after the sale (See Note 2). The carrying amount of investment in Xinrui after the sale was $612,808. The investment income from XinRui was $10,390 during the year ended December 31, 2014.

The unaudited condensed Statement of Income of XinRui for the year ended December 31, 2014 is below:

Net revenue	$1,150,104
Cost of revenue	(866,903)
Gross profit	283,201
Operating expenses	234,612
Income from operations	48,589
Non-operating income	1,628
Income tax expense	(12,571)
Net income	$37,646

Prior to December 30, 2013, the Company invested $771,600 for 51% of the equity in Ruicheng.  The Company sold 40% equity interest of Ruicheng on December 30, 2013, and owns 30.6% of Ruicheng after the sale (See Note 2). The carrying amount of investment in Ruicheng after the sale was $321,997. The investment loss from Ruicheng was $7,582 during the year ended December 31, 2014.

The unaudited condensed Statement of Income of Ruicheng for the year ended December 31, 2014 is below:

Net revenue	$1,006,085
Cost of revenue	(864,666)
Gross profit	141,419
Operating expenses	171,379
Loss from operations	(29,960)
Non-operating income	5,181
Income tax expense	-
Net loss	$(24,779)

The long term investment was accounted for under the equity method of accounting, the Company recorded the long-term investment in Ruicheng and XinRui at FV as provided in FASB ASC Subtopic 323-10-30-2.  The FV of the long-term investment was the prorated selling price for the remaining 60% equity interest that are allocated to Ruicheng and XinRui for $26,721 at December 31, 2013,  accordingly, the Company recorded $0.91 million impairment loss of long-term investment in Ruicheng and XinRui for the excess of the carrying amount over the FV for the year ended December 31, 2013.  The FV of the long-term investment was $29,540 at December 31, 2014.

10. MAJOR CUSTOMERS AND VENDORS

For the year ended December 31, 2014, no customers accounted for over 10% of the Company’s total sales.

One customer accounted for 10% of total sales for the year ended December 31, 2013. At December 31, 2013, total receivable from this customer was $1,286,257.

For the year ended December 31, 2014, one vendor accounted for 14% of the Company’s total purchases. At December 31, 2014, total payable to this vendor was $0.

For the years ended December 31, 2013, no vendors accounted for over 10% of the Company’s total purchases.

11. TAXES RECEIVABLE

Taxes receivable consisted of the following at December 31, 2014 and 2013:

	2014	2013
Income	$180,111	$180,764
Value-added	122,816	787,293
Other	22,325	21,578
Taxes receivable	$325,252	$989,635

12. TAXES PAYABLE

Taxes payable consisted of the following at December 31, 2014 and 2013:

	2014	2013
Income	$-	$516
Value-added	160,033	160,118
Other	36,213	36,444
Taxes payable	$196,246	$197,078

13. ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consisted of the following at December 31, 2014 and 2013:

	2014	2013
Advance from third parties	$3,273,985	$3,378,167
Payable to Siping Beifang	2,368,285	2,306,184
Payable for equipment purchase	326,688	322,295
Payable to employees	226,308	-
Deposit from customer	2,977,447	2,988,240
Refund of land use right purchased	4,816,685	4,627,270
Other	2,805,560	1,738,241
Warranty reserve (See Note 2)	472,558	472,558
Accrued expenses	2,051,945	1,382,051
Accrued liabilities and other payables	$19,319,461	$17,215,006

Advances from third parties were short-term, non-interest-bearing advances due on demand. Payable to Siping Beifang (unrelated third party company) represented loans to them without interest and payable upon demand. Deposit from customer represented advance payment from a customer for the Company to execute the sales order; however, the customer wanted to cancel the order after the Company commenced manufacturing and the Company refused to return the deposit claiming breach of the contract by the customer. The dispute was filed with the court and is currently docketed for trial.

Refund of land use right previously purchased represented the refund received for the land use right SmartHeat Energy purchased in November 2010. SmartHeat Energy later cancelled the purchase due to the adjustments of the overall development plan of the area by the local authority. The local government agreed to the cancellation and refunded SmartHeat Energy $4.63 million as of December 31, 2013, and was committed to refund SmartHeat Energy the remaining purchase price.  On May 21, 2014, SmartHeat Energy and Shenyang City Development and Land Resource Bureau Economy and Technology Development Office entered into an official agreement, whereby full purchase price of the land use right will be returned to SmartHeat Energy in installments within 5 days from the effective date of the official agreement.  SmartHeat Energy will make the ownership change of the land use right upon receiving the refund from the local authority. As of December 31, 2014, SmartHeat Energy received a total of $14.89 million (RMB 91.62 million), of which, $4.82 million received in excess of the amount paid to acquire land use right. The local government has not yet made qualitative determination about the excess amount and until such time SmartHeat Energy receives further information, the excess amount will be recorded as other payable. The land use right title transfer is expected to complete by the end of 2015. Currently the land is used by the third party.

Other represented payables for the Company’s certain construction and installation projects, and miscellaneous expenses including postage, business insurance, employee benefits, project bidding fee, and medical insurance, etc. Accrued expenses mainly consisted of accrued property and land rental fee of $1.23 million, accrued payroll of $0.36 million, accrued welfare, interest and utility.  The accrued rental of $1.23 million represented the office and factory lease of HeatPump from Shenyang Economic and Technological Development Zone State-owned Assets Management Co., Ltd., whom is the minority shareholder of HeatPump, there was no contract for the lease and the lease was on month-to-month basis.

14. NOTES PAYABLE – BANK ACCEPTANCES

Notes payable represented the conversion of accounts payable into notes payable, which were issued by a bank. The Company deposited a portion of the acceptance amount into the bank as collateral. The terms of the notes range from 3-6 months and bear no interest. At December 31, 2014 and 2013, the Company deposited $0.70 million and $1.29 million with the bank as restricted cash for the bank issuing the notes (See note 2). The restricted cash is refundable when the notes are repaid.

15. LOANS PAYABLE

Short-Term Bank Loans

The Company was obligated for the following short-term loans as of December 31, 2014 and 2013:

	2014	2013	Subsidiary obligated
From a commercial bank in the PRC for RMB 7,200,000 entered into on February 20, 2014.The loan bore interest at 6% with maturity on February 19, 2015. This loan was repaid at maturity.	$1,176,663	$-	Taiyu
From a commercial bank in the PRC for RMB 20,000,000 entered into on August 11, 2014. The loan bore interest at 7.2% with maturity on August 11, 2015. The loan was guaranteed by Heat Pump and SanDeKe.	3,268,508	-	Taiyu
From a commercial bank in the PRC for RMB 20,000,000 entered into on August 19, 2014. The loan bore interest at 7.2% with maturity on August 19, 2015. The loan was guaranteed by Heat Pump and SanDeKe.	3,268,508	-	Taiyu
From a commercial bank in the PRC for RMB 8,765,114 entered into on September 17, 2014. The loan bore interest at 7.2% with maturity on March 17, 2015. The loan was pledged by the Taiyu’s accounts receivable. This loan was repaid at maturity.	1,432,442	-	Taiyu
From a commercial bank in the PRC for RMB 13,344,190 entered into on September 26, 2012. The loan bore interest at 6.16% with maturity on January 18, 2014. The loan was repaid at maturity.	-	2,188,684	Taiyu
From a commercial bank in the PRC for RMB 10,000,000 entered into on November 30, 2012. The loan bore interest at 7.87% with maturity on November 22, 2014. The loan was guaranteed by Taiyu. This loan was repaid at maturity.	-	1,640,178	SmartHeat Siping
From a commercial bank in the PRC for RMB 40,000,000 entered into on March 11, 2013. The loan bore interest at 6.60% with maturity on March 10, 2014. The loan was guaranteed by Siping, HeatPump and management of Chinese subsidiaries. This loan was repaid at maturity.	-	6,560,711	Taiyu
From a commercial bank in the PRC for RMB 10,000,000 entered into on May 21, 2013. The loan bore interest at 6.60% with maturity on May 20, 2014. This loan was repaid at maturity.	-	1,640,178	Taiyu
From a commercial bank in the PRC for RMB 5,000,000 entered into on August 29, 2013. The loan bore interest at 7.20% with maturity on August 29, 2014. The loan was guaranteed by Taiyu. This loan was repaid at maturity.	-	820,089	SmartHeat
From a commercial bank in the PRC for RMB 5,000,000 entered into on September 4, 2013. The loan bore interest at 7.20% with maturity on September 4, 2014. The loan was guaranteed by Taiyu. This loan was repaid at maturity.	-	820,089	SmartHeat
From a commercial bank in the PRC for RMB 30,000,000 entered into on August 8, 2013. The loan bore interest at 6.90% with maturity on August 7, 2014. The loan was paid in full at maturity.	-	4,920,533	Taiyu
From a commercial bank in the PRC for RMB 9,900,000 entered into on September 18, 2013. The loan bore interest at 6.0% with maturity on September 17, 2014. This loan was pledged by Taiyu’s accounts receivable. This loan was repaid at maturity.	-	1,623,776	Taiyu
From a commercial bank in the PRC for RMB 9,900,000 entered into on October 11, 2013. The loan bore interest at 6.0% with maturity on October 10, 2014. This loan was pledged by Taiyu’s accounts receivable. This loan was repaid at maturity.	-	1,623,776	Taiyu
From a commercial bank in the PRC for RMB 16,000,000 entered into on July 10, 2013. The loan bore interest at 6.0% with maturity on January 9, 2014. This loan was pledged by Taiyu’s accounts receivable. This loan was repaid at maturity.	-	2,624,285	Taiyu
From a commercial bank in the PRC for RMB 36,000,000 entered into on April 23, 2014. The loan bore interest at 7.2% with maturity on April 22, 2015. This loan was pledged by Siping, Heat Pump, SanDeKe, and two officers of the Chinese subsidiaries.	5,883,314	-	Taiyu
From a commercial bank in the PRC for RMB 4,000,000 entered into on April 23, 2014. The loan bore interest at 7.2% with maturity on April 22, 2015. This loan was guaranteed by Siping, Heat Pump, SanDeKe, and two officers of the Chinese subsidiaries.	653,702	-	Taiyu
From a commercial bank in the PRC for RMB 24,693,389 entered into on October 15, 2014. The loan bore interest at 7.2% with maturity on April 15, 2015.	4,035,527	-	Taiyu
From a commercial bank in the PRC for RMB 13,000,000 entered into on October 30, 2013. The loan bore interest at 6.46% with maturity on October 29, 2015. The loan was pledged by the Taiyu’s land and building.	2,124,530	-	Taiyu
From a commercial bank in the PRC for RMB 10,000,000 entered into on November 17, 2014. The loan bore interest at 7.00% with maturity on November 17, 2015. The loan was guaranteed by Taiyu.	1,634,254		SmartHeat Siping
From a commercial bank in the PRC for RMB 10,000,000 entered into on October 13, 2014. The loan bore interest at 5.60% with maturity on September 19, 2015. The loan was guaranteed by Taiyu.	1,634,254		SmartHeat Siping
TOTAL	$25,111,702	$24,462,299

The banks sometimes require loan guarantee provided by a third party to the Company, the third party loan guarantor was Liaoning Wugang Metal Trading Co., Ltd. (“Liaoning Wugang”), with a maximum guarantee of RMB 46 million ($7.32 million). The guarantee was for the loans entered from February 20, 2012 to August 16, 2013, with the guarantee length equal to the loan term; the guarantee service was extended for the loans entered from September 18, 2013 to September 12, 2014 with the guarantee length equal to the loan term, the maximum guarantee amount was revised to RMB 44 million ($7.05 million).  The Company was not required to pay any guarantee fees. However, the Company has contracted to provide similar guarantees for up to RMB 20 million ($3.18 million) to Liaoning Guorui Commercial Trading Co., Ltd. (“Guorui”). The guarantee was for the loans entered from January 12, 2012 to January 11, 2013 with the guarantee length equal to the loan term, the Company did not require Guorui to pay any guarantee fees.  The Company did not extend the guarantee term for Guorui after January 11, 2013.  These arrangements are common to the banking industry in China, and there are no other relationships between the Company and Liaoning Wugang or Guorui, both of whom were referred to the Company by the lending bank.  As of December 31, 2014 and 2013, the Company did not have any loan guarantees from Liaoning Wugang.

Holding Company Credit Agreement – Credit Line Payable

On July 27, 2012, the Company entered into a secured, revolving credit facility under the terms of a Secured Credit Agreement (the “Credit Facility” or the “Credit Agreement”) with Northtech Holdings Inc., a British Virgin Islands business corporation (“Northtech”), owned by certain members of the Company’s former management, James Wang, Rhett Wang and Wen Sha. Jane Ai, the Company’s Corporate Secretary is also a part owner of Northtech. As amended on December 21, 2012, the Credit Facility provides for borrowings of up to $2.5 million.

Borrowings under the Credit Facility are secured by the Company’s deposit accounts located in the US, its trademarks in the PRC and 55% of its equity in each of its wholly-, directly owned subsidiaries.  An origination fee of 4% of the Committed Amount was accrued to Northtech upon the signing of the Credit Agreement. As amended, Borrowings bear interest of 10% annually, payable quarterly, and the Credit Facility matured on April 30, 2013, and extended to April 30, 2014 with an extension fee of 4% of the Committed Amount. Generally, borrowings may be prepaid at any time without premium or penalty, provided however that if the Company prepays any amount due under the Credit Facility from the proceeds of another instrument or agreement of indebtedness, the Company shall pay a 10% prepayment fee.  All amounts due under the Credit Facility may, at the Company’s option, be paid in either cash or restricted shares of the Company’s common stock.

On June 25, 2013, the Board approved second amendment to the credit and security agreement and on August 23, 2013, the Company entered into second amendment to the credit and security agreement with Northtech, which redefined the “base rate”, and adjusted the base rate to 10% annually, compounded quarterly, effective January 1, 2013.  The Company delivered to Northtech 100,000 restricted shares of the Company’s common stock as an Amendment Fee (see Note 19), issued in September 2013.

On December 21, 2012, the Company’s BOD approved the issuance of 1,300,000 Restricted Shares of Common Stock to Northtech in cancellation of $1,301,300 of indebtedness under the Credit Facility.  The balance owing to Northtech under the Credit Agreement as of December 31, 2014 and 2013 was $2,749,335 and $1,396,378, respectively, and was recorded as a noncurrent obligation under FASB ASC Subtopic 470-10-45-12 through FASB ASC Subtopic 470-10-45-14 due to the Note being secured by 55% of the equity interest in each of HEAT PHE Inc. and HEAT HP Inc., and the Company’s option to repay the note by issuance of the Company’s shares.

The Company had $100,000 payable to a consulting firm that was paid by a third party on behalf of the Company during 2012, this payable to the third party was assumed by Northtech on August 23, 2013, in exchange for 200,000 shares of the Company’s common stock issued in September 2013, and payable for a credit line balance from Northtech.  The stock price was $0.60 on August 23, 2013, the Company recognized $20,000 loss for the settlement of this payable by shares with Northtech.

On March 26, 2014, the Company gave notice to Northtech pursuant to the terms of the Credit and Security Agreement between the Company and Northtech, dated July 27, 2012, as amended, extending the maturity date on the Credit Agreement from April 30, 2014 to January 3, 2015. The Company elected to pay the extension fee of 4% of the credit line amount of $2.5 million by issuing 200,000 shares of its common stock to Northtech at $0.50 per share. The BOD approved such extension on March 27, 2014.  The FV of 200,000 shares on March 27, 2014 was $30,000. The Company recorded $70,000 gain from issuance of 200,000 shares.

On July 14, 2014, the Board approved and the Company entered the third amendment to the Credit Agreement with Northtech, the Amendment modifies the definition of “Average Share Price” in the Credit Agreement to decrease the minimum and maximum values for the “Average Share Price,” by 20% each from $0.50 to $0.40 and from $3.50 to $2.80, respectively.  The Amendment also increases the maximum line which may be borrowed under the Credit Agreement from $2,500,000 to $3,250,000 and extends the maturity date for amounts borrowed from April 30, 2014 to October 31, 2015.  Pursuant to the terms of the Amendment, the Company extended the Initial Maturity Date by a payment to Northtech of an extension fee of 4% of the Maximum Line under the Credit Agreement. Northtech agreed to the extension of the maturity in consideration of an extension fee of 200,000 Restricted Shares of the Company’s Common Stock at $0.50 per share issued on July 22, 2014. The FV of 200,000 shares on July 22, 2014 was $40,000.  The Company recorded $60,000 gain from issuance of 200,000 shares.

Long-Term Bank Loan

Taiyu entered into a long-term loan of $2,112,962 (RMB13 million) with China Construction Bank on November 30, 2013 with maturity on November 29, 2015. The interest rate for the loan is variable currently at 6.46%, and to be paid on the 20th of each month. This loan is guaranteed by Taiyu’s building and land. As of December 31, 2014, long-term bank loan was $0 due to this loan was reclassified as a short-term bank loan.

16. DEFERRED TAX ASSET (LIABILITY)

As of December 31, 2014 and 2013, deferred tax asset (liability) consisted of the following:

	2014	2013
Deferred tax asset - current (bad debt allowance for accounts receivable)	$6,361,682	$7,715,041
Deferred tax asset - current (bad debt allowance to retention receivable)	364,697	-
Deferred tax asset - current (inventory allowance)	3,446,251	2,321,878
Deferred tax asset – current (bad debt allowance for other receivables)	2,822,959	1,523,065
Deferred tax asset – current (allowance for advance to supplier)	589,761	974,284
Deferred tax asset – current (reserve for warranty)	42,643	75,808
Deferred tax asset – noncurrent (NOL)	2,931,171	2,464,239
Deferred tax asset – noncurrent (impairment loss on long – lived assets)	3,054,588	3,334,594
Less: valuation allowance	(19,613,752)	(18,408,909)
Deferred tax assets, net	$-	$-
Deferred tax liability - noncurrent (depreciation of fixed assets)	$(66,024)	$(17,177)

17. INCOME TAXES

The Company is subject to income taxes by entity on income arising in or derived from the tax jurisdiction in which each entity is domiciled.  The Company’s PRC subsidiaries file their income tax returns online with PRC tax authorities.

SmartHeat, the parent company, was incorporated in the US and has net operating losses (“NOL”) for income tax purposes, which can be carried forward for up to 20 years from the year the loss is incurred. SmartHeat has NOL carry forwards for income taxes of approximately $8.50 million at December 31, 2014, which may be available to reduce future years’ taxable income. Management believes the realization of benefits from these losses remains uncertain due to SmartHeat’s limited operating history and continuing losses. Accordingly, a 100% deferred tax asset valuation allowance was provided.

Taiyu and SanDeKe are governed by the Income Tax Law of the PRC concerning privately-run enterprises, which are generally subject to tax at 25% on income reported in the statutory financial statements after appropriate tax adjustments. Under the Income Tax Law that became effective January 1, 2008, new high-tech enterprises given special support by the PRC government are subject to an income tax rate of 15%. Taiyu has been classified as a high-tech enterprise since 2009 and eligible for an income tax rate of 15% through 2014.  Local PRC government reviews the high-tech status of such enterprises annually. The income tax rate for SanDeKe was 13% for 2012, because of its foreign-invested enterprise status, and its income tax rate increased to 24% in 2013 and 25% in 2014.

SmartHeat Siping, Jinhui, SmartHeat Investment, SmartHeat Energy, SmartHeat Pump, SmartHeat Trading and Heat Exchange are subject to the regular 25% PRC income tax rate. SmartHeat Germany is subject to a 15% corporate income tax in Germany.

The following table reconciles the US statutory rates to the Company’s effective tax (benefit) rate for the years ended December 31, 2014 and 2013:

	2014	2013
US statutory tax (benefit) rates	(34.0)%	(34.0)%
Tax rate difference	8.0%	8.4%
Effect of tax holiday	5.0%	5.2%
Valuation allowance	21.4%	20.3%
Tax (benefit) per financial statements	0.4%	(0.1)%

The income tax expense (benefit) for the years ended December 31, 2014 and 2013, consisted of the following:

	2014	2013
Income tax expense - current	$-	$26,612
Income tax expense (benefit) - deferred	48,717	(77,269)
Total income tax expense (benefit), net	$48,717	$(50,657)

18. STATUTORY RESERVES AND RESTRICTED NET ASSETS

The Company’s ability to pay dividends primarily depends on the Company receiving funds from its subsidiaries. Relevant PRC statutory laws and regulations permit payments of dividends by the Company’s PRC subsidiaries only out of the subsidiary’s retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the financial statements prepared in accordance with US GAAP differ from those reflected in the statutory financial statements of the Company’s PRC subsidiaries.

In accordance with the PRC Regulations on Enterprises with Foreign Investment and their articles of association, a foreign-invested enterprise (“FIE”) established in the PRC is required to provide certain statutory reserves, which are appropriated from net profit as reported in the FIE’s PRC statutory accounts. An FIE is required to allocate at least 10% of its annual after-tax profit to the surplus reserve until such reserve has reached 50% of its respective registered capital based on the FIE’s PRC statutory accounts. Appropriations to other funds are at the discretion of the BOD for all FIEs. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends. Additionally, shareholders of an FIE are required to contribute capital to satisfy the registered capital requirement of the FIE. Until such contribution of capital is satisfied, the FIE is not allowed to repatriate profits to its shareholders, unless otherwise approved by the State Administration of Foreign Exchange. Taiyu, SanDeKe, SmartHeat Siping, Jinhui, SmartHeat Investment and Ruicheng were established as FIEs and therefore are subject to the above-mandated restrictions on distributable profits. As of December 31, 2014, the Company met all registered capital requirements for its FIEs except for SmartHeat Investment, for which the Company is committed to contribute an additional $40.00 million in registered capital by April 2015 (See note 20).

Additionally, in accordance with the Company Law of the PRC, a domestic enterprise is required to provide surplus reserve at least 10% of its annual after-tax profit until such reserve has reached 50% of its respective registered capital based on the enterprise’s PRC statutory accounts. A domestic enterprise is also required to provide discretionary surplus reserve, at the discretion of the BOD, from the profits determined in accordance with the enterprise’s PRC statutory accounts. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends. SmartHeat Energy, SmartHeat Trading and SmartHeat Pump were established as domestic enterprises and therefore are subject to the above-mentioned restrictions on distributable profits.

As a result of these PRC laws and regulations that require annual appropriations of 10% of after-tax income to be set aside prior to payment of dividends as general reserve fund, the Company’s PRC subsidiaries are restricted in their ability to transfer a portion of their net assets to the Company as a dividend.

19. STOCKHOLDERS’ EQUITY

Stock Options to Independent Directors and Officer

On February 1, 2010, the Company issued stock options to an officer. The terms of the options were 5,000 shares at an exercise price per share of $118.50, with a life of five years and vesting over two years as follows: 2,500 shares vested on June 30, 2011, and 2,500 shares vested on June 29, 2012. The options were valued using a volatility of 74%, risk free interest rate of 2.76%, and dividend yield of 0%. The grant-date FV of the options was $367,107. On May 25, 2012, the officer resigned from his position as VP of Strategy and Development of the Company, and was not entitled to the remaining unvested options. The remaining obligations of the Company to the officer were released pursuant to a severance agreement and mutual release.

Based on the FV method under FASB ASC 718, “Compensation-Stock Compensation,” and FASB ASC 505, “Equity,” the FV of each stock option granted is estimated on the date of the grant using the Black-Scholes option-pricing model. The Black-Scholes option-pricing model has assumptions for risk-free interest rates, dividends, stock volatility and expected life of an option grant. The risk-free interest rate is based upon market yields for US Treasury debt securities at a maturity near the term remaining on the option. Dividend rates are based on the Company’s dividend history. The stock volatility factor is based on the historical volatility of the Company’s stock price. The expected life of an option grant is based on management’s estimate. The FV of each option grant to independent directors is calculated by the Black-Scholes method and is recognized as compensation expense over the vesting period of each stock option award.

Following is a summary of the option activity:

	Number of Shares	Average Exercise Price per Share	Weighted Average Remaining Contractual Term in Years
Outstanding at January 1, 2013	3,500	97.80	1.65
Exercisable at January 1, 2013	3,500	97.80	1.65
Granted	-	-	-
Exercised	-	-	-
Forfeited	1,000	46.00	-
Outstanding at December31, 2013	2,500	118.5	1.34
Exercisable at December31, 2013	2,500	118.5	1.34
Granted	-	-	-
Exercised	-	-	-
Forfeited	-	-	-
Outstanding at December 31, 2014	2,500	$118.5	0.08
Exercisable at December 31, 2014	2,500	$118.5	0.08

There were no options exercised during the years ended December 31, 2014 and 2013. The Company recorded $0 as compensation expense for stock options during the years ended December 31, 2014 and 2013.

Common Stock Issued

The Company had $100,000 payable to a consulting firm that was paid by a third party on behalf of the Company during 2012, this payable to the third party was assumed by Northtech on August 23, 2013, for 200,000 shares of the Company’s common stock issued in September 2013. The stock price was $0.60 on August 23, 2013, the Company recognized $20,000 loss for the settlement of this payable by shares with Northtech (see Note 15).

On June 25, 2013, the Board approved second amendment to the credit and security agreement and on August 23, 2013, the Company entered into second amendment to the credit and security agreement with Northtech, which redefined the “base rate”, and adjusted the base rate to 10% annually, compounded quarterly, effective January 1, 2013.  The Company delivered Northtech 100,000 restricted shares of the Company’s common stock as an Amendment Fee.  The FV of the stocks issued for the Amendment fee was $60,000 (See Note 15).

On September 17, 2013, the Company’s BOD approved the issuance of 100,000 restricted shares of common stock to Northtech for their consent to the Company to enter into an Equity Interest Purchase Agreement as contemplated by the stalking horse proposal and approved by the Company’s Board. The stock price on the approval date was $0.30, the FV of the shares issued was $30,000. Under the terms of the Equity Interest Purchase Agreement, the buyers agreed to purchase 40% of the Company’s equity interests in the following PHE segment subsidiaries: Taiyu, SmartHeat Siping, SmartHeat Energy, Ruicheng, and XinRui (collectively, the “Target Companies”).  The purchase price was RMB5 million ($0.82 million), was paid by the buyers on December 30, 2013.

On March 27, 2014, The Compensation Committee of the Board approved to grant certain individuals the Company’s common stock in recognition of their valuable services to the Company and its subsidiaries in 2013. The individual and number of shares granted is as follows: 100,000 shares to Oliver Bialowons, 50,000 shares to Huajun Ai, 50,000 shares to Xudong Wang and 50,000 shares to Kenneth Scipta. The stock price was $0.15 on grant date, and the FV of the shares granted at the grant date was $37,500 and were issued on April 3, 2014.

On March 27, 2014, the BOD approved the Company’s request to Northtech for extending the maturity date on the Credit Agreement from April 30, 2014 to January 3, 2015, and pay the extension fee of 4% of the credit line amount of $2.5 million by issuing 200,000 shares of its common stock to Northtech at $0.50 per share. The FV of 200,000 shares on grand date was $30,000 and the Company recognized $70,000 gain from such stock issuance. The shared were issued on April 3, 2014.

On July 14, 2014, the Company entered the third amendment to the Credit Agreement with Northtech, Pursuant to the terms of the Amendment, the Company extended the Initial Maturity Date by a payment to Northtech of an extension fee of 4% of the Maximum Line under the Credit Agreement. Northtech agreed to the extension of the maturity in consideration of an extension fee of 200,000 Restricted Shares of the Company’s Common Stock at $0.50 per share issued on July 22, 2014. The FV of 200,000 shares on July 22, 2014 was $40,000 and the Company recognized $60,000 gain from such stock issuance.

20. OTHER INCOME, NET

The Company had net other income, of $952,470 and $1,314,945 for the years ended December 31, 2014 and 2013, respectively.  The net other income for the year ended December 31, 2014 consisted of income (net) from sales of raw material of $460,043, government subsidy of $174,364 and other non-operating income of $586,317, but offset by loss (net) from after-sales services of $268,254.  The net other income for the year ended December 31, 2013 consisted of income (net) from sales of raw material of $810,653, government subsidy of $457,717 and other non-operating income of $245,119, but offset by loss (net) from after-sales services of $198,544.

21. COMMITMENTS

Lease Agreements

The Company leased offices for its sales representative in several different cities under various one-year, non-cancellable and renewable operating lease agreements. Rental expense for the years ended December 31, 2014 and 2013, was $465,800 and $425,400, respectively.

Capital Contribution

The Company formed SmartHeat Investment on April 7, 2010, as an investment holding company with registered capital of $70 million to enable its establishment and investment in new businesses in China. Under PRC company law, registered capital must be used in the operations of the domestic company within its approved business scope. SmartHeat Investment was established as a separate subsidiary of the Company to allow allocation of capital to new businesses in China separate from its existing subsidiaries and operations. As a PRC investment holding company, the $70 million in approved registered capital of SmartHeat Investment is deemed a planned investment amount for the entity, not a traditional registered capital requirement under PRC corporate law. The Company contributed $30 million in capital to SmartHeat Investment on April 15, 2010, from proceeds of its public offering that closed on September 22, 2009. On April 12, 2010, SmartHeat Investment formed SmartHeat Energy, a wholly owned subsidiary in Shenyang with registered capital of $30 million, subsequently satisfied out of the registered capital of SmartHeat Investment, for the research, development, manufacturing and sale of energy products. As of December 31, 2014, the Company is committed to contributing the remaining $40 million in registered capital to SmartHeat Investment by April 2015. The Company may satisfy this contribution through cash flow provided by operations, sales of assets, such as physical assets, financial assets, or interests in its subsidiaries, and funds raised through offerings of its securities, if and when the Company determines such offerings are required, and at such time that the Company identifies a new acquisition, investment or business opportunity to be financed through SmartHeat Investment, although no specific investment candidate has been identified to date.

Restructuring Agreement with a Consulting Firm

On April 23, 2012, the Company entered into an agreement (“Agreement”) with Nimbus Restructuring Manager LLC (“Nimbus”), for advice on raising capital and restructuring the Company to maximize value for the benefit of all of the stockholders of the Company.

Upon execution of the Agreement, the Company paid $200,000 as a deposit and a $50,000 advance for future expenses incurred by Nimbus. Additionally, the Company paid $70,000 per month for 6 months. An additional $600,000 is to be paid upon the completion of the Company’s restructuring to the satisfaction of the Board.

The Company also issued and sold to Nimbus 300,000 shares of the Company’s restricted common stock for $15,000, or $0.05 per share, the Company has the right to repurchase such shares for $0.20 per share until January 31, 2013, $0.40 per share until September 30, 2013, $0.60 per share until June 30, 2014, $0.80 per share until March 31, 2015 and $1.00 per share until January 31, 2016. On October 12, 2012, the Company issued 300,000 shares of stock to an affiliate of Nimbus at $0.05 per share in accordance with the restructuring agreement.

The Company shall reimburse Nimbus and its affiliates for all reasonable and appropriate out-of-pocket expenses actually incurred in performance of the services specified in the Agreement.

On May 9, 2013, the Company entered a Restated Restructuring Agreement with Nimbus, which was intended to be a legally binding restatement of the Restructuring Agreement entered on April 23, 2012. Pursuant to the Restated Restructuring Agreement, the term was extended for an additional 12 monthly periods from original expiration date of January 23, 2013 to January 22, 2014. A monthly service fee of $30,000 is to be paid on the first day of each month for 10 months through November 2013. In addition, a $300,000 termination fee will be paid on the earlier of the expiration of the stated term or the termination by the Company.

On September 18, 2013, the Company entered Amendment #1 to the Restated Restructuring Agreement with Nimbus, pursuant to the Amendment, the service term was revised after the initial expiration date of January 23, 2013, for an extension of 10 additional month until November 2013, and thereafter extended for 4 additional months until March 2014.  The termination fee of $300,000 will be paid in 4 equal monthly payments of $75,000 each commencing in December 2013 and running through March 2014 or on the earlier of the expiration of the Stated Term or the earlier termination by the Company.

As of December 31, 2014, the outstanding balance to Nimbus for the service fee was paid in full.

22. CONTINGENCIES

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments in China and foreign currency exchange. The Company’s results may be adversely affected by changes in PRC government policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad and rates and methods of taxation, among other things.

The Company’s sales, purchases and expense transactions in China are denominated in RMB and all of the Company’s assets and liabilities in China are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current PRC law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions. Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.

Legal Proceedings

On August 31, 2012, a putative class action lawsuit, Steven Leshinsky v. James Wang, et. al., which purported to allege federal securities law claims against the Company and certain of its former officers and directors, was filed in the United States District Court for the Southern District of New York.  Thereafter, two plaintiffs filed competing motions to be appointed lead plaintiff in the proceeding.  A lead plaintiff was appointed and an amended complaint was filed on January 28, 2013, by the Rosen Law Firm. The amended complaint included Oliver Bialowons, our President, and Michael Wilhelm, our former Chief Financial Officer, as defendants in the proceeding though they were not officers of the Company during the alleged class period. A second amended complaint was filed on April 8, 2013, under the caption Stream Sicav, Dharanendra Rai et al. v. James Jun Wang , SmartHeat, Inc. et al., removing Messrs. Wilhelm and Bialowons as defendants.  The second amended complaint alleges two counts against the Company, both asserting violations of the federal securities laws arising from alleged insider sales or management sales of securities and alleged false disclosures relating to those sales. On May 8, 2013, the Company filed a motion to dismiss the second amended complaint which was denied. On March 17, 2014 the court, denied, the lead plaintiff's motion for class certification, without prejudice. On August 6, 2014, the lead plaintiff once again filed a motion for class certification.  On September 19, 2014, the Company filed an opposition to the lead plaintiff’s motion for class certification, to which plaintiff filed a response on October 20, 2014.  By Opinion and Order dated January 21, 2015, the Court denied plaintiffs’ class certification motion, finding that it failed to satisfy the requirements of Fed. R. Civ. Pro. 23 for typicality, adequacy and predominance.  Specifically, the Court found that plaintiffs’ theory of liability required a trade-by-trade inquiry as to whether the sale of the locked-up shares resulted in price inflation of the company’s stock, and that, as a result, the injury to all class members could not be established by common proof.  In addition to finding a lack of predominance of common issues, the Court expressed substantial concerns about the adequacy of the class representative, and that his claims were typical of other class members.  The Court also expressed doubts as to how plaintiffs would establish damages.  The Court’s denial of class certification was without prejudice, and the Court gave plaintiffs until February 17, 2015 to file a “far more rigorous, and a far more convincing submission…”.  The pleadings and court orders are publicly available.

The Company has entered into an agreement to settle all claims in a US securities class action lawsuit. No findings of any wrongdoings were ever made against SmartHeat, any current or former officer or director of Smartheat or any of the defendants, and the Company and all other defendants continue to deny any wrongdoing.  The default judgment previously entered against James Jun Wang was vacated and was dismissed with prejudice. The Company entered into the settlement in order to avoid further cost of defending any of the purported actions. According to the settlement, the Company paid the plaintiffs $120,000. In return, the plaintiffs dismissed all claims against the Company and all of the individual defendants with prejudice.  As a result of the settlement, the case will not be allowed to be re-filed.

The settlement is not an admission of wrongdoing or acceptance of fault by the Company or any of the individual defendants.  The Company has and continues to assert that the allegations made in the consolidated lawsuits lack merit and no evidence was ever asserted supporting the allegations made in the consolidated lawsuits. The Company has nevertheless agreed to the settlement in order to eliminate the uncertainties, burden and expense of further litigation. The Company believes that putting this matter behind it is in the best interest of its customers, employees and shareholders so that it can remain focused on growing and strengthening its business.

23. CONDENSED FINANCIAL INFORMATION OF US PARENT

SmartHeat Inc. is a holding company and owns no operating assets and has no significant operations independent of its subsidiaries. Set forth below are condensed financial statements of SmartHeat Inc. (US Parent) on a stand-alone, unconsolidated basis as of December 31, 2014 and 2013.

CONDENSED BALANCE SHEETS

	2014	2013

ASSETS

Cash and equivalents	$68,103	$251,461
Investment in subsidiaries	26,229,140	34,630,504
Other current assets	3,852,973	3,830,224
TOTAL ASSETS	$30,150,216	$38,712,189

LIABILITIES AND STOCKHOLDERS' EQUITY

Accrued liabilities and other payables	$6,292,228	$3,562,896

STOCKHOLDERS' EQUITY:
Common stock	$6,783	$6,133
Additional paid-in capital	86,111,340	87,393,606
Statutory reserve	5,389,057	5,389,056
Other comprehensive income	8,549,568	8,991,270
Accumulated deficit	(76,198,760)	(66,630,772)
Total stockholders' equity	23,857,988	35,149,293
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$30,150,216	$38,712,189

CONDENSED STATEMENTS OF OPERATIONS

	2014	2013
Operating expenses
General and administrative expenses	$1,375,270	$1,531,085
Impairment of long-term investment	-	908,084

Loss from operations	(1,375,270)	(2,439,169)

Non-operating expenses	(233,056)	(1,006,242)

Equity loss in subsidiaries	(7,959,661)	(46,223,930)

Total non-operating loss	(9,567,987)	(47,230,172)

Loss before income tax	(9,567,987)	(49,669,341)

Income tax	-	-

Net loss	$(9,567,987)	$(49,669,341)

CONDENSED STATEMENTS OF CASH FLOWS

	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,567,987)	$(49,669,341)
Adjustments to reconcile net loss to net cash used in operating activities:

Stock-based compensation	37,500	-
Shares issued for loan consenting fee	-	30,000
Loss on settlement of debt	-	20,000
Gain on issuance of stock	(130,000)	-
Amortization of loan origination and extension fee	148,566	102,477
Amortization of loan amendment fee paid by shares	28,685	31,315
Equity loss in subsidiaries	7,959,661	46,223,930
Loss on sale of equity interest	-	842,491
Impairment of long-term investment	-	908,084
Increase in current liabilities	1,340,217	367,185

Net cash used in operating activities	(183,358)	(1,143,859)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in subsidiaries	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Credit line payable	-	1,312,841

Net cash provided by financing activities	-	1,312,841

NET INCREASE (DECREASE) IN CASH & EQUIVALENTS	(183,358)	168,982

CASH & EQUIVALENTS, BEGINNING OF YEAR	251,461	82,479

CASH & EQUIVALENTS, END OF YEAR	$68,103	$251,461

 24. UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On December 30, 2013, the Company, closed the transaction contemplated by the EIPA dated October 10, 2013, whereby the buyers purchased 40% of the Company’s equity interests in the following PHE segment subsidiaries: Taiyu; SmartHeat Siping; SmartHeat Energy; Ruicheng; and XinRui (collectively, the “Target Companies”). The purchase price was RMB 5 million.  Ruicheng was 51% owned and XinRui was 46% owned by SmartHeat US parent company prior to 40% equity interest sell.

On November 28, 2014, the Company entered into an Amended and Restated EIPA, which amended and restated the EIPA dated October 10, 2013 between the Company and the buyers. Under the terms of the Amended EIPA, the buyers have agreed to purchase the remaining 60% of the Company’s equity interests in the Target Companies effective as of December 31, 2014 (the “Closing Date”). The purchase price for the remaining 60% consists of: (i) consideration of RMB8.5 million and (ii) the forgiveness of all net indebtedness owing to the Target Companies by SmartHeat and each of its other subsidiaries as of December 31.  As of December 31 2014, the Company evaluated it is highly probably the shareholders will approve the additional 60% equity sale, and accordingly, the pro forma consolidated financial statements reflecting the total of 100% equity interest sale of Target Companies were presented as following.

The following pro forma consolidated statements of operations present the SmartHeat Inc. for the years ended December 31, 2014 and 2013, as if the 100% equity sale occurred on January 1, 2013, and January 1, 2014, for the purpose of the statements of operations, respectively. The accompanying pro forma consolidated balance sheet presents the accounts of SmartHeat Inc. as if the 100% equity sale occurred on December 31, 2014. The 100% equity sales results in deconsolidation of disposed entities.

SMARTHEAT INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
REFLECTING THE SALE OF CERTAIN ENTITIES OF PHE SEGMENT

AS OF DECEMBER 31, 2014
	Company Historical	Sales of PHE segment	Pro Forma adjustments		Company Pro Forma

ASSETS

CURRENT ASSETS
Cash & equivalents	$13,682,624	$9,490,641	$-		$4,191,983
Restricted cash	9,913,104	9,847,182	-		65,922
Accounts receivable, net	16,052,184	18,437,984	3,829,234	a, b	1,443,434
Retentions receivable, net	1,309,057	1,206,786	-		102,271
Advances to suppliers, net	2,417,949	3,012,776	(609,745)	b	(1,204,572)
Other receivables (net), prepayments and deposits	5,068,411	26,902,540	22,677,382	a, b	843,253
Inventories, net	49,349,195	42,233,818	-		7,115,377
Taxes receivable	325,252	303,108	-		22,144
Notes receivable - bank acceptances	2,271,131	2,271,131	-		-

Total current assets	100,388,907	113,705,966	25,896,871		12,579,812

NONCURRENT ASSETS
Long term investment	29,540	-	(29,540)	b	-
Restricted cash	123,002	123,002	-		-
Construction in progress	84,533	84,533	-		-
Property and equipment, net	1,995,520	757,330	-		1,238,190
Intangible assets, net	576,999	-	-		576,999

Total noncurrent assets	2,809,594	964,865	(29,540)		1,815,189

TOTAL ASSETS	$103,198,501	$114,670,831	25,867,331		$14,395,001

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$7,384,756	$8,106,600	$1,467,290	a, b	$745,446
Advance from customers	2,714,603	1,992,933	(609,745)	b	111,925
Taxes payable	196,246	183,185	-		13,061
Accrued liabilities and other payables	19,319,461	31,649,373	14,860,195	a, b	2,530,283
Notes payable - bank acceptances	1,401,530	1,401,530	-		-
Loans payable	25,111,702	25,111,702	-		-

Total current liabilities	56,128,298	68,445,323	15,717,740		3,400,715

CREDIT LINE PAYABLE	2,749,335	-	-		2,749,335

LONG-TERM LOAN	-	-	-		-

DEFERRED TAX LIABILITY	66,024	-	-		66,024

STOCKHOLDERS' EQUITY
Common stock	6,783	-	-		6,783
Paid-in capital	87,500,456	59,341,363	77,326,388	b	105,485,481
Statutory reserve	5,389,057	4,608,375	4,608,375	b	5,389,057
Accumulated other comprehensive income	8,549,568	7,065,900	7,065,900	b	8,549,568
Accumulated deficit	(76,198,760)	(43,579,536)	(78,851,072)	a, b	(111,470,296)

Total Company stockholders' equity	25,247,104	27,436,102	10,149,591		7,960,593

NONCONTROLLING INTEREST	19,007,740	18,789,406	-		218,334

TOTAL EQUITY	44,254,844	46,225,508	10,149,591		8,178,927

TOTAL LIABILITIES AND EQUITY	$103,198,501	$114,670,831	$25,867,331		$14,395,001

(a) To reflect the effect of forgiveness of all net indebtness owing to Target Companies by SmartHeat and each of its other subsidiaries.
(b) To reflect the sale of 100% equity interest in Target companies, and loss on the sale.

SMARTHEAT INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATION
REFLECTING THE SALE OF CERTAIN ENTITIES OF PHE SEGMENT

	YEAR ENDED DECEMBER 31, 2014
	Company Historical	Sales of PHE segment	Pro Forma adjustments		Company Pro Forma

Net sales	$34,075,959	$28,480,330	$1,489,420	a	$7,085,049
Cost of goods sold	32,941,074	28,657,177	1,489,420	a	5,773,317

Gross profit (loss)	1,134,885	(176,847)	-		1,311,732

Operating expenses
Selling	6,563,729	4,748,596	-		1,815,133
General and administrative	7,767,391	3,221,930	-		4,545,461
Provision for bad debts	(4,663,703)	(2,241,241)	-		(2,422,462)
Provision for advance to supplier	3,470,029	1,143,178			2,326,851

Total operating expenses	13,137,446	6,872,463	-		6,264,983

Loss from operations	(12,002,561)	(7,049,310)	-		(4,953,251)

Non-operating income (expenses)
Investment income	2,808	-	-		2,808
Interest income	161,123	142,154	-		18,969
Interest expense	(1,792,765)	(1,578,275)	-		(214,490)
Financial expense	(284,387)	(132,823)	-		(151,564)
Gain on issuance of stock	130,000	-	-		130,000
Foreign exchange transaction loss	(3,785)	(3,785)	-		-
Other income, net	952,470	401,389	-		551,081

Total non-operating expenses, net	(834,536)	(1,171,340)	-		336,804

Loss before income tax	(12,837,097)	(8,220,650)	-		(4,616,447)
Income tax expense	48,717	-	-		48,717

Net loss before noncontrolling interest	(12,885,814)	(8,220,650)	-		(4,665,164)
Less: loss attributable to noncontrolling interest	(3,317,826)	(3,288,260)	-		(29,566)

Net loss to SmartHeat Inc.	(9,567,988)	(4,932,390)	-		(4,635,598)

Basic and diluted weighted average shares outstanding	6,564,084	-	-		6,564,084

Basic and diluted loss per share	$(1.46)	-	-		$(0.71)

(a) To include the inter-company sales between disposed entities and other subsidiaries of SmartHeat Inc.
(b) The transaction will result in an expected loss of $35.27 million from the 100% equity interest sale of the entities to be sold consisting of a $44.06 million loss on sale resulting from the difference of the total selling price and the net assets of sold entities, netted off with the $8.79 million the forgiveness of all net indebtedness owing to the sold entities by SmartHeat and each of its other subsidiaries.  The loss is not reflected in the unaudited pro forma statements of operations because it is a material non-recurring charge directly related to the transaction that will be included in our results within the 12 months after the transaction.

SMARTHEAT INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
REFLECTING THE SALE OF CERTAIN ENTITIES OF HEAT PHE SEGMENT

	YEAR ENDED DECEMBER 31, 2013
	Company Historical (1)	Sales of PHE segment (2)	Pro Forma adjustments		Company Pro Forma

Net sales	$44,709,526	$38,915,416	$1,974,163	a	$7,768,273
Cost of goods sold	40,401,380	35,659,348	1,974,163	a	6,716,195

Gross profit	4,308,146	3,256,068	-		1,052,078

Operating expenses
Selling	6,864,060	5,084,636	-		1,779,424
General and administrative	10,400,323	5,582,360	-		4,817,963
Long-lived assets impairment	13,730,849	13,730,849	-		-
Impairment of long term investment	908,084	-	-		908,084
Provision for bad debts	24,980,195	24,638,062	-		342,133
Provision for advance to supplier	1,666,906	(682,973)	-		2,349,879

Total operating expenses	58,550,417	48,352,934	-		10,197,483

Loss from operations	(54,242,271)	(45,096,866)	-		(9,145,405)

Non-operating income (expenses)
Investment income (loss)	153,237	-	-		153,237
Interest income	159,972	79,704	-		80,268
Interest expense	(1,816,457)	(1,758,210)	-		(58,247)
Financial expense	(249,681)	(73,567)	-		(176,114)
Foreign exchange transaction gain	(9,495)	(9,478)	-		(17)
Loss on sale of equity interest	(842,491)	-	-		(842,491)
Other income, net	1,314,945	470,730	-		844,215

Total non-operating expenses, net	(1,289,970)	(1,290,821)	-		851

Loss before income tax	(55,532,241)	(46,387,687)	-		(9,144,554)
Income tax expense (benefit)	(50,657)	26,725	-		(77,382)

Net loss before noncontrolling interest	(55,481,584)	(46,414,412)	-		(9,067,172)
Less: loss attributable to noncontrolling interest	(5,812,243)	(5,798,050)	-		(14,193)

Net loss to SmartHeat Inc.	(49,669,341)	(40,616,362)	-		(9,052,979)

Basic and diluted weighted average shares outstanding	5,870,111	-	-		5,870,111

Basic and diluted loss per share	$(8.46)	-	-		$(1.54)

(a) To include the inter-company sales between disposed entities and other subsidiaries of SmartHeat Inc.

PROPOSAL NUMBER 2
ADJOURNMENTS OF THE SPECIAL MEETING

At the Special Meeting, stockholders will be asked to vote on a proposal to adjourn the Special Meeting to another date, time or place, if deemed necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies to vote in favor of Proposal 1. Any adjournment of the Special Meeting may be made without notice, other than by the announcement made at the Special Meeting, if the majority of those shares present at the meeting, in person or represented by proxy, and entitled to vote thereon approve the adjournment proposal. However, if, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a new notice of the adjourned meeting shall be given to each stockholder of record on the new record date entitled to vote at the adjourned meeting. If we adjourn the Special Meeting to a later date, we will transact the same business and, unless we must fix a new record date, only the stockholders who were eligible to vote at the original meeting will be permitted to vote at the adjourned meeting.

Required Vote

You may vote “FOR” or “AGAINST” the following resolution, or you may “ABSTAIN.” Approval of this proposal requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote thereon. If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” Unless marked to the contrary, proxies received will be voted “FOR” the approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1.

Recommendation

The Board of Directors recommends a vote “FOR” the approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1.

As of the date of this Proxy Statement, there are no other matters that we intend to present, or have reason to believe others will present, at the Special Meeting. If, however, other matters properly come before the Special Meeting, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matters as they determine appropriate.